UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ventas, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023

Proxy Statement for
Annual Meeting of
Stockholders

Letter to Ventas Stockholders

Dear Fellow Stockholder,

On behalf of our Board of Directors, I am pleased to present the 2023 Ventas Proxy Statement and invite you to join our Annual Meeting of Stockholders on May 16, 2023.

Over the past year, Ventas has continued to deliver value to our stakeholders with strong financial performance and by taking decisive actions to position our business for the future. We leveraged our deep expertise and strong relationships to drive operational excellence and create opportunities, and we launched our powerful data analytics platform, Ventas Operational Insights (OI)TM, to accelerate the performance of our assets. We have maintained our focus on curating and growing our diverse portfolio and our commitment to the organizational strength, culture and values that power our long-term strategic priorities.

Delivering Strong Financial Performance

In 2022, Ventas performed among the top REITs in the S&P 500 and delivered total shareholder return that outperformed all major REIT benchmarks for the year. With strong contributions across our businesses, we enjoyed the benefits of our diversified portfolio of assets, unified in catering to the needs of the large and growing aging demographic. Our notable performance accomplishments include:

Delivering total shareholder return that outperformed the Nareit Health Care Index by more than 13% and the MSCI US REIT Index by approximately 16%

Delivering total company year-over-year same-store cash net operating income growth of 6.1%, led by the strong performance of our SHOP portfolio with 13.4% growth powered by Ventas OI™

Achieving record Medical Office Building (“MOB”) performance, complemented by strong contributions from our Life Science, Research & Innovation (“R&I”) portfolio

Enhancing our financial strength and flexibility through opportunistically extending the Company’s debt duration

Maintaining our BBB+ credit rating and receiving positive actions by all three rating agencies

Curating and Growing our Diverse Portfolio

We completed or announced $1.2 billion in total investments in 2022, principally in senior housing, MOB and Life Science, R&I, with a continued focus on capitalizing on favorable demographically led demand trends.

We have taken decisive actions in our SHOP portfolio to position Ventas to recapture NOI amid the multiyear growth and recovery cycle underway in senior housing. In the past two years, we have converted more than 50 triple-net communities to SHOP and completed more than 130 transitions to new operators to ensure we have the right partners in the right markets operating our assets. In that time, we also acquired more than 100 new communities and executed 30 dispositions and eight new developments. Ventas OI™ continues to be a powerful tool in the capital allocation process, as we leverage our vast and growing data advantage to generate industry and market-specific insights that inform decisions around revenue-generating projects to maximize performance.

In January, J. Justin Hutchens, Executive Vice President, Senior Housing, was appointed to the additional role of Chief Investment Officer to oversee Ventas’s capital allocation strategy and execution across the enterprise. By combining the Chief Investment Officer and EVP, Senior Housing roles, we streamlined our executive management structure and enhanced the connection between our investment activity and business operations to continue our long history of value creation.

Maintaining our Commitment to Organizational Strength, Culture and Values

We know that diversity of thought, experiences, perspectives and backgrounds drives better outcomes, and we continue our ongoing and rigorous focus on diversity. Today, 50% of our Board members identify as diverse by gender or ethnicity, and as our Board has become more diverse, it has also become more excellent. Since 2019, we have added four new Board members, including Sumit Roy, who we welcomed in October. A highly accomplished REIT executive, Sumit brings deep industry knowledge and capital allocation expertise and a complementary skillset that aligns with Ventas’s strategic vision. We also continued our board committee refreshment and the regular rotation of committee chairmanships with the appointment of Melody Barnes as Chair of the Nominating, Governance and Corporate Responsibility Committee.

We continue to lead at the forefront of business efforts to address climate change and believe our sustainability leadership raises our returns. In 2022 we elevated our sustainability targets, announcing a commitment to achieve carbon neutral operations by 2040, with a 30% decrease of absolute carbon emissions by 2030.

2023 Proxy Statement	i

Accelerating our Strong Momentum

We have begun 2023 with strong momentum. We are well positioned to capitalize on the exciting demographically driven demand for our assets and to continue driving sustainable value creation for our stockholders and broader stakeholders. Our experienced team is energized by the unprecedented opportunity to capture organic growth over a multiyear time horizon, led by SHOP and supported by favorable supply-demand fundamentals, actions we have taken in the portfolio and our post-pandemic rebound. We expect strong revenue growth in SHOP driven by pricing improvements and a significant occupancy ramp throughout the year. We also expect to continue to benefit from our diverse portfolio as we focus on operational excellence across our businesses.

We look forward to continuing the dialogue with our stockholders and are grateful for all the perspectives shared with us to date. Thank you for your investment in our company and the trust you place in our team.

Sincerely,

Debra A. Cafaro

Chairman and Chief Executive Officer

ii

Notice of 2023 Annual Meeting of Stockholders

Date & Time	Location	Record Date	Outstanding Shares
Tuesday, May 16, 2023 8:00 a.m. Central Time	The 2023 Annual Meeting will be conducted as a virtual meeting at www.virtualshareholdermeeting.com/VTR2023. There is no physical location for the 2023 Annual Meeting.	March 24, 2023	On the record date, there were approximately 400,053,497 shares of common stock issued and outstanding and entitled to vote at the meeting.

Agenda

Board Recommendation
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders	FOR each director nominee
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR
Proposal 3:	To approve, on an advisory basis, the frequency of advisory votes on the compensation of our Named Executive Officers (every one, two or three years)	Every ONE Year
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year	FOR

To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Casting Your Vote

Your vote is very important. Please carefully review the proxy materials for the 2023 Annual Meeting of Stockholders and follow the instructions below to cast your vote promptly on all voting matters.

We urge you to vote by proxy as soon as possible to ensure that your shares are represented at the 2023 Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting.

PLEASE NOTE: We encourage all stockholders to vote electronically – by Internet or telephone – whenever possible.

By Telephone	Call the number shown on the enclosed proxy card or voting instruction form.	By Mail	Request, complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided.
Via the Internet	Visit the website shown on the enclosed proxy card or voting instruction form.	During the Meeting	Attend the virtual meeting via live webcast at www.virtualshareholdermeeting.com/VTR2023 and vote by ballot online.

2023 Proxy Statement	iii

Participating in the Meeting

Attendance at the 2023 Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on March 24, 2023, the record date, and guests of the Company. The meeting will be held virtually at www.virtualshareholdermeeting.com/VTR2023. You will not be able to attend the 2023 Annual Meeting in person at a physical location. To attend and participate in the meeting, stockholders will need the 16-digit control number included in the Notice of Meeting, on their proxy card or on the voting instruction form or other instructions.

Stockholders as of the close of business on the record date who attend and participate in the 2023 Annual Meeting will have an opportunity to submit questions live via the Internet during the 2023 Annual Meeting. Please review “Information About Our 2023 Annual Meeting” beginning on page 94 of this Proxy Statement for information about attending and voting at the 2023 Annual Meeting.

By Order of the Board of Directors,

Carey S. Roberts

Executive Vice President, General Counsel,
Corporate Secretary and Ethics & Compliance Officer
April 5, 2023
Chicago, Illinois

Important Notice Regarding Internet Availability of Proxy Materials for May 16, 2023, Annual Meeting

We are sending this Proxy Statement and making this Proxy Statement first available on or about April 5, 2023. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available via the internet at www.proxyvote.com.

iv

i	Letter to Ventas Stockholders
iii	Notice of 2023 Annual Meeting of Stockholders
2	About Ventas
2	Our Company
3	2022 Performance
5	2022 Environmental, Social and Governance Highlights
8	Proxy Summary
10	Corporate Governance and Board Matters
10	Proposal 1: Election of Directors
11	Board Snapshot
12	Board Nominees
25	Director Recruitment, Nomination and Succession Planning
29	Our Corporate Governance Framework
31	Board Leadership Structure
33	Board Roles and Responsibilities
36	Committee Information
39	Stockholder Engagement
41	Contacting the Board of Directors
41	Non-Employee Director Compensation
45	Our Executive Officers
47	Executive Compensation
47	Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers
48	A Letter from our Compensation Committee
49	Compensation Discussion and Analysis
76	Compensation Committee Report
76	Compensation Committee Interlocks and Insider Participation
76	Executive Compensation Tables
83	CEO Pay Ratio
84	2022 Pay vs. Performance
87	Equity Compensation Plan Information
88	Proposal 3: Recommend, on an Advisory Basis, the Frequency with Which We Should Hold Future Advisory Votes Regarding the Compensation of Our Named Executive Officers
89	Audit Matters
89	Proposal 4: Ratification of Fiscal 2023 Auditor Selection
90	Audit and Non-Audit Fees
90	Policy on Pre-Approval of Audit and Permissible Non-Audit Services
91	Audit and Compliance Committee Report
92	Securities Ownership
92	Stock Ownership of Directors, Management and Certain Beneficial Owners
94	Additional Information
94	Information About Our 2023 Annual Meeting
98	Submission of Stockholder Proposals and Other Items for 2024 Annual Meeting
98	Cautionary Note Regarding Forward-Looking Statements
A-1	Appendix A: Non-GAAP Financial Measures Reconciliation
Non-GAAP Financial Measures
Helpful Resources

2023 Proxy Statement

About Ventas

Our Company

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries—healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada and the United Kingdom. Ventas uses the power of its capital to unlock the value of healthcare real estate.

We hold a highly diversified portfolio through three reportable business segments – triple-net leased properties (“NNN”), senior housing operating properties (“SHOP”) and office properties (“Office”).

Portfolio percentage based on Annualized Adjusted NOI as of December 31, 2022. Annualized Adjusted NOI is a means of presenting Ventas’s portfolio composition and is not used to monitor financial performance.

For more than 20 years, Ventas has pursued what we believe is a successful, enduring strategy built on diversification of property types, capital sources and partners, financial strength and flexibility and strong environmental, social and governance (“ESG”) initiatives. Working with industry-leading tenants, operators and partners, our collaborative and experienced team is focused on leveraging our portfolio of properties to produce consistent, growing cash flows and superior returns on a strong balance sheet for the benefit of our stockholders. In 2022, we delivered Nareit Funds From Operations (“FFO”) of $2.82 per share* and Normalized FFO of $2.99 per share.

2

ABOUT VENTAS

A SNAPSHOT OF SUCCESS(1)

20+ Years of Operation	18% Compound Annual Total Stockholder Return CAGR since 1999(2)	$30B Enterprise Value	BBB+ Credit Rating(3)
>1,200 Properties	24M Square Foot Office Portfolio(4)	$5.5B Assets Under Management in the Ventas Investment Management Platform	~100 Industry-Leading Relationships

(1)	Information as of December 31, 2022.

(2)	Bloomberg, for the period beginning December 31, 1999, and ending December 31, 2022. Ventas stock price adjusted historically for spin-off of Care Capital Properties, Inc. on August 17, 2015.

(3)	BBB+ rating from Fitch and Standard & Poor’s; Baa1 from Moody’s.

(4)	Inclusive of Life Science, R&I developments underway and exclusive of non-consolidated properties.

*	Some of the financial measures discussed are non-GAAP measures. Please see Appendix A for additional information and a reconciliation to the most directly comparable GAAP measures.

2022 Performance

We believe our diverse portfolio, financial strength, experienced team and committed operating partners enabled the Company to remain strong and stable in 2022.

We delivered strong results and continued to advance our strategy through, among other things:

Delivering relative Total Shareholder Return (“TSR”) that outperformed all major benchmarks for the year. Notably for 2022 by:
Outperforming the Nareit Health Care Index by more than 13%
Outperforming the MSCI US REIT Index by approximately 16%
Performing among the top 5 REITs in the S&P 500 for 2022
Delivering three-year compound annual TSR that outperformed the Nareit Health Care Index by 2.74%
Achieving strong year-over-year financial performance, including:
Normalized FFO* per share growth of 3.1% to $2.99 per share
Total Company same-store cash NOI* growth of 6.1%
SHOP same-store cash NOI* growth of 13.4%, including fourth quarter same-store cash NOI* growth of 19.1%
Office and NNN same-store cash NOI* growth of 3.8% and 2.4%, respectively
Launching Ventas OI™, our proprietary, industry-leading platform to drive performance in our SHOP portfolio. Ventas OI™ blends our operational expertise with advanced data analytics to engage operators and influence performance. Among other things, we conducted more than 70 Ventas OI™ sessions with operators and launched a web-based platform that visualizes over 200,000 new daily operating and sales data points impacting our business.
Opportunistically extending our debt duration and committed capital at more attractive pricing by refinancing our existing $200 million term loan maturing in 2023 with a new $500 million term loan facility that matures in 2027.
Receiving positive credit rating actions from three credit rating agencies, who attributed their actions to the sustained SHOP recovery that is underway, the durable cashflows from our diversified portfolio and our commitment to maintaining a strong financial position.
Ending the year with robust liquidity of $2.4 billion.
Improving Net Debt to EBITDA by 0.2x over 2021.
Maintaining limited exposure to floating rate debt in a rising interest rate environment, with 88% of outstanding consolidated debt at fixed rates.
Accelerating growth of our VIM platform, which ended 2022 with $5.5 billion in assets under management, and earning our first promote revenue as general partner of the Ventas Life Science & Healthcare Real Estate Fund during the fourth quarter of 2022.

2023 Proxy Statement	3

ABOUT VENTAS

Completing or announcing over $1.2 billion of investment activity that included:
Expanding our life science, R&I footprint, as evidenced by $0.7 billion in closed or committed projects in 2022. The 643k square foot, $425 million Atrium Health/Wake Forest University School of Medicine development in Charlotte announced in 2022 exemplifies our ability to leverage strong relationships with leaders in research, medicine and higher education to execute on high-quality, large-scale transactions.
Growing our senior housing portfolio by closing on approximately $0.2 billion in investments including the acquisition of Mangrove Bay, a Class A community with strong occupancy located in the Jupiter, Florida market. We also continued our track record of development with our partner Le Groupe Maurice and broke ground on a new 362-unit senior housing development project in the Montreal, Quebec market.
Selectively expanding our Medical Office Building (“MOB”) business with $0.3 billion in completed acquisitions, highlighted by the 18-property, 732k square foot MOB portfolio 100% leased to Ardent Health Services for a twelve-year term.
Earning notable recognition in Environmental, Social and Governance matters, including:
Receiving Nareit Leader in the Light Award for the sixth consecutive year and seventh time overall.
Being named the 2022 GRESB Global Listed Sector Leader for Healthcare and earning a 4-Star Rating for the tenth consecutive year.
Scoring in the 98th percentile of real estate companies in the 2022 S&P Global Corporate Sustainability Assessment (CSA) and being included in the World and North America Dow Jones Sustainability Indices (DJSI).
Appointing J. Justin Hutchens in January 2023 to the additional role of Chief Investment Officer. In his expanded role, Hutchens is responsible for our capital allocation strategy and execution across the enterprise in addition to his responsibility for our senior housing portfolio. By combining the CIO and EVP, Senior Housing roles, we are streamlining our executive management structure and enhancing the connection between investment activity and business operations.
*	Some of the financial measures discussed are non-GAAP financial measures. Please see Appendix A for additional information and a reconciliation to the most directly comparable GAAP measures.

4

ABOUT VENTAS

2022 Environmental, Social and Governance Highlights

We believe good environmental, social and governance practices are essential to the long-term success of our business. Our industry-leading ESG program is designed to drive long-term value creation through intentional actions and collective effort.

We have developed an ESG strategy based on three key pillars—People, Performance, Planet—that we believe are important to our company, stockholders and other stakeholders and that have been validated through a GRI-aligned ESG materiality assessment. These pillars are supported by our foundational values of health and safety and strong corporate governance. To hold ourselves accountable for progress, we set ambitious goals for each of these key priority areas and provide updates about our performance through annual sustainability reporting.

HEALTH & SAFETY

Prioritizing Healthy Communities: We are committed to ensuring the safety and well-being of our employees and the residents, tenants, caregivers and patients who live in and frequent our buildings.

GOVERNANCE

A Company Built on Ethics & Integrity: We seek to adhere to best-in-class governance practices. Integrity, transparency and accountability are embedded in our culture, embraced by our Board of Directors, our leaders and our employees and reflected in our business conduct.

Core to our business, we have incorporated a comprehensive ESG assessment into our due diligence process for acquisitions, dispositions, developments and major redevelopments, and selection of new operators and partners. Considering these areas for evaluating business opportunities helps ensure that our business decisions reflect our ESG priorities, consider ESG-related risks and align with our value-creation strategy.

Reflecting our ongoing commitment to best-in-class governance practices, in 2022, we expanded the role of the Nominating and Corporate Governance Committee to include oversight and monitoring of the Company’s ESG strategies, goals and initiatives including those relating to diversity, equity and inclusion (“DE&I”). At the same time, we changed the name of the Committee to the Nominating, Governance and Corporate Responsibility Committee, emphasizing the importance of the Committee’s role in the Board’s longstanding oversight and monitoring of the Company’s DE&I and ESG strategies, goals and initiatives.

Recognizing the importance of DE&I and influenced by our engagement with stockholders, we began publishing our Equal Employment Opportunity (EEO-1) data on our website this year.

2023 Proxy Statement	5

ABOUT VENTAS

Achievements and Goals(1)

People

Our team drives our success and creates unmatched value. Ensuring our employees’ overall well-being and embracing their diverse perspectives is critical to delivering sustainable results.

Talent Attraction and Retention

61st percentile Employee engagement in top half of peer benchmark in 2022	$17/hour 99.6% of full-time employees earned at least $17/hour as of 12/31/22	58% of mid-level managers in leadership training

Diversity, Equity and Inclusion

EMPLOYEE GENDER BALANCE Achieved +/-5% gender balance goal	52% WOMEN MANAGERS	34% WOMEN LEADERSHIP Exceeding our 2023 goal

Performance

Smart business growth is synonymous with our Company’s long history of outperformance. Our strategic investments and partnerships are structured to create a positive impact for our stockholders and communities and to strengthen our portfolio.

TENANT, RESIDENT AND OPERATOR SATISFACTION	RESPONSIBLE INVESTMENT

Tenant satisfaction exceeded Kingsley benchmark For medical office building and life science, R&I overall tenant satisfaction	33% green certified portfolio Energy Star, LEED or other green building certifications by area for our in-boundary portfolio	100% LEED Silver or better For our life science, R&I developments

(1) As of December 31, 2022 unless otherwise noted

6

ABOUT VENTAS

Planet

Protecting the planet and minimizing our impact is a business and moral imperative. Our ambitious environmental goals provide a clear roadmap toward advancing our sustainability objectives.

CLIMATE CHANGE

Net zero by 2040 In 2022, announced a three-pronged strategy to achieve net-zero operational carbon emissions (Scopes 1 and 2) by 2040 and 100% renewable electricity by 2035	-16% carbon emissions Absolute reduction in Scope 1 and 2 emissions since 2018 and 3.2% Scope 3 reduction	TCFD climate risk framework Enhanced disclosure on our climate governance, strategy and risk management in our Corporate Sustainability Report

ENVIRONMENT

$74M Investment in accretive energy efficiency projects since 2018	-21% energy intensity Reduction in energy intensity (consumption per square foot) since 2018, at properties within our environmental control	-3% water intensity Reduction in water intensity (consumption per square foot) since 2018, at properties within our environmental control

Recognition and Awards

Achieved Elite member status in the Certification Nation recognition program with 154 Energy Star certifications in 2022	#1 Listed Healthcare REIT in Global Real Estate Sustainability Benchmark Assessment since 2017	Awarded Bronze in Nareit’s 2022 Diversity, Equity & Inclusion Recognition Awards

For more information, please see our latest Corporate Sustainability Report available at www.ventasreit.com.

Note About Website and Corporate Sustainability Report

The reports mentioned above, or any other information from our website, are not part of or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, which may make assumptions based on developments or standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports also may change at any time, and we undertake no obligation to update them, except as required by law.

2023 Proxy Statement	7

Proxy Summary

At our 2023 Annual Meeting, you will be asked to vote on four proposals. This proxy summary provides limited information regarding each proposal. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting Proposals

The proposals that stockholders will be asked to vote on at this meeting are as follows:

		Board Recommendation	Page Reference
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders	FOR each Director Nominee listed on the proxy card	10
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR	47
Proposal 3:	To recommend, on an advisory basis, the frequency with which we should hold future advisory votes regarding the compensation of our Named Executive Officers	Every ONE Year	88
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year	FOR	89

Director Nominees

Our Board has nominated 11 individuals for election as directors at the Company’s 2023 Annual Meeting. All of our director nominees are currently members of our Board of Directors. Each brings valuable skills and opinions, informed by their background and experience, to our deliberations and is an important contributor to our Board and advisor to our management team.

Additional information concerning the composition of our Board and our director nominees can be found under Proposal 1: Election of Directors.

Executive Compensation

The second item on the agenda is an advisory vote on our executive compensation program. Our executive compensation program reflects our philosophy that compensation should be linked to performance, align with stockholder experience and attract, retain and motivate talented employees. We benchmark our executive compensation against that of our peers to ensure that our executives’ pay is appropriate based on their roles, responsibilities and years of experience. A significant proportion of executive compensation—more than 80% of the 2022 compensation of our Named Executive Officers—is in the form of equity and cash incentive awards tied to pre-identified performance measures such that an executive’s realized pay is closely tied to the Company’s performance.

Our 2022 executive compensation program reflects several changes implemented in response to stockholder perspectives shared with us at the end of 2021, including, among other things, the reduction in the value of the 2022 target compensation opportunity for our CEO by 14% and for our CFO and former CIO by 8%. The Board and the Compensation Committee made additional changes to our executive compensation program for 2023 in response to the 2022 say-on-pay vote and further engagement with our stockholders.

Additional information regarding our executive compensation program, including the changes discussed above, can be found in the section titled Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers.

8

PROXY SUMMARY

Frequency of Say-On-Pay Votes

The third item on the agenda is an advisory vote regarding the frequency with which we should hold future advisory votes on the compensation of our Named Executive Officers. Regulations of the Securities and Exchange Commission (“SEC”) require us to hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years, and require us to hold an advisory vote regarding the frequency of such votes every six years. We currently hold an advisory vote on the compensation of our Named Executive Officers every year and our Board is recommending that we continue this practice.

Additional information regarding this proposal can be found under Proposal 3: Advisory Vote to Recommend the Frequency with Which We Should Hold Future Advisory Votes regarding the compensation of our Named Executive Officers.

Auditors

The fourth item on the agenda for the 2023 Annual Meeting is approval of the selection of KPMG as our auditors for 2023. KPMG was first engaged to serve as our independent registered public accounting firm in July 2014. We believe that the continued retention of KPMG to serve in this role for this fiscal year is in the best interests of the Company and its stockholders.

Additional information regarding this proposal can be found under Proposal 4: Ratification of Fiscal 2023 Auditor Selection.

2023 Proxy Statement	9

Corporate Governance and Board Matters

Proposal 1: Election of Directors

At the 2023 Annual Meeting, stockholders will vote on the election of the 11 director nominees listed on the following page, each of whom is currently a director of the Company, for a one-year term of office.

The Board has nominated the director nominees, on the recommendation of the Nominating, Governance and Corporate Responsibility Committee, to serve until the 2024 Annual Meeting or until their successor has been duly elected and qualified or their earlier resignation, death or removal. Each director nominee has indicated that he or she will serve if elected. We do not anticipate that any of the director nominees will be unable or unwilling to stand for election but, if that happens, your proxy may be voted for another person nominated by the Board, or the Board may reduce its size, in each case, on the recommendation of the Nominating, Governance and Corporate Responsibility Committee.

In nominating the following director nominees for election at the Company’s 2023 Annual Meeting, the Board has evaluated each director nominee by reference to the criteria described under the heading “Director Recruitment, Nomination and Succession Planning.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the director nominees about their principal occupations, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company. The information reflects their respective ages and tenure as of the 2023 Annual Meeting and their current committee and chair assignments.

Our Board recommends that you vote FOR the election of each of the 11 director nominees to the Board of Directors listed on the enclosed proxy card or voting instruction form.

10

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Snapshot

2023 Director Nominees

Below is a snapshot of our director nominees, including current committee assignments. Diversity, age and tenure statistics are provided as of the date of our 2023 Annual Meeting for all nominees.

2023 Proxy Statement	11

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Nominees

Director Nominee Skills, Experience, Qualifications and Attributes Matrix

In recommending director nominees, our Nominating, Governance and Corporate Responsibility Committee considers the particular experience, qualifications and skills of the current Board members and prospective candidates to ensure a variety of experience, skills and qualifications are represented on the Board.

Skills and Attributes
Executive Experience (CEO): Supports our management team through relevant advice and leadership		●		●	●	●	●	●	●	●	●
Financial/Accounting Experience: Critical to the oversight of the Company’s financial statements, financial reporting and internal controls		●	●	●	●	●	●	●	●	●	●
REITS/Real Estate: Contributes to a deeper understanding of the Company’s challenges and opportunities in the REIT and real estate industries		●	●	●		●		●	●
Healthcare, Senior Housing & Health Systems: Contributes to a deeper understanding of the challenges and opportunities in the healthcare, senior housing and for-profit/not-for-profit health systems industries	●	●	●	●	●		●			●	●
Life Sciences, Research & Innovation: Provides valuable insight regarding the unique considerations relevant to the life sciences, research & innovation space as the Company seeks to grow this line of business					●		●
Investment & Capital Allocation: Valuable in overseeing the Company’s investment and capital allocation strategies, capital structure and financing activities		●	●	●	●	●	●	●	●	●	●
Capital Intensive Industry: Contributes to a deeper understanding of the Company’s operations and key performance indicators		●	●	●		●		●	●	●
Public Company Executive Compensation: Contributes to the Board’s ability to attract, motivate and retain executive talent and align executive compensation with long-term stockholder value	●		●		●	●	●		●	●
Public Policy & Regulation: Contributes to the Board’s understanding of complex public policy issues and legal, regulatory and compliance risks	●	●	●			●	●			●	●
Technology/Cybersecurity: Contributes to the Board’s understanding of information technology and cybersecurity risks			●					●	●		●
Education, Communication & Brand: Valuable in managing communications with stakeholders and protecting the Company’s brand and reputation	●	●	●	●	●	●	●	●	●	●	●
Sales & Marketing: Valuable in promoting and selling our services and delivering excellent customer service						●	●	●			●
Strategic Planning: Essential to guiding the Company’s long-term business strategy	●	●	●	●	●	●	●	●	●	●	●
Investor Experience & Perspective: Provides valuable insight regarding the considerations relevant to institutional investors		●	●	●	●	●	●	●	●
Risk Management: Contributes to the identification, assessment and prioritization of risks facing the Company	●	●	●	●	●	●	●	●	●	●	●
Independent	●		●	●	●	●	●	●	●	●	●
Gender	F	F	M	M	F	F	M	M	M	M	M
Race/Ethnicity
Black/African American	●										●
Asian									●
Caucasian/White		●	●	●	●	●	●	●		●

12

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominee Biographies

Melody C. Barnes, Independent Director
Committees: Nominating, Governance and Corporate Responsibility (Chair)	Other Public Company Directorships: Booz Allen Hamilton Inc. (NYSE: BAH) (2015 to present)	Director Since: 2014 Age: 59
Key Experience and Qualifications

Public Policy & Regulation	Ms. Barnes brings to our Board extensive experience as a governance and public policy expert. In her multiple roles at the University of Virginia and as co-founder and principal of MB2 Solutions, Ms. Barnes is a thought leader on domestic policy, governance, leadership and strategy. As the director of President Barack Obama’s Domestic Policy Counsel, she provided policy and strategic advice to the President and coordinated the domestic policy-making process in the White House, including with respect to healthcare matters such as the Health Care and Education Reconciliation Act.

Healthcare, Senior Housing & Health Systems

Strategic Planning

Education, Communication & Brand

Professional Experience

The University of Virginia

Executive Director of the Karsh Institute of Democracy (2021 to present)

W.L. Lyons Brown Family Director for Public Policy and Public Engagement, College and Graduate School of Arts and Sciences Democracy Initiative (2018 to present)

J. Wilson Newman Professor of Governance, Miller Center of Public Affairs (2021 to present)

Distinguished Fellow, The University of Virginia School of Law (2018 to present)

Co-Founder and Principal of MB2 Solutions, LLC, a public policy and domestic strategy firm (2014 to present)

Director of the Domestic Policy Council in the White House (2009 to 2012), providing policy and strategic advice to then-President Obama and coordinating the domestic policy-making process for his administration

Senior Domestic Policy Advisor for then-Senator Obama’s 2008 presidential campaign (2008)

Executive Vice President for Policy (2005 to 2008) and a Senior Fellow (2003 to 2005) at the Center for American Progress, an independent nonpartisan policy institute

Chief Counsel to Senator Edward M. Kennedy on the Senate Judiciary Committee (1998 to 2003) and General Counsel for Senator Kennedy (1995 to 1998)

Private Boards and Community Service

Member of the Board of Trustees, former Chair and Vice-Chair at The Thomas Jefferson Foundation, Inc.

Member of the Advisory Board of the Institute for Contemporary Art at Virginia Commonwealth University

Chair of the Aspen Institute for Community Solutions and Opportunity Youth Forum

Member of the Board of Directors of the William & Flora Hewlett Foundation

2023 Proxy Statement	13

CORPORATE GOVERNANCE AND BOARD MATTERS

Debra a. Cafaro, Chairman and CEO
Committees: None	Other Public Company Directorships: PNC Financial Services Group Inc. (NYSE: PNC) (2017 to present)	Director Since: 1999 Age: 65
Key Experience and Qualifications

Executive Experience (CEO)	Ms. Cafaro brings to our Board substantial executive experience and leadership ability and a proven record of accomplishment. A recognized industry leader, Ms. Cafaro led the transformation of the Company into one of the world’s foremost REITs by setting and overseeing the execution of a long-term strategy that drove the Company’s market capitalization from $0.3 billion since her leadership began in 1999 to $20 billion. Under Ms. Cafaro’s leadership, the Company’s compound annual total shareholder return (TSR) exceeded 18% percent for the 23 years ended December 31, 2022.

Investment & Capital Allocation

REITS/Real Estate

Strategic Planning

Professional Experience

Chief Executive Officer and director (1999 to present), Chairman of the Board (2003 to present) and President (1999 to 2010) of Ventas, Inc.

Private Boards and Community Service

Member of the American Academy of Arts & Sciences

Immediate past Chair of the Real Estate Roundtable

Past Chair of the Board of Directors of The Economic Club of Chicago

Member of the Board of Trustees of the University of Chicago

Member of the Board of Trustees of the Chicago Symphony Orchestra

Advisory Board Member of the Harvard Kennedy School Taubman Center for State and Local Government

14

CORPORATE GOVERNANCE AND BOARD MATTERS

Michael J. Embler, Independent Director
Committees: Audit and Compliance Investment

Other Public Company Directorships:

American Airlines Group Inc. (NYSE: AAL) (2013 to Present)
NMI Holdings (NASDAQ: NMIH) (2012 to Present) Taubman
Centers, Inc. (NYSE: TCO) (2018 to 2020) Kindred
Healthcare Inc. (Formerly NYSE: KND) (2001 to 2008)

Director Since: 2022 Age: 59
Key Experience and Qualifications

Investor Experience & Perspective	Mr. Embler brings to our Board deep investment, finance and healthcare expertise. He is widely recognized for his success and insights as an institutional investor and seasoned board member, with deep experience across a broad range of industries, including healthcare, capital intensive industries and finance. As the Chief Investment Officer of Franklin Mutual Advisers, he oversaw over $85 billion in assets under management and 25 investment professionals. He is also an experienced director, with over 20 years of public board experience, including in the healthcare space.

Investment & Capital Allocation

Healthcare, Senior Housing & Health Systems

Capital Intensive Industry

Professional Experience

Chief Investment Officer of Franklin Mutual Advisers, LLC (2005 to 2009)

Head of Franklin Mutual Advisers’ Distressed Investment Group (2001 to 2005)

Various roles culminating in Managing Director of Nomura Securities (1992 to 2001)

Other relevant Experience

Certificate in Cybersecurity Oversight, National Association of Corporate Directors
Member of Risk Advisory Council – New York Chapter
Certificate in Environmental Conservation and Sustainability, Earth Institute Center for Environmental Sustainability - Columbia University

2023 Proxy Statement	15

CORPORATE GOVERNANCE AND BOARD MATTERS

Matthew J. Lustig, Independent Director
Committees: Investment (Chair)	Other Public Company Directorships: Boston Properties, Inc. (NYSE: BXP) (2011 to present)	Director Since: 2011 Age: 62
Key Experience and Qualifications

Investment & Capital Allocation	Mr. Lustig brings to our Board over 35 years of experience in the real estate industry. He has extensive experience providing strategic and financial advice and transaction execution to clients, including leading real estate companies, and investing in real estate companies and assets as a principal. In recent years, Mr. Lustig has played an active role in more than $400 billion of advisory assignments and transactions involving real estate companies. In his prior roles at Lazard, he oversaw multiple funds, including Lazard Senior Housing Partners, with over $2.5 billion of equity capital invested in REITs and real estate operating companies.

REITS/Real Estate

Healthcare, Senior Housing & Health Systems

Financial/Accounting Experience

Professional Experience

Chairman of Investment Banking, North America (2019 to present), Head of Investment Banking, North America (2012 to 2019), Head of Real Estate & Lodging (1989 to present) and former Chief Executive Officer of the private equity real estate investment business at Lazard Frères & Co. LLC, a financial advisory and asset management firm

Private Boards and Community Service

Member (former Chair of Executive Committee) at The Samuel Zell and Robert Lurie Real Estate Center at The Wharton School, University of Pennsylvania
Member of the Board of Advisors at the Edmund A. Walsh School of Foreign Service, Georgetown University
Member of the MBA Real Estate Program Advisory Board at the Paul Milstein Center for Real Estate at Columbia Business School, Columbia University
Member of the Council on Foreign Relations, the Pension Real Estate Association, the Real Estate Roundtable and the Urban Land Institute
Chairman of the Board of Directors of Atria Senior Living, Inc., a for-profit senior housing company (2004 to 2011)

16

CORPORATE GOVERNANCE AND BOARD MATTERS

Roxanne M. Martino, Independent Director
Committees: Compensation (Chair) Investment	Other Public Company Directorships: None	Director Since: 2016 Age: 66
Key Experience and Qualifications

Investor Experience & Perspective	Ms. Martino brings to our Board extensive experience as an institutional investor, chief executive and industry leader. She managed over $14 billion in assets in her roles as Investment Committee Chair and CEO of Aurora Investment Management. Widely recognized as a leader in finance, Ms. Martino was inducted into the InvestHedge Hall of Fame and recognized as one of the 50 Leading Women in Hedge Funds by the Hedge Fund Journal.

Investment & Capital Allocation

Financial/Accounting Experience

Strategic Planning

Professional Experience

Managing Partner of OceanM19 (2016 to present)
Chief Executive Officer, Partner and Chair of the Investment Committee, Aurora Investment Management L.L.C., a hedge fund and investment firm, and its predecessor companies (1990 to 2016)
General Partner of Grosvenor Capital Management, L.P., an asset management firm (now GCM Grosvenor, NASDAQ: GCMG) (1984 to 1990)

Private Boards and Community Service

Chairperson of Board of Directors of the Ann & Robert H. Lurie Children’s Hospital of Chicago
Member of the Board of Directors of The Havi Group
Member of the Board of the Chicago Network
Director and former Chairman of Thresholds, a not-for-profit psychiatric rehabilitation organization

2023 Proxy Statement	17

CORPORATE GOVERNANCE AND BOARD MATTERS

Marguerite M. Nader, Independent Director
Committees: Audit and Compliance Nominating, Governance and Corporate Responsibility	Other Public Company Directorships: Equity LifeStyle Properties, Inc. (NYSE: ELS) (2013 to present) Liberty Property Trust (formerly NYSE: LPT) (2017 to 2020)	Director Since: 2020 Age: 54
Key Experience and Qualifications

REITS/Real Estate	Ms. Nader brings to our Board substantial real estate, investor, and financial experience and a proven record of accomplishment as a REIT executive. In her role as President and CEO of Equity LifeStyle Properties, she has successfully overseen a portfolio of over 400 high quality resort communities across the United States and Canada. She previously served as the company’s Chief Financial Officer and brings to our Board significant financial and accounting expertise.

Financial/Accounting Experience

Investor Experience & Perspective

Executive Experience (CEO)

Professional Experience

President and Chief Executive Officer (2013 to present), President and Chief Financial Officer (2012 to 2013), Executive Vice President and Chief Financial Officer (2011 to 2012) and other roles in asset management, business development and sales and marketing (1993 to 2011) of Equity LifeStyle Properties, Inc. (NYSE: ELS), a resort community real estate investment trust
Member of the Management Committee and Board of Directors for Equity LifeStyle Properties, Inc.

Private Boards and Community Service

Member of the Executive Board, former Chair and Vice-Chair and former Member of the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (Nareit)

18

CORPORATE GOVERNANCE AND BOARD MATTERS

Sean P. Nolan, Independent Director
Committees: Compensation Nominating, Governance and Corporate Responsibility

Other Public Company Directorships:

Taysha Gene Therapies, Inc., Chairman of the Board (NASDAQ:
TSHA) (2020 to present)
Social Capital Suvretta Holdings Corp. II (NASDAQ: DNAB) (2021 to
present)(1)
Neoleukin Therapeutics (NASDAQ: NLTX) (2019 to 2020)
Aquinox Pharmaceuticals, Inc. (formerly NASDAQ: AQXP) (2015 to 2019)

Director Since: 2019 Age: 55
Key Experience and Qualifications

Life Sciences, Research & Innovation	Mr. Nolan brings to our Board nearly 30 years of experience in the life sciences industry as a public company executive, operator and serial entrepreneur. His diverse functional expertise includes commercial operations, global marketing, and corporate and business development. Mr. Nolan previously served as CEO of AveXis (NYSE: AVXS), which he grew from four employees to a fully integrated global public company with research, clinical, regulatory, manufacturing and commercial operations that was ultimately sold to Novartis for $8.7 billion.

Sales & Marketing

Financial/Accounting Experience

Investor Experience & Perspective

Professional Experience

Chief Executive Officer (December 2022 to present) and Chair of the Board (2020 to present) of Taysha Gene Therapies, Inc. (NASDAQ: TSHA)
President of Nolan Capital, LLC, an investment fund (2019 to present)
President and Chief Executive Officer of AveXis, Inc. (formerly NASDAQ: AVXS), a gene therapy company (2015 to 2018)
Chief Business Officer for InterMune, Inc. (formerly NASDAQ: ITMN), a biopharmaceutical company (2013 to 2015)
Chief Commercial Officer of Reata Pharmaceuticals, Inc. (NASDAQ: RETA), a pharmaceuticals company (2011 to 2012)
Chief Commercial Officer and President of Lundbeck, Inc., a U.S. affiliate of H. Lundbeck A/S, a Danish pharmaceuticals company (2009 to 2010)

Private Boards and Community Service

Chairman of the Board of Jaguar Gene Therapy, LLC
Chairman of the Board of Affinia Therapeutics Inc.
Chairman of the Board of Encoded Therapeutics, Inc.
Chairman of the Board of Istari Oncology, Inc.
Member of the Board of John Carroll University
(1)	Social Capital Suvretta Holdings Corp. II has announced that Mr. Nolan intends to resign as a director of the company upon the earlier of the appointment of his successor and July 31, 2023. Please see “—Director Recruitment, Nomination and Succession Planning” for additional disclosure regarding Mr. Nolan’s service on this Board.

2023 Proxy Statement	19

CORPORATE GOVERNANCE AND BOARD MATTERS

Walter C. Rakowich, Independent Director
Committees: Audit and Compliance (Chair) Investment	Other Public Company Directorships: Host Hotels & Resorts, Inc. (NYSE: HST) (2012 to present; Lead Director, 2015 to 2018) Iron Mountain Incorporated (NYSE: IRM) (2015 to present)	Director Since: 2016 Age: 65
Key Experience and Qualifications

REITS/Real Estate	Mr. Rakowich brings to our Board extensive experience as a seasoned and accomplished REIT executive and finance professional. He brings valuable experience to the Board with respect to risk assessment and leadership development. In his prior role as CEO of Prologis, Inc. he led a dramatic turnaround of the company and the $17 billion merger of Prologis with AMB Property Corporation and had extensive involvement in the creation and oversight of Prologis’ ESG initiatives. He is also an experienced director, with over 17 years of public board experience.

Financial/Accounting Experience

Investment & Capital Allocation

Strategic Planning

Professional Experience

Chief Executive Officer of Prologis, Inc., an industrial real estate company (NYSE: PLD) (2008 to 2011), Co-Chief Executive Officer following its merger with AMB Property Corporation (2011 to 2012), member of the Board of Directors (2005 to 2012). Served in a number of other senior and executive positions, including as President, Chief Financial Officer and Chief Operating Officer (1994 to 2008)
Partner and Principal with Trammell Crow Company, a real estate provider (1985 to 1993)

Private Boards and Community Service

Member of the Advisory Council of Gender Fair
Chairman of the Board of Colorado UpLift
Board Member of the Alliance for School Choice in Education
Member of the Board of Trustees of Pennsylvania State University
Member of the Advisory Board of the Institute for Real Estate Studies in the Smeal College of Business, Pennsylvania State University

20

CORPORATE GOVERNANCE AND BOARD MATTERS

Sumit Roy, Independent Director
Committees: Investment	Other Public Company Directorships: Realty Income Corporation (NYSE: O) (2018 to present)	Director Since: 2022 Age: 53
Key Experience and Qualifications

REITS/Real Estate	Mr. Roy brings to our Board substantial executive, investor, real estate and technology experience. As President and Chief Executive Officer of Realty Income Corporation, he has successfully overseen the rapid growth of the company, which, as of December 31, 2022, holds a portfolio of over 12,237 freestanding commercial properties across the United States, Puerto Rico, the United Kingdom and Spain. Prior to Realty Income, Mr. Roy was an Executive Director at UBS Investment Bank, where he was responsible for more than $57 billion in real estate capital markets and advisory transactions. Drawing from his early career in technology, in each of his roles, Mr. Roy has leveraged technology to create value for stakeholders and investors.

Investment & Capital Allocation

Technology/Cybersecurity

Executive Experience (CEO)

Professional Experience

Chief Executive Officer and Director (2018-present), President (2015-present), Chief Operating Officer (2014 – 2018), Chief Investment Officer (2013 – 2014), Senior Vice President, Acquisitions (2011 – 2013) of Realty Income Corporation (NYSE: O), a diversified real estate investment trust
Executive Director, UBS Investment Bank (2004 – 2011)
Manager, Corporate Finance, MeadWestvaco (2003 – 2004)
Associate, Technology Investment Banking, Merrill Lynch (2001 – 2003)
Principal, Cap Gemini (1994 – 1999)

Private Boards and Community Service

Member of the Executive Board and Governance Committee of the National Association of Real Estate Investment Trusts (Nareit)

2023 Proxy Statement	21

CORPORATE GOVERNANCE AND BOARD MATTERS

James D. Shelton, Lead Independent Director
Committees: Compensation Nominating, Governance and Corporate Responsibility	Other Public Company Directorships: Envision Healthcare Corp. (2015 to 2018)	Director Since: 2008 Age: 69
Key Experience and Qualifications

Healthcare, Senior Housing & Health Systems	Mr. Shelton brings to our Board extensive healthcare, executive and strategic planning experience. As Chairman and CEO of Triad Hospitals, a healthcare enterprise with over 40,000 employees, Mr. Shelton led the Company through its 1999 spin-off from HCA, through its acquisition of Quorum Health Group in 2000 until its 2007 sale, which at the time represented the largest publicly traded U.S. hospital system transaction in history. During his tenure at Triad, Mr. Shelton delivered a total shareholder return of 321%. As non-executive Chairman of Omnicare, Mr. Shelton took decisive steps to optimize performance (including management changes) delivering total shareholder return of 305% during his tenure.

Strategic Planning

Public Company Executive Compensation

Capital Intensive Industry

Professional Experience

Non-executive Chairman of the Board of Omnicare, Inc. (formerly NYSE: OCR), a pharmaceutical care provider (2010 to 2015), and interim Chief Executive Officer of Omnicare (2010 to 2011)
Chief Executive Officer and Chairman of the Board of Triad Hospitals, Inc. (formerly NYSE: TRI), an owner and manager of hospitals and ambulatory surgery centers (1999 to 2007)
President of the Pacific Group (1998 to 1999) and President of the Central Group (1994 to 1998) of Columbia/HCA Healthcare Corporation, a hospital operator (now known as HCA Inc. (NYSE: HCA))
Executive Vice President of National Medical Enterprises (now known as Tenet Healthcare Corporation (NYSE: THC)), a healthcare services company (1991 to 1994)

Other relevant Experience

Former Member of the Board of Directors and the Executive Committee of the American Hospital Association (2004 to 2006)
Former Chairman and member of the Board of Directors of the Federation of American Hospitals (1991 to 2001)

22

CORPORATE GOVERNANCE AND BOARD MATTERS

Maurice S. Smith, Independent Director
Committees: Audit and Compliance Compensation	Other Public Company Directorships: Halliburton Company (NYSE: HAL) (2023-present)	Director Since: 2021 Age: 51
Key Experience and Qualifications

Health Care, Senior Housing & Health Systems	Mr. Smith brings over 25 years of experience in fiscal, strategic and operations leadership in the health insurance industry. Mr. Smith serves as President and CEO of Health Care Service Corp., the fifth largest health insurer in the United States, with annual revenues in excess of $45 billion, more than 24,000 employees and covering over 16 million individuals across its Blue Cross and Blue Shield plans in five states, including Illinois and Texas.

Strategic Planning

Executive Experience

Public Policy & Regulation

Professional Experience

President and Chief Executive Officer and Member of the Board of Directors, Health Care Service Corporation, a leading health insurer (2020 to present), President (2019 to 2020), Senior Vice President, Business Development and Subsidiary Management (2015), Divisional Vice President, Business Development and Subsidiary Management (2012 to 2014), Vice President, Corporate Transactions and Business Analysis (2011 to 2012) and numerous other roles of progressive responsibility (1993 to 2011)
President, Blue Cross Blue Shield of Illinois, a division of Health Care Service Corporation (2015 to 2019)

Private Boards and Community Service

Member of the Board of Trustees of the Civic Federation
Chair of the Board of Trustees of Roosevelt University
Member of the Board of Directors of The Economic Club of Chicago
Member of the Board of Directors of AHIP
Member of the Board of Trustees of the Art Institute of Chicago
Member of the Board of Directors of Blue Cross and Blue Shield Association
Chair of the Board of Prime Therapeutics LLC
Director of the Federal Reserve Bank of Chicago

2023 Proxy Statement	23

CORPORATE GOVERNANCE AND BOARD MATTERS

Effective as of our 2023 Annual Meeting, Robert B. Reed will retire from our Board. We extend our sincere gratitude to Mr. Reed for his service as a director for the past fifteen years.

24

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Recruitment, Nomination and Succession Planning

In accordance with our Guidelines on Governance (our “Guidelines”), the Nominating, Governance and Corporate Responsibility Committee annually considers and recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders.

In making its recommendations, the Nominating, Governance and Corporate Responsibility Committee considers:

high-performing, independent incumbent directors who have indicated a willingness to continue serving on our Board;

candidates, if any, nominated by our stockholders in accordance with the Company’s organizational documents and applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”); and

other candidates identified by the Nominating, Governance and Corporate Responsibility Committee.

The Nominating, Governance and Corporate Responsibility Committee also regularly reviews the size and composition of the Board on a holistic basis, utilizing the matrix of identified skills, experience and qualifications disclosed above, and considers potential candidates during the course of the year on an ongoing basis as part of our Board refreshment process.

In recruiting and evaluating candidates, the Nominating, Governance and Corporate Responsibility Committee considers different perspectives, skill sets, education, ages, genders, racial and ethnic demographics and other diversity factors, independence, conflicts of interest, outside commitments and business experience. In general, the Nominating, Governance and Corporate Responsibility Committee seeks to include on our Board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints responsive to the broad set of challenges that the Company confronts.

Our Guidelines provide that, in general, director nominees should have one or more of the following qualifications:

have demonstrated management or technical ability at high levels in successful organizations;

are currently or have been employed in positions of significant responsibility and decision-making;

have experience relevant to our operations, such as real estate, REITs, healthcare, finance or general management;

be well-respected in their business and home communities;

have time to devote to Board duties; and

be independent from us and not related to our other directors or employees.

Our Nominating, Governance and Corporate Responsibility Committee looks for certain characteristics common to all Board members, including:

integrity;

independence;

leadership ability, and a proven record of accomplishment;

personal commitment of time and effort;

expertise in business, professional, academic, political or community affairs;

willingness to evaluate, challenge and stimulate; and

candor.

Our directors are expected to be active participants in governing our enterprise. The Nominating, Governance and Corporate Responsibility Committee seeks to recommend candidates who have adequate time to devote to Board activities, recognizing that public company boards of directors command a significant portion of directors’ time. Accordingly, the Company maintains an overboarding policy that prohibits anyone who serves as a Chief Executive Officer of a public company from simultaneously serving on more than two public company boards in addition to the Company’s Board and prohibits all other directors from simultaneously serving on more than four public company boards in addition to the Company’s Board. The Company also prohibits Audit and Compliance Committee members from simultaneously serving on more than two additional public company audit committees.

Mr. Nolan, who is a current director and nominee, serves on two public company boards in addition to the Company’s Board. He is the Chief Executive Officer of one of those companies, and the other company is Social Capital Suvretta Holdings Corp. II, a special purpose acquisition company (“SPAC”) where he serves as a non-executive director. The SPAC does not have significant operations and its initial term is set to expire on July 2, 2023, subject to the right of its stockholders to elect to extend the term. The SPAC has publicly announced, and Mr. Nolan has confirmed, that Mr. Nolan intends to resign as a director of the SPAC upon the earlier of the appointment of his successor and July 31, 2023.

2023 Proxy Statement	25

CORPORATE GOVERNANCE AND BOARD MATTERS

The Nominating, Governance and Corporate Responsibility Committee has carefully reviewed Mr. Nolan’s current time commitments, as it does for all director nominees, and assessed whether he will have adequate time to carry out his responsibilities on the Board. The Committee determined that Mr. Nolan brings valuable experience, qualifications and skills to our Board, has consistently demonstrated strong engagement and integrity and is widely respected by fellow Board members for his informed and meaningful insights during Board discussions. In light of Mr. Nolan’s experience, qualifications, skills, and his contributions and active engagement on the Board, the limited operating nature of the SPAC, Mr. Nolan’s intent to resign as a director of the SPAC in the coming months and our assessment of his continued commitment and availability to the Company, the Committee recommended that Mr. Nolan be reelected as a member of the Board.

No single factor or group of factors is necessarily dispositive of whether a candidate will be recommended by our Nominating, Governance and Corporate Responsibility Committee. The Committee will consider candidates recommended by stockholders and applies these same standards in evaluating individuals in that context. Candidates recommended by stockholders must meet the criteria and qualifications described above. Stockholders may submit recommendations to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Director nominations by our stockholders must follow the procedures described in the “Additional Information—Submission of Stockholder Proposals and Other Items for 2024 Annual Meeting” section of this Proxy Statement.

Refreshment and Succession Planning

The Board is committed to effective succession planning and a rigorous, ongoing refreshment program. The average tenure of our independent director nominees is approximately six years as of the date of the 2023 Annual Meeting. Including our CEO, the average tenure is less than eight years as of the date of the 2023 Annual Meeting. Our Nominating, Governance and Corporate Responsibility Committee monitors the average tenure of our directors and seeks to achieve a variety of director tenures in order to benefit from long-tenured directors’ institutional knowledge and newly elected directors’ fresh perspectives. Since 2015, we have appointed seven new directors to the Board of Directors. Robert B. Reed, a valued director who has served on the Board since 2008, will not be standing for re-election at the 2023 Annual Meeting.

In September 2022, we continued the ongoing refreshment of the Board with the appointment of Sumit Roy as a director. Mr. Roy was identified as a candidate by a third-party search firm and a non-management director. The search firm assisted the Nominating, Governance and Corporate Responsibility Committee by identifying a pool of potential director candidates based on specifications provided by the Committee. The firm reviewed potential candidates with the Nominating, Governance and Corporate Responsibility Committee, reached out to candidates selected from the pool to assess interest and availability and arranged candidate interviews with members of the Nominating, Governance and Corporate Responsibility Committee and other members of the Board. The search firm also conducted reference checks and a background check on the candidate before a final recommendation was made to the Board.

In its annual review of the Board’s composition, the Nominating, Governance and Corporate Responsibility Committee considers succession planning in light of factors such as skills, experience and qualifications needed, the Company’s strategy, director feedback from the annual Board self-evaluation, stockholder perspectives shared during our annual engagement process and upcoming retirements and other potential departures. The Nominating, Governance and Corporate Responsibility Committee conducts an enhanced evaluation of any director with more than fifteen (15) years of service on the Board and provides the Board with a detailed explanation as to the determinative factors for nominating such director for another term if the Committee recommends that such candidate be nominated for election.

26

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Recruitment

Our Nominating, Governance and Corporate Responsibility Committee has the authority to identify, consider and recommend candidates to the Board. An overview of the Board’s director recruitment process is provided below:

Evaluate Board Composition	The Nominating, Governance and Corporate Responsibility Committee periodically reviews Board composition and the skills, experience and qualifications held by existing directors and those sought in candidates, considering the needs of the Board in light of the Company’s strategy, director feedback (including from the annual Board self-evaluation), stockholder perspectives and upcoming retirements and other potential departures.

Identify Candidates	Based on its assessment of Board composition, the Nominating, Governance and Corporate Responsibility Committee identifies a candidate profile to guide the Committee’s search and may retain a third-party search firm to assist in identifying and evaluating candidates. Candidates may also be recommended by our stockholders, existing directors, advisors and other sources.

Assess Candidates	Candidates are assessed against the criteria outlined in “—Director Recruitment, Nomination and Succession Planning” and the skills, experience and qualifications shown in “Board Nominees— Director Nominees Skills, Experience, Qualifications and Attributes Matrix,” as well as the future needs of the Board, including succession planning. The Committee, with the assistance of the Corporate Secretary, reviews candidates for independence and potential conflicts.

Interview Candidates	Qualified top candidates are interviewed by members of the Nominating, Governance and Corporate Responsibility Committee and other Board members, as appropriate.

Recommend Candidates	The Nominating, Governance and Corporate Responsibility Committee recommends candidates to the Board for appointment or nomination for election.

Stockholder Vote	Stockholders vote on director nominees at the annual meeting of stockholders.

7 New Directors Added Since 2015
Ethnic and gender diversity	Current and former CEOs	All independent
Expertise in investments, finance, accounting, investor perspectives/institutional investing, life sciences, technology, research and innovation, healthcare and REITs

Independence

Our Guidelines require that at least a majority of the members of our Board meet the criteria for independence under the rules and regulations of the New York Stock Exchange (“NYSE”). For a director to be considered independent under the NYSE’s listing standards, the director must satisfy certain tests, and the Board must affirmatively determine that the director has no direct or indirect material relationship (other than as a director) with us. Not less than annually, our Board evaluates the independence of each non-management director on a case-by-case basis by considering any matters that could affect their ability to exercise independent judgment in carrying out the responsibilities of a director, including all transactions and relationships between that director, members of their family and organizations with which that director or their family members have an affiliation, on the one hand, and us, our subsidiaries and our management, on the other hand.

The Board has affirmatively determined that all of the Company’s current directors and directors who served during 2022, with the exception of Ms. Cafaro, are independent under the NYSE’s listing standards based on its most recent review upon application of the standards described above. Under the NYSE listing standards, Ms. Cafaro is not considered independent due to her employment as our CEO.

2023 Proxy Statement	27

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board has also determined that:

all of the members of the Audit and Compliance Committee are independent under the applicable rules of the NYSE the Securities and Exchange Commission (“SEC”) respectively; and

all of the members of the Compensation Committee are independent, non-employee directors, under the applicable rules of the NYSE and the SEC respectively.

In determining that Mr. Lustig is independent, the Board considered that he is employed by Lazard, a large multi-national financial institution that, with its affiliates, has provided financial advisory and investment banking services in the ordinary course of business to the Company and its subsidiaries, for which Lazard has received customary compensation, fees and expense reimbursement. The Board did not believe that the Company’s relationship with Lazard impacted the independence of Mr. Lustig for the following reasons:

Lazard is a large multi-national financial institution and the Company had a relationship with Lazard for many years prior to Mr. Lustig’s appointment to the Board; and

amounts paid by the Company to Lazard for the services described above represent an immaterial percentage of Lazard’s and its affiliates’ gross revenues, are well below the amounts that would preclude a finding of independence under the NYSE listing standards and are immaterial to Mr. Lustig.

Director Resignation Policy

In accordance with our Director Resignation Policy, our Board will nominate an incumbent director for election only if the director agrees that, in the event the director fails to receive a majority of votes cast in an uncontested election at our annual meeting, they will tender an irrevocable resignation that will be effective upon acceptance by the Board. If an incumbent director fails to receive a majority of votes cast in an uncontested election at our annual meeting, our Nominating, Governance and Corporate Responsibility Committee will act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and submit its recommendation for prompt consideration by the Board. Our Board will act on the Nominating, Governance and Corporate Responsibility Committee’s recommendation and publicly disclose its decision regarding the tendered resignation by filing a Current Report on Form 8-K with the SEC no later than 90 days following certification of the election results.

Director Retirement Policy

Under our Guidelines, a non-management director is required to retire at the first annual meeting of stockholders following their 75th birthday. On the recommendation of our Nominating, Governance and Corporate Responsibility Committee, our Board may waive this requirement if it deems a waiver to be in our best interests and the best interests of our stockholders.

Annual Board Self-Evaluation

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. The Board and each of its committees conduct self-evaluations through completion of written questionnaires related to their performance on an annual basis. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve.

The Nominating, Governance and Corporate Responsibility Committee supervises the annual self-evaluations and uses various processes to solicit feedback, including periodic interviews conducted by the Chair of the Nominating, Governance and Corporate Responsibility Committee with each of the other directors. The Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and further enhancing the effectiveness of the Board and its committees.

Director Orientation and Continuing Education

New directors typically participate in an orientation coordinated by the Nominating, Governance and Corporate Responsibility Committee and management. New directors engage with senior management to review the Company’s strategic plans, significant financial, accounting and risk management matters, compliance programs, corporate governance practices, key policies, principal officers, internal and independent auditors and other key service providers. We provide new directors with written materials to supplement the management meetings to permit them to further understand our business and industry. Informally, our directors also meet individually with new directors as part of the new director onboarding.

We expect our directors to be well informed about the Company’s business, the competitive landscape in which the Company operates and issues currently affecting the Company, the healthcare and life science, research and innovation industries, the real estate investment trust industry, matters of corporate governance and the broader economy. Because our Board believes that ongoing director education is vital to the development of best practices and helps directors fulfill their fiduciary duties to the Company’s stockholders, directors are encouraged to participate in continuing education programs. The Company covers the fees, costs and expenses associated with attendance at one director education program per year for each director.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Our Corporate Governance Framework

Commitment to Strong Governance Practices

Accountability to Stockholders

  Annual Board Elections

  Director Resignation Policy for Failure to Receive Majority Vote in Uncontested Director Elections

  Stockholders’ Right to Act by Written Consent

  Majority Vote Standard for By-laws Amendment

  Proxy Access Provided for in Our Organizational Documents

Director Commitment

  Overboarding Policy: No More than Two Additional Public Company Boards for Directors Who Are Executive Officers of Public Companies (including our CEO) and Four Additional Public Company Boards for All Other Directors

  Audit Committee Overboarding Policy: No More than Two Additional Public Company Audit Committees

  Board and Committees Meet Regularly

  Members Attended More Than 75% of Meetings of the Board and the Committees on Which They Sat

Board Independence

  All Directors Except CEO are Independent

  All Board Committees Are 100% Independent

  Lead Independent Director

  Independent Directors Meet Without Management (generally at every meeting)

Director Diversity, Refreshment & Tenure

  Strong Track Record of Refreshment with 60% of Independent Directors on the Board for <7 Years

  Seven New Board Members since 2015

  >35% Women; the Board and two of the Board’s Three NYSE-Required Committees Chaired by Women

  >25% Ethnically Diverse

  Mandatory Retirement Age: 75

Alignment with Stockholder Interests

  Annual Director Equity Grants

  Robust Director and Executive Officer Stock Ownership Guidelines

  Anti-Hedging and Anti-Pledging Policy

  Commitment to Corporate Sustainability

  Board- and Committee-level Oversight of Corporate Responsibility, ESG and Human Capital Management

Board Performance

  Annual Board and Committee Evaluations

  Annual Committee and Committee Chair Rotation Evaluation Process

  Annual Assessment of Board Leadership Structure and Election of Lead Independent Director

  Board Orientation for New Directors

  Continuing Director Education

Robust Stockholder Engagement

  Year-Round Engagement by Board and Senior Management

  Board-Led Stockholder Outreach Program for Over a Decade

  Top 50+ Stockholders Representing Approximately 70% of Outstanding Shares Invited to Engage with Independent Directors at Least Biannually

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines

Our Guidelines reflect the fundamental corporate governance principles by which our Board and its committees operate. They set forth general practices the Board and its committees follow with respect to structure, function, organization, composition and conduct. These Guidelines are reviewed at least annually by the Nominating, Governance and Corporate Responsibility Committee and are updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant. In 2022, the Board approved, on the recommendation of the Nominating, Governance and Corporate Responsibility Committee, several enhancements to the Guidelines, including among other things, to clarify and more clearly articulate the responsibilities of the Company’s Lead Independent Director (which position was previously referred to as the Presiding Director).

Independent Compensation Advisor

The Compensation Committee has retained an independent compensation advisor, Semler Brossy Consulting Group (“Semler Brossy”), to provide advice regarding the overall executive and non-employee director compensation programs, including (i) selecting appropriate peer companies for benchmarking purposes; (ii) setting base salaries and incentive award opportunities; (iii) establishing and evaluating achievement of applicable performance measures and related goals under our incentive plans; (iv) determining annual cash and long-term equity incentive awards for our executive officers; and (v) setting cash and equity award levels for our non-employee directors.

Semler Brossy reports to the Compensation Committee and received no fees from us that are unrelated to its role as advisor to our Board and its committees during the year ended December 31, 2022.

The Compensation Committee annually reviews the scope of work provided by Semler Brossy, as required under the Compensation Committee Charter. After considering the specific independence factors set forth in Rule 10C-1 under the Exchange Act and all other relevant facts and circumstances, the Compensation Committee concluded in its reasonable business judgment that Semler Brossy met the independence criteria and determined that Semler Brossy’s work for the Board and its committees during 2021 raised no conflict of interest.

Transactions with Related Persons

We did not have any related persons transactions during 2022.

Our Guidelines on Transactions with Related Persons and our Global Code of Ethics and Business Conduct outline our standards and procedures regarding transactions with related persons. Any transaction involving us in which any of our directors, officers or 5% or greater stockholders (or their immediate family members) has a direct or indirect material interest must be approved or ratified by the Audit and Compliance Committee, the disinterested members of our Board or, in certain limited circumstances, the Chair of our Audit and Compliance Committee. Our directors, officers and employees are required to disclose any existing or proposed transaction in which they have a personal interest, or in which there is or might appear to be a conflict of interest, to our General Counsel in writing. Our General Counsel reviews these matters with the Lead Independent Director to determine whether the transaction raises a conflict of interest that warrants review and approval by the Audit and Compliance Committee or the disinterested members of the Board. In determining whether to approve or ratify a transaction, the Audit and Compliance Committee or disinterested members of the Board consider all relevant facts and circumstances and such other information as they deem appropriate, based on the information available to them.

Prohibition on Hedging and Pledging of Our Securities

Our Securities Trading Policy includes restrictions on both hedging and pledging of Company securities. Specifically, the policy:

prohibits our directors, executive officers and employees and certain of their related persons from buying or selling any put or call options, warrants or similar derivative instruments with respect to Company securities, or any other financial instruments that are designed to hedge or offset any decrease in the market value of Company securities;

prohibits directors, executive officers and employees from engaging in “short sales” with respect to Company securities; and

prohibits our directors and executive officers from holding our securities in margin accounts or otherwise pledging our securities to secure loans.

No director or executive officer hedged, pledged or held our securities in margin accounts at any time during 2022.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Codes of Ethics, Human Rights and Vendor Code of Conduct

Our Global Code of Ethics and Business Conduct sets forth the legal and ethical standards for conducting our business. All of our directors and employees, including our CEO, our CFO and the directors, officers and employees of our subsidiaries must comply with our Global Code of Ethics and Business Conduct and the policies that support it. Our Global Code of Ethics and Business Conduct covers significant areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other Company assets, compliance with applicable laws and regulations, political activities and other public policy matters and proper and timely reporting of financial results. See also “— Public Policy Matters.”

Our Human Rights Policy reflects our commitment to upholding human dignity and equal opportunity in all of our business functions under principles outlined in the United Nation’s Universal Declaration of Human Rights. Our Vendor Code of Conduct is designed to educate our suppliers about our expectations for ethical and responsible business dealings, including upholding human rights, protecting health and safety and pursuing environmental sustainability. Our expectation is that our vendors will treat people with respect and dignity, encourage diversity, promote equal opportunity for all and create an ethical and inclusive culture.

Our Global Code of Ethics and Business Conduct, Human Rights Policy and Vendor Code of Conduct are available in the Corporate Governance section of our website (which is not a part of the Proxy Statement) at www.ventasreit.com. We also provide copies of our Global Code of Ethics and Business Conduct, Human Rights Policy and Vendor Code of Conduct, without charge, upon request to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Public Policy Matters

We are committed to ethical business conduct. In our Global Code of Ethics and Business Conduct, our Global Anti-Corruption Policy and our Political Contribution, Expenditure and Activity Policy, we have established policies and practices with respect to political contributions and other public policy matters. We do not use corporate funds or resources for direct contributions to federal political candidates, parties or campaigns. On an annual basis, we publish a comprehensive list of our corporate contributions to state and local political candidates, political parties and initiatives. Political contributions, expenditures and activities of certain officers and employees providing real estate investment advisory services for private capital sources through our Ventas Investment Management business are subject to additional restrictions, certifications and training requirements.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities under our Sixth Amended and Restated By-Laws (the “By-Laws”) and Guidelines is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management and a fully engaged, high-functioning Board. The Board understands that no single approach to Board leadership is universally accepted and that the appropriate leadership structure may vary based on a company’s size, industry, operations, history and culture.

Consistent with this understanding, our Board, led by our independent Nominating, Governance and Corporate Responsibility Committee, annually assesses its leadership structure in light of our operating and governance environment at the time to achieve the optimal model for us and for our stockholders. Following its most recent review, the Board determined that our existing leadership structure—under which our CEO also serves as Chairman of the Board and a Lead Independent Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those persons charged with overseeing our Company and those who manage it on a day-to-day basis and achieves the optimal governance model for us and for our stockholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Chairman

The Chairman of the Board is elected annually by the independent directors at the first Board meeting following the election of directors at the Company’s annual meeting of stockholders.

Ms. Cafaro has served as CEO and Chairman of the Board since 2003, and our Board continues to believe that her combined role is most advantageous to us and our stockholders. Ms. Cafaro possesses extensive knowledge of the issues, opportunities and risks facing us, our business and our industry and has consistently demonstrated the vision and leadership necessary to focus the Board’s time and attention on the most critical matters and to facilitate constructive dialogue among Board members on strategic issues. Moreover, the combined roles enable decisive leadership, clear accountability and consistent communication of our message and strategy to all of our stakeholders. These leadership attributes are uniquely important to our Company given the value to our business of opportunistic capital markets execution, our history of rapid and significant growth and our culture of proactive engagement and risk management.

Lead Independent director

Our Guidelines require that our independent directors annually elect one independent director to serve as Lead Independent Director (which position was previously referred to as the Presiding Director) if the Chairman is not an independent director. Mr. Shelton was elected by the independent directors in May 2022 to serve as Lead Independent Director. In 2022, the Board approved, on the recommendation of the Nominating, Governance and Corporate Responsibility Committee, several enhancements to the Company’s Guidelines on Governance, including, among other things, to clarify and more clearly articulate the responsibilities of the Company’s Lead Independent Director.

Annual Election Elected annually by the independent directors Service Expected Generally expected to serve for more than one year

James D. Shelton, Independent

Lead Independent Director since 2016

Specific Responsibilities:

Presiding at all meetings of our Board at which the Chairman is not present, including executive sessions and all other meetings of the independent directors, developing topics for discussion at such executive sessions or meetings, and coordinating feedback and follow-up, as appropriate, with the Chairman, the Chief Executive Officer, the chairs of relevant Board Committees and other directors as applicable regarding matters discussed

Serving as liaison among the Chairman, the Chief Executive Officer and the independent directors

Advising as to the information needs of the Board, the appropriate scope, quality, and timeliness of the flow of information to the Board and approving meeting agendas and schedules for the Board in coordination with the Chairman and Chief Executive Officer

Authority to call meetings (including executive sessions) of the independent directors

Assisting the Board and management in promoting corporate governance best practices at the Company, in coordination with the Chairman, Chief Executive Officer and the Nominating, Governance and Corporate Responsibility Committee

Supporting the annual self-evaluation of the Board, providing guidance on the ongoing development of directors and supporting the succession planning of the Chief Executive Officer, in each case, in coordination with the Nominating, Governance and Corporate Responsibility Committee

Overseeing directors’ annual evaluation of the performance of the Chief Executive Officer

Available for consultation and direct communication with stockholders

Reviewing with our General Counsel potential conflicts of interest and other corporate governance matters

Performing such additional duties as may be assigned from time to time by the independent directors or the Board

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Roles and Responsibilities

Overview

Our directors provide guidance and strategic oversight to management and review and regularly monitor the effectiveness of the Company’s financial and business plans, policies and decisions, including the execution of its strategies and objectives. The Board is responsible for, among other things:

overseeing the Company’s strategy, including major financial objectives, plans and actions;

overseeing and evaluating the Company’s performance and management of the Company’s business;

overseeing the processes established by management to assess, monitor and mitigate the major risks facing the Company;

nominating, compensating and evaluating directors;

selecting, compensating, evaluating and, when necessary, replacing the CEO and other executive officers and overseeing compensation policies generally applicable to employees of the Company;

overseeing the implementation of policies and procedures designed to ensure legal and ethical conduct of the Company’s business activities, strong internal controls and fiscal accountability;

making provision for a succession plan for the CEO and other executive officers; and

evaluating the Board’s and its committees’ structure, processes and performance.

Board Meetings

Our Board held a total of nine meetings during 2022.

Each of our incumbent directors attended more than 75% of the total meetings of the Board and the Board committees on which they served during 2022; average attendance was 95%.

We strongly encourage, but do not require, directors to participate in our annual meetings of stockholders. Nine of the eleven directors who were nominated for election at our 2022 Annual Meeting of Stockholders participated in that meeting.

Regular Executive Session

Our independent directors meet in executive session, outside the presence of management, at each regularly scheduled quarterly Board meeting and committee meeting, and at other times as necessary or desirable. The Lead Independent Director chairs all regularly scheduled executive sessions of the Board and all other meetings of the independent directors.

Risk Management

Management has primary responsibility for identifying and managing our exposure to risk, subject to active oversight by our Board of the processes we establish to assess, monitor and mitigate that exposure. The Board, directly and through its committees, routinely discusses our significant enterprise risks with management and reviews the guidelines, policies and procedures we have in place to manage those risks.

At Board and committee meetings, directors engage in analyses and dialogue regarding specific areas of risk, including our enterprise risk management process. This process enables our Board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact and ensures that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with the Board’s view of our risk profile and risk tolerance. As part of management’s enterprise risk management process, management briefs the Audit and Compliance Committee on information and cybersecurity risks and programs at least annually. Management identifies and assesses information security risks using industry practices aligned to recommendations from the National Institute of Standards and Technology and engages independent security firms to conduct periodic penetration tests in order to identify and remediate vulnerabilities. The Company has not experienced any material information security breaches in the last three years and, as such, has not incurred any expenses related to information security breaches in the last three years. The Company believes it is adequately insured against losses related to a potential information security breach.

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CORPORATE GOVERNANCE AND BOARD MATTERS

In addition to the overall risk oversight function administered directly by our Board, each of our Audit and Compliance, Compensation, Investment and Nominating, Governance and Corporate Responsibility Committees exercises its own oversight related to the risks associated with their particular responsibilities:

Audit and Compliance Committee	Compensation Committee	Investment Committee	Nominating, Governance and Corporate Responsibility Committee

  Reviews financial, accounting, public reporting and internal control risks and the mechanisms through which we assess and manage risk

  Discusses with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes

  Reviews the Company’s information security, cybersecurity and ethics and compliance risks

  Reviews conflict of interest, related party and other similar matters and oversees risks associated with such matters

  Evaluates whether our compensation policies and practices, as they relate to both executive officers and employees generally, encourage excessive risk-taking

  Reviews risks and associated risk management activities related to human capital management

		Oversees certain transaction-related risks, including the review of transactions in excess of certain thresholds	Reviews risks related to corporate governance, Board effectiveness and succession planning Evaluates risks associated with non-executive director independence, when applicable

The chair of each committee reports to the full Board at each regularly scheduled Board meeting and other times as appropriate, including regarding risk matters considered by the committee.

Our Board believes that this division of responsibilities is the most effective approach for identifying and addressing risk. Through Ms. Cafaro’s combined role as CEO and Chairman, our Board leadership structure appropriately supports the Board’s role in risk oversight by facilitating prompt attention by the Board and its committees to the significant enterprise risks identified by management in our day-to-day operations.

Human Capital Risk Management

The Compensation Committee provides oversight on certain human capital matters, including select DE&I efforts and goals. We report on human capital matters at each regularly scheduled meeting of our Compensation Committee and of our Board. The most significant human capital measures and objectives that we focus on include talent attraction and retention and development, culture, DE&I and health, safety and wellness.

COVID-19 Risk Management

The Board continues to monitor the risk landscape associated with the COVID-19 pandemic and its extended consequences. Management periodically reports to the Board regarding the impact of the pandemic on our business.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Risk Assessment

As part of its risk oversight role, our Compensation Committee annually considers, together with its independent compensation consultant, Semler Brossy, whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our Company. In conducting its risk assessment, the Compensation Committee reviewed a report prepared by management regarding our existing compensation plans and programs, in the context of our business risk environment. In its review, the Compensation Committee noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including the following:

review and approval by the Compensation Committee (and in the case of the CEO, the independent members of the Board) of the compensation structure, plan and awards for our executive officers and the aggregate value of awards for other employees;

advice of an independent compensation consultant on executive compensation levels and program design;

regular review of comparative compensation data to maintain competitive compensation levels in light of our industry, size and performance;

a balanced mix of compensation with a strong emphasis on variable compensation and long-term equity awards;

incentive award opportunities that (i) do not provide minimum guaranteed payouts, (ii) have capped payouts and (iii) are based on a range of performance outcomes;

equity compensation—in the form of Performance Stock Units or Restricted Stock Units—to provide greater incentive to create and preserve long-term stockholder value and discourage excessive risk-taking;

performance measures used for incentives are based on our business strategy and often in tension with each other in order to balance risk, such as goals to promote FFO growth and maintain a strong balance sheet;

time-based awards further align management to stockholder interests and discourage excessive risk-taking in pursuit of shorter-term financial objectives;

equity incentive awards granted for future performance with multi-year vesting schedules/performance periods to enhance retention; and

other policies, such as executive stock ownership guidelines, our recoupment policy and prohibition on hedging and pledging activities that further align executive and stockholder interests.

Based on its evaluation, the Compensation Committee has determined, in its reasonable business judgment, that our compensation practices and policies for all employees do not create risks that are reasonably likely to have a material adverse effect on our Company and instead promote behaviors that support long-term sustainability and stockholder value.

Management Succession Planning

Our Board regularly reviews short- and long-term succession plans for the CEO and other senior management positions. In assessing possible CEO candidates, our independent directors identify the skills, experience and attributes they believe are required to be an effective leader in light of the Company’s strategic plan, business opportunities and challenges. The Board employs a similar approach with respect to evaluating possible candidates for other senior management positions. In general, the Board’s management succession planning is designed to anticipate both “planned” successions, such as those arising from anticipated retirements, and unexpected successions, such as those occurring when an executive departs suddenly to take a new position, or due to death, disability or other unforeseen events.

Our Board has adopted an emergency succession plan to facilitate the transition to both interim and long-term leadership in the unlikely event of an unexpected vacancy in the position of CEO.

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Corporate GovernanCe and Board Matters

Committee Information

Committee overview

Audit and Compliance Committee	5
Compensation Committee	5
Nominating, Governance and Corporate responsibility Committee	6
Investment Committee	3

*	Independent director	Member
‡	Lead independent director	Chair

Information in the table above reflects our committee meetings and Board composition as of and for the year ended December 31, 2022. Robert B. Reed will retire from the Board and as a member of the Investment and Nominating, Governance and Corporate Responsibility Committees effective as of the 2023 Annual Meeting.

Committee roles & responsibilities

Our Board has four standing committees that perform certain delegated functions on behalf of the Board.

Audit and Compliance Committee	2022 Meetings: 5
Current Members: Walter C. Rakowich (Chair), Michael J. Embler, Marguerite M. Nader, Maurice S. Smith

Key responsibilities

Oversees the quality and integrity of our financial statements

Reviews annual and quarterly financial statements

Responsible for appointing, compensating and overseeing independent registered public accounting firm

Pre-approves all audit and non-audit services

Supervises the performance of our internal audit function

Oversees compliance with legal and regulatory requirements

Reviews and discusses financial, accounting, internal control and information and cybersecurity risks with management

All Members Independent

Satisfy the independence standards of the SEC rules and regulations and the NYSE listing standards, including the additional independence requirements for audit committee members

Our Board has determined that each member is financially literate and qualifies as an “audit committee financial expert” for purposes of the SEC’s rules

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Corporate Governance and Board Matters

Compensation Committee	2022 Meetings: 5
Current Members: Roxanne M. Martino (Chair), Sean P. Nolan, James D. Shelton, Maurice S. Smith

Key Responsibilities

Designs, reviews, approves and administers all aspects of executive compensation

Reviews and oversees our director and executive stock ownership guidelines

Reviews and makes recommendations on non-employee director compensation

Reviews and approves corporate goals and objectives for our executive officers

Evaluates our executive officers’ performance in light of the corporate goals and objectives

Oversees incentive and equity-based compensation programs

Adopts policies regarding compensation recovery (clawback)

Reviews our human capital management programs and initiatives

All Members Independent

Satisfy the independence standards of the SEC rules and regulations and the NYSE listing standards, including the additional independence requirements for Compensation Committee members

Our Board has determined that each member of the Compensation Committee meets the additional requirements for “non-employee directors” set forth in Rule 16b-3 under the Exchange Act

Nominating, Governance and Corporate Responsibility Committee	2022 Meetings: 6
Current Members: Melody C. Barnes (Chair), Marguerite M. Nader, Sean P. Nolan, Robert D. Reed, James D. Shelton

Key Responsibilities

Develops and recommends a set of corporate governance principles

Reviews and advises the Board on corporate governance issues and practices

Evaluates the size and composition of our Board and its committees

Develops and recommends Board membership criteria

Identifies, evaluates and recommends qualified director nominees

Manages annual Board and committee evaluation process

Reviews and oversees responses regarding stockholder proposals

Assists our Board in reviewing succession planning for the executive officers

Supports our Board in overseeing and monitoring our ESG strategies, goals and initiatives

All Members Independent

Our Board has determined that each member of the Nominating, Governance and Corporate Responsibility Committee is independent and satisfies the NYSE listing standards

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Corporate GovernanCe and Board Matters

Investment Committee	2022 Meetings: 3
Current Members: Matthew J. Lustig (Chair), Michael J. Embler, Roxanne M. Martino, Walter C. Rakowich, Robert D. Reed, Sumit Roy

Key responsibilities

Oversees, reviews and monitors the Company’s investment and divestiture activities, including by reviewing and approving, or recommending approval by the Board of, proposed investment and divestiture activities (including the financing thereof) in accordance with the Company’s Investment and Divestiture Approval Procedures

Periodically reviews the Company’s investment policies and procedures

All Members Independent

Our Board has determined that each member of the Investment Committee is independent and satisfies the NYSE listing standards

Committee Composition, Leadership selection and Chair rotation

The Nominating, Governance and Corporate Responsibility Committee annually reviews and determines the makeup of the Board’s committees and committee chairs, with a view toward balancing the benefits derived from continuity against the benefits derived from diversity of experience and the viewpoints of each committee’s members. Our Guidelines specify a rigorous annual evaluation process to determine whether to rotate a committee chair after a director’s service as a particular committee chair approximates five years. This evaluation process is conducted on a holistic basis and a chair’s years of service on a committee is a single factor in the analysis rather than a sole determinant as to whether a committee’s leadership position should be rotated. Committee chair rotations may occur sooner or later than after a director has reached five years of service as a committee chair.

Recent Committee Changes

During 2022:

James D. Shelton was replaced by Melody C. Barnes as the Chair of our Nominating, Governance and Corporate Responsibility Committee;

Michael J. Embler was appointed to our Audit and Compliance and Investment Committees;

Sean P. Nolan and Marguerite M. Nader were appointed to our Nominating, Governance and Corporate Responsibility Committee;

Sumit Roy was appointed to our Investment Committee; and

Maurice S. Smith was appointed to our Compensation Committee.

In 2022, we eliminated the Executive Committee of the Board. The Executive Committee was originally established to act on behalf of the Board during an emergency if the Board was unable to convene quickly, which is a “backstop” mechanism that is in place at many public companies. The Board has concluded that an Executive Committee is no longer needed, given the demonstrated commitment of the members of the Board to make themselves available for Board discussions, including when extended notice cannot be provided. The Executive Committee has never needed to meet, and the ease with which the Board is able to convene electronically has increased in the last several years.

Committee Charters

Our Audit and Compliance Committee, Compensation Committee, Nominating, Governance and Corporate Responsibility Committee and Investment Committee each operates under a written charter. The charters of our Audit and Compliance Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee are available in the Corporate Governance section of our corporate website at www.ventasreit.com. We also provide copies of these charters, without charge, upon request to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

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Corporate Governance and Board Matters

Stockholder Engagement

Our Board and senior management value frequent and regular engagement with our stockholders to promote transparency, improve our understanding of stockholder perspectives and increase the Board’s accountability to stockholders. We maintain an active, broad-based stockholder outreach program, communicating with and seeking input from stockholders on issues of importance to them, including a variety of topics related to our corporate governance practices, executive compensation, ESG matters and business strategy.

Our stockholder engagement and outreach activities are conducted year-round, as detailed in the table below, and generally occur in the following contexts:

Our executive officers, investor relations team and other members of senior management share information and speak with investors in a variety of settings and formats. During a typical year, we deliver presentations at industry conferences, hold investor calls, attend analyst-sponsored meetings with investors and engage in small group and one-on-one conversations with investors.

Our Board has led a proactive stockholder outreach program for over a decade. Each Spring, Fall and at other times throughout the year as appropriate, the Board invites our top 50 stockholders, and others who ask to be included, to engage in a direct dialogue with us through participation in individual meetings. In connection with this program, we invite stockholders to engage with us about our corporate governance practices, executive compensation, ESG matters, business strategy and other priorities that are important to them.

Stockholder Engagement Cycle

Fall	Winter	Spring	Summer
Comprehensive Board-led engagement with stockholders to gather feedback following the annual meeting and discuss developments in the Company’s business and strategy, Board and corporate governance matters, executive compensation, ESG matters and other topics of interest	Review of stockholder feedback with relevant Committees and the full Board and consideration of potential changes to corporate governance, executive compensation programs, ESG initiatives and proxy disclosures	Pre-annual meeting Board-led engagement to discuss items on annual meeting agenda	Review feedback and results from the annual meeting, proxy season trends and regulatory developments with relevant Committees and the full Board and plan for Fall engagement

Conversations at Investor Conferences, Investor Calls, Analyst Meetings and Other Activity Throughout the Year

2022 Stockholder Outreach Program

In both the Spring and Fall of 2022, our Board invited our top 50 stockholders, representing approximately 70% of our outstanding shares, plus other stockholders who had specifically asked that they be included, to engage and share their perspectives with us. We ultimately met with 30 different stockholders at least once during 2022, representing approximately 60% of our outstanding shares and including all of our top 10 stockholders. The remainder of the stockholders we contacted confirmed that they did not view a discussion to be necessary or did not respond to our request.

Our engagement effort was led by the Chair of the Compensation Committee, Roxanne Martino. Other members of the Board also participated, including James D. Shelton, Lead Independent Director, Melody Barnes, Chair of the Nominating, Governance and Corporate Responsibility Committee, Matthew Lustig, Chair of the Investment Committee, Walter Rakowich, Chair of the Audit and Compliance Committee Chair and Sean Nolan, member of the Compensation and Nominating, Governance and Corporate Responsibility Committees. At least one independent director participated in each call; at least two independent directors participated in many of the calls. Management representatives from our legal, investor relations and ESG teams also participated.

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Corporate Governance and Board Matters

Discussions in the Spring and Fall of 2022 focused on corporate governance, Board refreshment, our ESG programs and corporate strategy and financial performance. Executive compensation was discussed in the Spring and was a particular focus in the Fall. At our 2022 Annual Meeting, the advisory say-on-pay proposal received 48.9% support of votes cast, including abstentions. The Compensation Committee and the full Board of Directors took this vote outcome seriously, intensifying our robust, Board-led investor outreach effort in the Fall to understand the full range of stockholder perspectives that drove the decline in the say-on-pay support and to develop appropriate responsive actions, as described in more detail below.

Throughout our discussions in the Spring and Fall, stockholders were generally supportive of our ESG program, including our commitment to DE&I, and our responsiveness to stockholders. Stockholders generally expressed the view that ESG matters should continue to be an expanding focus for management and the Board. In addition, stockholders stressed a continued focus on long-term TSR performance and capital allocation. Stockholders generally expressed recognition of and support for actions taken during 2022, including:

Enhancing investor communications, including the appointment of BJ Grant as SVP, Investor Relations and expanded disclosure practices;

Amending the Company’s bylaws to remove the supermajority vote requirement for bylaw amendments;

Continuing the ongoing refreshment of the Board and its committees, including the appointments of Marguerite Nader in 2020, Maurice Smith in 2021 and Michael Embler and Sumit Roy in 2022 and the appointment of Roxanne Martino as Chair of the Compensation Committee in 2021 and Melody Barnes as Chair of the Nominating, Governance and Corporate Responsibility Committee in 2022;

Eliminating the Executive Committee of the Board;

Clarifying the role of the presiding director, including by changing the title to lead independent director and updating the description of the lead independent director’s duties in our guidelines on governance; and

Announcing a commitment to achieve carbon neutral operations by 2040, with a decrease of absolute carbon emissions by 30% by 2030.

While stockholders had diverse and sometimes opposing views on various aspects of our executive compensation program, a majority of stockholders we spoke with were generally supportive of our approach to executive compensation and enhancements we implemented over the last few years, including in 2022. For instance, a number of stockholders expressed support for changes to the 2022 executive compensation program that were implemented in response to stockholder perspectives that were shared with us at the end of 2021, which included reducing the value of the 2022 target compensation opportunity for our CEO by 14% and for our CFO and former CIO by 8%.

Many stockholders expressed concern regarding the design of the 2021 annual incentive plan—in particular, the use of two half-year performance periods, the reliance on strategic as opposed to quantitative corporate performance measures and the weighting of individual performance at 50%. As a result of these elements, our stockholders viewed the 2021 annual incentive plan as being overly discretionary.

Certain stockholders shared that they appreciated the Compensation Committee’s effort to retain key employees during the COVID-19 pandemic—one of the most challenging times for our industry—by establishing a special long-term equity retention program in 2021. However, some stockholders expressed concern regarding grants made under that program to executives other than our CEO and the lack of performance vesting conditions in the design of those awards.

Stockholders also expressed a preference for more year-over-year consistency in the performance measures and weightings used in our incentive programs absent a compelling business justification for taking a different approach. Many stockholders expressed strong support for our use of DE&I metrics in our long-term incentive plan and asked for additional disclosure regarding those metrics.

In response to this and other feedback received during our 2022 stockholder engagement program, we:

In our 2023 annual incentive plan:

Returned to our pre-pandemic practice of establishing full-year goals for all performance measures;

Increased the weighting of the corporate performance measures to 75%, higher than the weighting in both our 2022 program and our pre-pandemic program;

Simplified the corporate performance measures by reducing the number of measures in our 2023 annual incentive plan from four to three, all of which are financial in nature, and adopted measures that are more consistent with those used in our 2022 and pre-pandemic annual incentive plans;

Included in this Proxy Statement enhanced disclosures around the annual incentive plan design and final payouts determination (see “Compensation Discussion and Analysis—Annual Incentive Compensation”);

40

Corporate Governance and Board Matters

In our 2023 long-term incentive plan, adopted performance measures and weightings that are identical to those used in our 2022 long-term incentive plan;

Included in this Proxy Statement is a reaffirmation from the Compensation Committee that special awards should be rare, it will not grant any special awards to executive officers absent compelling circumstances and any special awards granted in the future will include a performance component unless the Committee determines that inclusion of a performance component would defeat the purpose of the special award (see “Compensation Discussion and Analysis—2022 Say-On-Pay Vote and Stockholder Engagement—Key Topics Discussed with Stockholders”);

Included in this Proxy Statement additional disclosure regarding the DE&I measures used to assess performance under our 2020-2022, 2021-2023 and 2022-2024 Performance Units (see “Compensation Discussion and Analysis—Executive Compensation Philosophy—Performance Measures and How They Are Linked to Our Strategy—DE&I Metrics”) and “Compensation Discussion and Analysis—2022 Executive Compensation—Long-Term Equity Incentive Compensation—PSU Awards—2002-2022 PSU Performance and Payouts”).

As in past years, we continued to see a division among our stockholders regarding the use of TSR-based metrics in our long-term incentive plan, with some stockholders expressing a preference for less emphasis on TSR and a majority expressing strong support for maintaining TSR as a dominant metric.

Additional information regarding comments concerning our executive compensation program, and some of the actions we have taken in response, are discussed in the “Compensation Discussion and Analysis—2022 Say-On-Pay Vote and Stockholder Engagement” section of this Proxy Statement.

Contacting the Board of Directors

Stockholders and other parties interested in communicating directly with our Board or any director on Board-related issues may do so.

Communication	Letter	Email
Communicate directly with the Board on Board-related issues	Board of Directors c/o Corporate Secretary Ventas, Inc. 353 North Clark Street, Suite 3300 Chicago, Illinois 60654	bod@ventasreit.com
Communicate with the Lead Independent Director or the independent directors as a group	Lead Independent Director Ventas, Inc. 353 North Clark Street, Suite 3300 Chicago, Illinois 60654	independentbod@ventasreit.com

Communications addressed to our Board or individual members of the Board are screened by our Corporate Secretary for appropriateness before distribution to the Board or to any individual director or directors. Certain communications that are unrelated to the duties and responsibilities of the Board are excluded from such distributions, including, among other things, mass mailings, inquiries regarding routine operational matters, employment inquiries and surveys.

Non-Employee Director Compensation

Structure of Directors’ Compensation

Our Board believes that the compensation paid to our non-employee directors should (i) be competitive with the S&P 500 and our Compensation Peer Group, consisting of publicly traded REITs with similar enterprise values and total assets, as further described in “Compensation Discussion and Analysis—Procedures for Determining Compensation—Executive Compensation Decision-Making Process” and (ii) enable us to attract and retain individuals of the highest quality to serve as our directors. In addition, the Board believes that a significant portion of non-employee director compensation should align director interests with the long-term interests of our stockholders. Accordingly, non-employee directors receive a combination of cash and equity-based compensation for their services. Each of these components is described below. We also reimburse each non-employee director for travel and other expenses associated with attending Board and committee meetings, director education programs and other Board-related activities. Ms. Cafaro, the only member of the Board employed by us, does not receive compensation for her service as a director.

2023 Proxy Statement	41

CORPORATE GOVERNANCE AND BOARD MATTERS

Components of Directors’ Compensation

The majority of our Non-Employee Directors’ Compensation is in the form of annual restricted stock unit grants that are typically awarded immediately following our annual meeting.

BASIC 2022 COMPENSAT ION*

*	Excludes supplemental annual retainers and excess Board and committee fees

Elements of Non-Employee Director Compensation

Annual Cash Retainer(1)	$ 110,000
Supplemental Annual Retainer for Lead Independent Director	$ 25,000
Supplemental Annual Retainer for Chair of	$ 25,000
Audit and Compliance Committee
Compensation Committee
Supplemental Annual Retainer for Nominating, Governance and Corporate Responsibility Committee Chair	$ 20,000
Supplemental Annual Retainer for Members of	$ 20,000
Audit and Compliance Committee
Compensation Committee
Supplemental Annual Retainer for Members of	$ 15,000
Nominating, Governance and Corporate Responsibility Committee
Investment Committee(2)
Excess Board and Committee Meeting Fees(3)	$ 1,500
Annual Restricted Stock Unit Grant(4)	Number of restricted stock units having a grant date market value of $175,000
Initial Restricted Stock Unit Grant	Number of restricted stock units having a grant date market value equal to a pro rata portion of $175,000
Stock Ownership Guidelines	5 times Annual Cash Retainer

(1)	Non-employee directors are generally paid quarterly in advance. Pursuant to our Non-Employee Directors’ Cash Compensation Deferral Program (previously the Non-Employee Directors’ Deferred Stock Compensation Plan), non-employee directors may elect to defer receipt of all or a portion of their cash retainers and meeting fees. Deferred fees are credited to each participating director in the form of stock units, based on the fair market value of our common stock on the deferral date.
(2)	Effective January 1, 2023.
(3)	Each non-employee director receives $1,500 for each Board meeting attended in excess of the eighth Board meeting held during the year; $1,500 for each Audit, Compensation or Nominating, Governance and Corporate Responsibility Committee meeting attended by committee members in excess of the sixth committee meeting held during the year, in each case, unless the meeting was 30 minutes or less. Prior to January 1, 2023, members of the Investment Committee also received $1,500 for each Investment Committee meeting attended during the year unless the meeting was 30 minutes or less. The per meeting fee was replaced with an annual retainer effective January 1, 2023.
(4)	Until 2023, annual awards of restricted stock or restricted stock units to our non-employee directors were typically granted on the date of the annual meeting and vested 50% on the subsequent annual meeting date and 50% on the next succeeding annual meeting date. In December 2022, the Board determined that, in line with prevailing practice, annual equity awards to non-employee directors will be in the form of restricted stock units and will vest on the first anniversary of the date of grant or, if earlier, the next annual meeting date. Directors may defer receipt of the underlying shares beyond the vesting date pursuant to the Non-Employee Directors’ Equity Deferral Program adopted pursuant to the Ventas, Inc. 2022 Incentive Plan.

42

Corporate Governance and Board Matters

Review of Non-Employee Director Compensation

Our Compensation Committee is responsible for annually reviewing the amount and types of compensation to be paid to our non-employee directors and recommending any changes to our non-employee director compensation program for approval by our Board. As part of its annual review, the Compensation Committee may consider (i) the director compensation levels of the Company’s peer group of companies and (ii) director compensation levels at competing S&P 500 companies and other relevant compensation and benchmarking information contained in surveys compiled by Nareit, Spencer Stuart or the National Association of Corporate Directors.

The Compensation Committee did not recommend any changes to director compensation for 2022. In October 2022, the Compensation Committee reviewed market data and received advice from Semler Brossy, the Compensation Committee’s independent compensation consultant, regarding appropriate levels of director compensation for 2023. The Compensation Committee considered the materials presented by Semler Brossy and determined that, effective January 1, 2023, the per meeting fee for members of the Investment Committee should be replaced with a $15,000 annual retainer, consistent with the compensation arrangements for other committees of our Board. The Compensation Committee also determined that future equity awards to directors should be in the form of restricted stock units vesting on the first anniversary of the date of grant or, if earlier, the next annual meeting date. The Board of Directors approved these changes in December 2022.

2022 Non-Employee Director Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, each of our non-employee directors during 2022:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Melody C. Barnes	$138,388	$174,956	$313,344
Michael J. Embler	111,388	206,103	317,491
Jay M. Gellert	64,000	0	64,000
Matthew J. Lustig	116,000	174,956	290,956
Roxanne M. Martino	141,000	174,956	315,956
Marguerite M. Nader	140,500	174,956	315,456
Sean P. Nolan	139,000	174,956	313,956
Walter C. Rakowich	139,500	174,956	314,456
Robert D. Reed	131,000	174,956	305,956
Sumit Roy	29,000	108,821	137,821
James D. Shelton	172,500	174,956	347,456
Maurice S. Smith	137,598	174,956	312,554

(1)	The amounts shown in the Fees Earned or Paid in Cash column reflect quarterly retainer and meeting fees described above under “—Elements of Non-Employee Director Compensation.” Of the amounts shown in this column, the following directors elected to defer all or a portion of their retainer and meeting fees pursuant to our Non-Employee Directors’ Cash Compensation Deferral Plan and were credited with the following stock units: Mr. Gellert, $64,000 or 1,132 units; Mr. Lustig, $116,000 or 2,299 units; Ms. Martino, $141,000 or 2,795 units; and Mr. Shelton, $96,875 or 1,708 units.
(2)	The amounts shown in the Stock Awards column represent the full grant date fair value of shares of restricted stock or restricted stock units (excluding stock units credited in lieu of retainer and meeting fees) granted to each non-employee director in 2022, calculated by multiplying the number of shares awarded by the closing price of a share of Company common stock on the grant date, in accordance with FASB guidance regarding fair value provisions for share-based awards. Directors Barnes, Embler, Lustig, Martino, Nader, Nolan, Rakowich, Reed, Shelton and Smith received an annual stock grant on April 27, 2022; Mr. Embler also received an initial stock grant on March 7, 2022, when he joined the Board of Directors and Mr. Roy received an initial stock grant on October 1, 2022, when he joined the Board of Directors. Mr. Gellert retired from the Board of Directors effective April 27, 2022 and did not receive a stock

2023 Proxy Statement	43

CORPORATE GOVERNANCE AND BOARD MATTERS

award in 2022. Directors are generally entitled to dividends paid on unvested shares of restricted stock and dividend equivalents on vested and unvested restricted stock units. As of December 31, 2022, the aggregate number of unvested shares of restricted stock and restricted stock units held by each non-employee director was as follows:

Name	Unvested Shares of Restricted Stock and Restricted Stock Units
Melody C. Barnes	4,635
Michael J. Embler	3,613
Jay M. Gellert(3)	—
Matthew J. Lustig	4,635
Roxanne M. Martino	4,635
Marguerite M. Nader	4,635
Sean P. Nolan	4,635
Walter C. Rakowich	4,635
Robert D. Reed	4,635
Sumit Roy	2,709
James D. Shelton	4,635
Maurice S. Smith	5,209

(3)	In accordance with the terms of grant, all of Mr. Gellert’s outstanding units vested or were forfeited upon his retirement from the Board of Directors.

Minimum Stock Ownership Guidelines for Non-Employee Directors

Our minimum stock ownership guidelines require each non-employee director to maintain a minimum number of shares of our common stock with a value not less than five times the current annual cash retainer (currently $110,000) paid to such director for service on our Board (excluding, among other things, any additional retainer paid for service as a committee member or committee chair or the Lead Independent Director). Each non-employee director must satisfy the minimum stock ownership levels within five years from the date that they first become subject to the guidelines (or, upon any increase in the annual cash retainer, within five years from the date of such increase). Until a non-employee director satisfies the minimum stock ownership guidelines, they must retain 100% of the shares of our common stock or stock units granted to them as compensation. All of our non-employee directors are currently in compliance with these guidelines, after taking into consideration the transition period for new directors.

44

Our Executive Officers

Set forth below is certain biographical information about our executive officers. Ages shown for all executive officers are as of the date of the 2023 Annual Meeting.

Debra A. Cafaro, 65 Chairman and Chief Executive Officer	Ms. Cafaro has been our Chief Executive Officer and a director since 1999 and Chairman of our Board of Directors since 2003. She also served as our President from 1999 to November 2010. Ms. Cafaro’s biographical information appears under “Director Nominees” on page 14.

Robert F. Probst, 55 Executive Vice President and Chief Financial Officer

Mr. Probst has been our Executive Vice President and Chief Financial Officer since October 2014. As a member of the Ventas executive leadership team, Mr. Probst plays a key role in all aspects of finance, accounting, IT, tax, strategy and investor relations. Prior to joining Ventas, Mr. Probst served as Senior Vice President and Chief Financial Officer of Beam Inc., a global spirits distributor, from its inception as a standalone publicly traded spirits company in October 2011 to its sale to Suntory Holdings Limited in May 2014. Mr. Probst also previously served as Vice President of Finance, Strategy and M&A for the Medication Delivery business division at Baxter International, Inc., a multinational healthcare company, and he spent eight years with UK-based Diageo PLC, a British multinational beverage alcohol company, most recently as its Chief Financial Officer, Global Supply. His early career in finance began with roles at The Pillsbury Company, a flour miller and food products manufacturer, and as a Commercial Lending Officer with The Northern Trust Bank, a financial services company.

In addition to his work for Ventas, Mr. Probst is a member of The Economic Club of Chicago and he serves on the board of the Chicago Botanic Garden, where he chairs its audit committee and serves on its executive committee. In 2018, he was named the Chicago Public Company CFO of the Year by the Chicago Chapter of Financial Executives International (FEI), and, in 2019, he was named FEI’s Public Company Financial Executive of the year, a national award. Mr. Probst earned his B.A. degree with honors in Economics from Duke University and received his M.B.A. degree with highest honors in Finance and Accounting from The University of Chicago Booth School of Business.

Peter J. Bulgarelli, 64 Executive Vice President, Office, Ventas, Inc. President and CEO, Lillibridge Healthcare Services, Inc.

Mr. Bulgarelli is the Executive Vice President, Office of Ventas, Inc. and the President and Chief Executive Officer of Lillibridge Healthcare Services, Inc. (“LHS”), a fully integrated medical office building operating company and wholly owned subsidiary of Ventas. As a member of the Ventas executive leadership team, Mr. Bulgarelli is responsible for Ventas’s growing integrated Office platform which combines the LHS MOB and university-based life science and research and innovation center portfolios, as well as its healthcare asset management team. Mr. Bulgarelli joined Ventas in April 2018 following a successful 28-year career at Jones Lang LaSalle, a global professional services firm specializing in real estate, where he most recently led their industry-focused businesses including life sciences, higher education and academic medical centers.

Mr. Bulgarelli serves on the Board of Directors of PMB Real Estate Services, LLC, a real estate service firm, and Ardent Health Services, a hospital and healthcare company, and he was the Illinois Board Chair for the American Diabetes Association. Mr. Bulgarelli earned his B.S. in civil engineering from the University of Illinois and received his M.B.A. from Northwestern University’s Kellogg Graduate School of Business.

2023 Proxy Statement	45

OUR EXECUTIVE OFFICERS

J. Justin Hutchens, 48 Executive Vice President, Senior Housing and Chief Investment Officer

Mr. Hutchens has been our Executive Vice President, Senior Housing since March 2020 and our Chief Investment Officer since January 2023. As a member of the Ventas executive leadership team, Mr. Hutchens is responsible for Ventas’s Senior Housing portfolio and, as of January 2023, for the Company’s capital allocation strategy and execution across the enterprise. Prior to joining Ventas, Mr. Hutchens served as Chief Executive Officer for HC-One, where he led the company through a significant period of refinement and growth resulting in Britain’s largest residential and nursing care home operator. Prior to that, Mr. Hutchens held senior executive and leadership positions in various publicly traded and private equity-backed organizations, including serving as President and Chief Investment Officer of HCP (now Healthpeak Properties, Inc.), a healthcare real estate investment trust (NYSE: PEAK), Chief Executive Officer, Chief Operating Officer and President of National Health Investors (NYSE: NHI), a real estate investment trust specializing in senior housing, and Chief Operating Officer of Emeritus Corporation, a senior living company that was the largest operator of assisted living facilities in the United States during his tenure and which was acquired in 2014 by Brookdale Senior Living, Inc. (NYSE: BKD).

A frequent speaker on investment practices, company performance and senior housing and care operations, Mr. Hutchens was recognized in Forbes Magazine’s Top 20 “Most Powerful CEOs Age 40 and Under” list for four consecutive years. In addition to his work at Ventas, Mr. Hutchens currently serves on the Board of Directors of Atria Senior Living, a national manager of senior housing communities, and the National Investment Center for Seniors Housing. Mr. Hutchens earned his B.S. in Human Services from the University of Northern Colorado and his M.S. in Management from Regis University.

Carey S. Roberts, 52 Executive Vice President, General Counsel and Ethics & Compliance Officer

Ms. Roberts has been our Executive Vice President, General Counsel and Ethics & Compliance Officer since March 2020. She also serves as our Corporate Secretary and principal counsel to our Board of Directors. As a member of the Ventas executive leadership team, Ms. Roberts is responsible for Ventas’s legal, compliance and enterprise risk management functions. Prior to joining Ventas, Ms. Roberts was Executive Vice President, Chief Legal Officer and Corporate Secretary of Assurant, Inc., a global provider of risk management products and services (NYSE: AIZ). Prior to that, Ms. Roberts served as Deputy General Counsel, Global Chief Compliance Officer and Corporate Secretary of Marsh & McLennan Companies, Inc., a global professional services firm (NYSE: MMC) and as a partner in the corporate practice of Covington & Burling LLP, an international law firm, where she counseled companies in a wide range of industries, including financial services, life sciences and biotechnology and information technology.

In addition to her work at Ventas, Ms. Roberts is a member of The Economic Club of Chicago and serves on the Board of Directors of Openlands. In 2021, she was named a Next Generation Leader by Legal Momentum, the nation’s first and longest-serving legal advocacy group for women in the United States. She received her bachelor’s degree from the University of Chicago and her J.D. from the George Washington University Law School, both with honors.

46

Executive Compensation

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

At the 2023 Annual Meeting, we are asking you to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. Our Compensation Committee believes that our executive compensation program achieves our objectives of retaining and motivating talented executives and rewarding superior performance while discouraging excessive risk-taking. The program supports a performance- and achievement-oriented environment that is geared toward delivering long-term stockholder value.

Accordingly, our Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure.”

Although the results of the stockholder vote on this proposal are non-binding, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. The Company currently provides an opportunity to cast an advisory vote on this topic every year; accordingly, the next opportunity to vote will occur in connection with the Company’s 2024 Annual Meeting.

Our Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

2023 Proxy Statement	47

EXECUTIVE COMPENSATION

A Letter from Our Compensation Committee

Dear Fellow Stockholders,

We would like to thank you for your continued investment in Ventas. As members of the Compensation Committee, we are committed to ensuring that our executive compensation program is tied to performance and aligns with the interests of our stockholders.

We Are Pleased with the Company’s Strong Performance in 2022

The executive team continued to advance our strategic initiatives in 2022, delivering TSR outperformance and growth across all of our business segments. In the last two years, the team has taken proactive steps to position the company to capitalize on the strong demographic demand that is expected to drive performance across our diversified portfolio. As a result, we enter 2023 with strong momentum.

We Listened to Our Stockholders

We thank all of you who met with us and provided feedback on our executive compensation program and other topics before and following our 2022 Annual Meeting of Stockholders.

Our Board of Directors has led our stockholder outreach program for over a decade, engaging directly with our stockholders at least twice a year specifically on investment stewardship priorities. These engagements have informed our approach to executive compensation, corporate governance, environmental, social and governance (“ESG”) and diversity, equity and inclusion (“DE&I”), among other programs.

Before and after the 2022 Annual Meeting, we and other independent members of the Board spoke with 30 different stockholders at least once, representing approximately 60% of our outstanding shares and including all of our top 10 stockholders. We wanted to understand your perspectives on a range of topics, including our 2021 executive compensation program, which did not receive majority support at our 2022 Annual Meeting.

Most of the stockholders we met with expressed overall support for our executive compensation program and enhancements we have made over the years. They also expressed appreciation for our robust, regular stockholder engagement and demonstrated responsiveness to the provided feedback.

Many stockholders shared that the design of our annual incentive plan was a factor that informed their say-on-pay voting decisions last year, expressing a preference for a return to a more formulaic, pre-pandemic design. Some shared concerns regarding the one-time service-based retention awards that were issued in 2021—during the most uncertain period of the pandemic—to executives other than our CEO. Stockholders also expressed a preference for more year-over-year consistency in the performance measures in our incentive programs and more detailed information about DE&I metrics embedded in our long-term incentive program.

We Responded to Our Stockholders’ Concerns

These important conversations informed several changes we made to the executive compensation program in direct response to your feedback.

We modified our annual incentive program for 2023, returning to a design covering a full 12-month performance period, increasing the weighting for corporate performance measures to 75% (higher than pre-pandemic levels) and adopting corporate performance measures that are financial in nature and more consistent with prior years.
We agree that special awards should be rare and will not grant special awards to executive officers absent compelling circumstances. We will also include a performance component in any special awards that we do grant unless it would defeat their purpose. We did not issue any special awards to executive officers in 2022 and do not plan to issue any in 2023.
Our 2023 long-term incentive plan contains performance measures that are identical to those adopted in 2022.
We are providing greater disclosure in this Proxy Statement around the DE&I metrics incorporated into our long-term incentive program.

We appreciated the wide range of views represented among our stockholders and look forward to continuing our dialogue in the future.

Sincerely,

Roxanne M. Martino Chair	Sean P. Nolan	James D. Shelton	Maurice S. Smith

Roxanne M. Martino,
Chair

Sean P. Nolan

James D. Shelton

Maurice S. Smith

48

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) summarizes our executive compensation philosophy, objectives and programs, the compensation decisions made under those programs and the factors considered by our Compensation Committee in making those decisions.

Executive Summary

We continued to deliver robust performance results in 2022. The Company delivered relative TSR that outperformed the MSCI US REIT Index by approximately 16%, outperformed the Nareit Health Care Index by more than 13% and placed the Company among the top 5 performing REITs in the S&P 500 for 2022. Total Company same-store cash NOI* grew 6.1%, led by the strong performance of our SHOP portfolio, which delivered 13.4% same-store cash NOI growth for 2022 and 19.1% year-over-year same-store growth for the fourth quarter. Normalized FFO* grew 3.1% to $2.99 per share and Net Debt to EBITDA* improved by 0.2x over 2021. We finished the year with liquidity of $2.4 billion. Our MOB business experienced its best financial year since inception.

Our executive compensation program supports long-term value creation. More than 90% of our CEO compensation and more than 80% of the compensation for our other Named Executive Officers (NEOs) is variable and at risk, tied to our stock price performance or subject to achievement of pre-set rigorous performance targets that are important to stockholder value creation.

Our 2022 executive compensation program reflects several changes implemented in response to stockholder perspectives shared with us at the end of 2021, including the following:

  Reduced 2022 target compensation for the CEO by 14% and for the CFO and former CIO by 8%;

  Moved closer to a pre-pandemic design for the 2022 annual incentive plan by increasing the weighting of corporate performance measures from 50% to 60%, and adopting corporate performance measures similar to those used pre-pandemic and using the same measures and weightings for the full year;

  In the 2022-2024 Performance Share Unit (“PSU”) awards, increased the weighting of the Nareit Health Care Index relative TSR measure to ~38% (from 25% for our CEO and 29% for our other NEOs).

Our 2022 annual incentive plan paid out at 110-148% of target in alignment with our strong financial results. These payouts reflected the strong performance on two measures that are important to our investors—FFO and Fixed Charge Coverage—as well as assessments of individual performance that ranged from 85 to 95 out of 100.

PSUs earned for the 2020-2022 performance period were close to target value, consistent with our relative TSR performance. Performance for the period was between threshold and target for the relative TSR vs. MSCI U.S. REIT Index measure, between target and maximum for the TSR vs. FTSE Nareit Equity Health Care Index measure, at maximum performance on the R&I Pipeline measure and between threshold and target on our DE&I gender balance metric. Considering our stock price performance over the same period, the shares earned had a value at the end of the performance period of 83% - 97% of the target value.

Our 2023 incentive programs reflect affirmative steps undertaken by the Compensation Committee in response to the outcome of our 2022 say-on-pay vote. During our Board-led stockholder outreach program in Fall 2022, members of our Board met with 21 different stockholders representing approximately 52% of our outstanding shares, including 9 of our top 10 stockholders. Stockholder feedback primarily focused on the rigor of the annual incentive plan followed by concerns regarding the issuance in 2021 of special long-term equity retention awards to executives other than our CEO in response to the COVID-19 pandemic. Stockholders also expressed a preference for more year-over-year consistency in the performance measures in our incentive programs and more detailed information about DE&I metrics embedded in the long-term incentive plan. In response, we took the following actions for 2023:

2022 PERFORMANCE HIGHLIGHTS THREE-YEAR ANNUAL COMPOUND TSR VS. NAREIT HEALTH CARE INDEX 2.74% NORMALIZED FFO PER SHARE* $2.99 YoY TOTAL COMPANY SAME-STORE CASH NOI* 6.1%

2023 Proxy Statement	49

EXECUTIVE COMPENSATION

Annual Incentive Plan Redesign

For our 2023 annual incentive plan, we:

  Returned to our pre-pandemic practice of establishing full-year goals for all performance measures

  Increased the weighting of the corporate performance measures to 75% in 2023 from 60% in 2022—above the 65% allocation in our pre-pandemic program design

  Simplified the corporate performance measures by reducing the number of measures from four to three, all of which are financial in nature and more consistent with those used in our 2022 and pre-pandemic annual incentive plans

  Implemented enhanced disclosures in this Proxy Statement around the annual incentive plan design and determination of final payouts

YoY SAME- STORE SHOP CASH NOI* 13.4%
Consistent Use of Incentive Plan Measures

  The performance measures and weightings for our 2022-2024 and 2023-2025 PSU awards are the same

  The performance measures and weightings for our 2023 annual incentive plan have been modified as discussed above

Special Awards to NEOs

  The Compensation Committee agrees that special awards should be rare and reaffirms that it will not make any special awards to executive officers absent compelling circumstances

  The Compensation Committee also reaffirms that special awards, if granted, will include a performance component unless the inclusion of a performance component would defeat the purpose of the special award, such as with any potential new hire incentives

YEAR-END LIQUIDITY $2.4B
Disclosure of DE&I Metrics for the Long-Term Incentive Plan	We have included in this Proxy Statement enhanced disclosure of the DE&I metrics included in our 2020-2022, 2021-2023 and 2022-2024 PSU awards
We believe the evolved executive compensation program reflects preferences of our stockholders and continues to drive long-term value creation. Our Board remains committed to ongoing dialogue with our stockholders and will continue to solicit stockholder views on our corporate governance and executive compensation practices and other topics that are important to them.

*	Some of the financial measures discussed, including certain performance measures, are non-GAAP measures. Please see Appendix A for additional information and a reconciliation to the most directly comparable GAAP measures.

Named Executive Officers

Our 2022 NEOs were:

Name	Title
Debra A. Cafaro	Chairman and Chief Executive Officer
Robert F. Probst	Executive Vice President and Chief Financial Officer
Peter J. Bulgarelli	Executive Vice President, Office, Ventas, Inc. President and CEO, Lillibridge Healthcare Services, Inc.(1)
John D. Cobb(2)	Executive Vice President, Chief Investment Officer (CIO)
J. Justin Hutchens(3)	Executive Vice President, Senior Housing

(1)	Lillibridge Healthcare Services, Inc. is a wholly owned subsidiary of the Company.
(2)	Mr. Cobb’s role as Chief Investment Officer was terminated on January 25, 2023. He remained employed by the Company through a transition period that ended on February 15, 2023.
(3)	In addition to his role as Executive Vice President, Senior Housing, throughout 2022, Mr. Hutchens was appointed Chief Investment Officer of the Company effective January 25, 2023.

50

EXECUTIVE COMPENSATION

Company Overview

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries—healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada and the United Kingdom. Ventas uses the power of its capital to unlock the value of healthcare real estate.

We hold a highly diversified portfolio through three reportable business segments—triple-net leased properties (“NNN”), senior housing operating properties (“SHOP”) and office properties (“Office”)—located throughout the United States, Canada and the United Kingdom. As of December 31, 2022, we owned or had investments in over 1,200 properties.

For more than 20 years, Ventas has pursued what we believe is a successful, enduring strategy built on diversification of property types, capital sources and partners, financial strength and flexibility and strong ESG initiatives. Working with industry-leading tenants, operators and partners our collaborative and experienced team is focused on leveraging our high-quality, diverse portfolio of properties unified by growing demand from an aging demographic to produce consistent, growing cash flows and superior returns on a strong balance sheet for the benefit of our stockholders. In 2022, we delivered Nareit Funds From Operations (“FFO”) of $2.82 per share and Normalized FFO of $2.99 per share.

2022 Performance

In 2022, we delivered strong results across our business segments and continued to advance our strategic growth objectives. Importantly, we saw the beginnings of what we believe will be a multiyear growth and recovery cycle affecting our senior housing portfolio, which was significantly and disproportionately impacted by the COVID-19 pandemic and represents nearly half of our Annualized Adjusted NOI. This multiyear growth and recovery cycle is supported by:

smart, well-timed actions we took in our senior housing portfolio throughout the pandemic;

improving supply demand fundamentals in our senior housing markets, evidenced by the strong pricing power we saw in the portfolio throughout 2022 and into 2023; and

a post-pandemic rebound that we expect to continue in 2023 and beyond.

We are committed to igniting a new cycle of success through differentiated performance and value creation for our stockholders. In furtherance of this goal, in 2022, our accomplishments included:

Despite significant market volatility in 2022, which impacted our absolute stock price, delivering relative Total Shareholder Return (“TSR”) that outperformed all major benchmarks for the year. Notably for 2022 by:

Outperforming the Nareit Health Care Index by more than 13%

Outperforming the MSCI US REIT Index by approximately 16%

Performing among the top 5 REITs in the S&P 500 for 2022

Delivering three-year compound annual TSR that outperformed the Nareit Health Care Index by 2.74%

Achieving strong year-over-year financial performance, including:

Normalized FFO* per share growth of 3.1% to $2.99 per share

Total Company same-store cash NOI* growth of 6.1%

SHOP same-store cash NOI* growth of 13.4%, including fourth quarter same-store cash NOI* growth of 19.1%

Office and NNN same-store cash NOI* growth of 3.8% and 2.4%, respectively

Launching Ventas OI™, our proprietary, industry-leading platform to drive performance in our SHOP portfolio. Ventas OI™ blends our operational expertise with advanced data analytics to engage operators and influence performance. Among other things, we conducted more than 70 Ventas OI™ sessions with operators and launched a web-based platform that visualizes over 200,000 new daily operating and sales data points impacting our business.

Opportunistically extending our debt duration and committed capital at more attractive pricing by refinancing our existing $200 million term loan maturing in 2023 with a new $500 million term loan facility that matures in 2027.

Receiving positive credit rating actions from three credit rating agencies, who attributed their actions to the sustained SHOP recovery that is underway, the durable cashflows from our diversified portfolio and our commitment to maintaining a strong financial position.

Ending the year with robust liquidity of $2.4 billion.

Improving Net Debt to EBITDA* by 0.2x over 2021.

*	Some of the financial measures discussed, including certain performance measures, are non-GAAP financial measures. Please see Appendix A for additional information and a reconciliation to the most directly comparable GAAP measures.

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Maintaining limited exposure to floating rate debt in a rising interest rate environment, with 88% of outstanding consolidated debt at fixed rates.

Accelerating growth of our VIM platform, which ended 2022 with $5.5 billion in assets under management, and earning our first promote revenue as general partner of the Ventas Life Science & Healthcare Real Estate Fund during the fourth quarter of 2022.

Completing or announcing over $1.2 billion of investment activity that included:

Expanding our life science, R&I footprint, as evidenced by $0.7 billion in closed or committed projects in 2022. The 643k square foot, $425 million Atrium Health/Wake Forest University School of Medicine development in Charlotte announced in 2022 exemplifies our ability to leverage strong relationships with leaders in research, medicine and higher education to execute on high-quality, large-scale transactions.

Growing our senior housing portfolio by closing on approximately $0.2 billion in investments including the acquisition of Mangrove Bay, a Class A community with strong occupancy located in the Jupiter, Florida market. We also continued our track record of development with our partner Le Groupe Maurice and broke ground on a new 362-unit senior housing development project in the Montreal, Quebec market.

Selectively expanding our MOB business with $0.3 billion in completed acquisitions, highlighted by the 18-property, 732k square foot MOB portfolio 100% leased to Ardent Health Services for a twelve-year term.

Earning notable recognition in Environmental, Social and Governance matters, including:

Receiving Nareit Leader in the Light Award for the sixth consecutive year and seventh time overall.

Being named the 2022 GRESB Global Listed Sector Leader for Healthcare and earning a 4 Star Rating for the tenth consecutive year.

Scoring in the 98th percentile of real estate companies in the 2022 S&P Global Corporate Sustainability Assessment (CSA) and being included in the World and North America Dow Jones Sustainability Indices (DJSI).

Appointing J. Justin Hutchens in January 2023 to the additional role of Chief Investment Officer. In his expanded role, Hutchens is responsible for our capital allocation strategy and execution across the enterprise in addition to his responsibility for our senior housing portfolio. By combining the CIO and EVP, Senior Housing roles, we are streamlining our executive management structure and enhancing the connection between investment activity and business operations.

We enter 2023 with strong momentum. We believe that the proactive steps we took in 2022 and throughout the pandemic position us to capitalize on the existing demographically led demand across our diversified portfolio of assets, all of which cater to the needs of a large and growing aging population. Coupled with our experienced team’s insights and execution capabilities, we believe we are poised to drive unprecedented organic property growth.

2022 Say-On-Pay Vote and Stockholder Engagement

We have a longstanding practice of engaging with our stockholders and taking actions that reflect perspectives and preferences that stockholders share with us through regular and direct dialogue. Our Board has led our investor outreach program for over a decade, engaging directly with our stockholders at least twice a year on executive compensation, corporate governance and other topics of interest to them.

At our 2022 Annual Meeting, the advisory say-on-pay proposal received 48.9% support of votes cast, including abstentions. The Compensation Committee and the full Board of Directors took this vote outcome seriously, intensifying our robust, Board-led investor outreach effort to understand the full range of stockholder perspectives that drove the decline in the say-on-pay support and to develop appropriate responsive actions.

Fall 2022 Stockholder Outreach

Following our 2022 Annual Meeting, consistent with our Board’s long-standing practice of engaging with our stockholders each Fall, our Board invited our top 50 stockholders, representing over 70% of our outstanding shares, as well as several additional smaller stockholders who had asked to be included, to engage and share their perspectives with us. This outreach resulted in meetings with 21 stockholders over the course of Fall 2022, collectively representing approximately 52% of our outstanding shares and including 9 of our top 10 stockholders.

STOCKHOLDERS CONTACTED	STOCKHOLDERS ENGAGED	INDEPENDENT DIRECTOR PARTICIPATION

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The meetings in the Fall of 2022 were in addition to the stockholder engagement led by our Board in the Spring of 2022 during the weeks leading up to our 2022 Annual Meeting and other, frequent engagement opportunities at investor conferences, stockholder calls and other periodic events, resulting in multiple discussions with several of our stockholders throughout 2022. See “Corporate Governance and Board Matters—Stockholder Engagement” for information regarding stockholder engagement more broadly, including our Board-led outreach program in the Spring of 2022.

Ventas Participants

Our Fall 2022 stockholder outreach program was led by the Chair of our Compensation Committee. At least one independent director attended each meeting, with at least two independent directors attending the meetings with our largest stockholders.

Participants in the engagement effort were:

Roxanne Martino, Chair of the Compensation Committee, who led the engagement effort;

James D. Shelton, Lead Independent Director;

Melody Barnes, Chair of the Nominating, Governance and Corporate Responsibility Committee;

Matthew Lustig, Chair of the Investment Committee;

Walter Rakowich, Chair of the Audit and Compliance Committee;

Sean Nolan, member of the Compensation and Nominating, Governance and Corporate Responsibility Committees; and

Management representatives from our legal, investor relations and ESG teams.

Key Topics Discussed with Stockholders

In the Fall 2022 engagement meetings, we discussed a range of topics, including our executive compensation program, Board refreshment, corporate governance, corporate strategy, financial performance and our DE&I initiatives and other ESG programs. We gained valuable perspectives from our stockholders, which were conveyed to the full Board and relevant Committees of the Board and informed many meeting agenda items through the second half of 2022 and early 2023.

While stockholders had diverse and sometimes opposing views on various aspects of our executive compensation program, a majority of stockholders we spoke with were generally supportive of our approach to executive compensation and enhancements we implemented over the last few years, including in 2022, many of which were adopted in response to stockholder feedback. See “Compensation Discussion and Analysis—2022 Executive Compensation.”

A majority of stockholders expressed concern regarding the design of the 2021 annual incentive plan - in particular, the use of two half-year performance periods, the reliance on strategic as opposed to quantitative corporate performance measures and the weighting of individual performance at 50%. As a result of these elements, some stockholders viewed the 2021 annual incentive plan as being overly discretionary.

Certain stockholders shared with us that they appreciated the Compensation Committee’s effort to retain key employees during the COVID-19 pandemic—one of the most challenging times for our industry—by establishing a special long-term equity retention program in 2021. Other stockholders expressed concern regarding grants made under that program to executives other than our CEO and the lack of performance vesting conditions in the design of those awards.

Stockholders also expressed a preference for more year-over-year consistency in the performance measures and weightings used in our incentive programs absent a compelling business justification for taking a different approach. Many stockholders expressed strong support for our use of DE&I metrics in our long-term incentive plan and asked for additional disclosure regarding those metrics.

Below is a summary of the common themes we heard during the engagement effort and the response of the Compensation Committee to the stockholder perspectives shared with us.

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TOPIC	STOCKHOLDER FEEDBACK	OUR RESPONSIVE ACTIONS AND PERSPECTIVE
Annual Incentive Plan Redesign	A majority of stockholders expressed a preference for a more formulaic and quantitative annual incentive plan design, similar to our pre-pandemic approach, and requested more streamlined disclosure around factors considered by the Compensation Committee when determining final payouts.

Response:

For 2023, we:

  Returned to our pre-pandemic practice of establishing full-year goals for all performance measures

  Increased the weighting of the corporate performance measures to 75%, greater than the weighting in both our 2022 program (60%) and our pre-pandemic program design (65%)

  Simplified the corporate performance measures by reducing the number of measures from four to three—Normalized FFO/Share (45%), Fixed Charge Coverage (20%) and G&A Management and Expense Controls (10%)—all of which are quantitative and financial in nature

  Adopted corporate performance measures that are largely consistent with those used in our 2022 and pre-pandemic annual incentive plans

  Enhanced disclosures around the annual incentive plan design and determination of final payouts, beginning with this Proxy Statement

Perspective:

Given the uncertainties surrounding COVID-19, we had changed the annual plan design for 2021 to place equal weight on corporate performance measures and individual performance and objectives. We set corporate performance measures for the first and second halves of 2021 to maintain the rigor of the incentive plan and incentivize desired performance outcomes during a period of significant uncertainty for our company and our industry. The corporate performance measures were comprised of key operational, strategic and financial priorities (rather than financial measures) that were designed to manage our business through a volatile period and position the Company for the pre-pandemic recovery.

While we believe these actions served us well, they are no longer necessary and we moved closer to our pre-pandemic structure in 2022. For 2023, we have further enhanced our annual incentive plan structure by increasing the weighting of the corporate performance measures. We have reverted to our pre-pandemic practice of establishing full-year goals for all measures and adopting measures that are quantitative and financial in nature. We also have adopted corporate performance measures for 2023 that are largely consistent with those used in our 2022 and pre-pandemic plans.

Consistent Use of Incentive Plan Measures	Several stockholders sought greater consistency in the performance measures and weightings used in our annual and long-term incentive plans absent a compelling business justification for taking a different approach.

Response:

  The performance measures and weightings for the 2022-2024 and 2023- 2025 PSU long-term incentive awards are the same

  The performance measures and weightings for our 2023 annual incentive plan have been modified as discussed above

Perspective:

We appreciate the desire for consistency in performance measures and weightings. As reflected in our timelines of incentive measures, the performance measures and weightings used in our 2022-2024 and 2023- 2025 PSU awards are the same and are substantially similar to performance measures used in prior years for PSU awards. Similarly, the measures used in our 2023 annual incentive plan are largely consistent with those used in our 2022 and pre-pandemic annual plans.

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TOPIC	STOCKHOLDER FEEDBACK	OUR RESPONSIVE ACTIONS AND PERSPECTIVE
Special Awards to NEOs	While several stockholders spoke favorably of our decision to issue long-term equity retention awards to employees, including our NEOs other than the CEO, in 2021, some raised concerns about lack of performance vesting requirements in the retention program design and others expressed a general view that special awards should rarely, if ever, be granted.

Response:

  The Compensation Committee reaffirms that special awards should be rare, and that it will not grant any special awards to executive officers absent compelling circumstances

  The Compensation Committee also reaffirms that special awards, if granted in the future, will include a performance component unless the Committee determines that inclusion of a performance component would defeat the purpose of the special award, such as with any potential new hire incentives

Perspective:

Special awards approved in 2021 were designed to support the senior leadership team continuity that was essential for the Company’s success in navigating the significant impact of the pandemic on the Company’s business, given its focus on senior housing and healthcare, and on the industry more broadly. With the exception of “sign-on” awards to Ms. Roberts and Mr. Hutchens when they joined the Company in 2020, these were the first special awards the Committee had approved for any NEO since the Company redesigned its executive compensation program in 2017. The Committee did not grant special awards to any NEO in 2022 and does not contemplate any special awards in 2023.

Disclosure of DE&I Metrics for the Long-Term Incentive Plan	Stockholders expressed strong support for our use of DE&I metrics in our long-term incentive plan and asked for additional disclosure regarding those metrics.

Response:

  Our disclosures in this Proxy Statement include expanded details related to the DE&I performance measure included in our 2020-2022 PSU awards

  In addition, we have disclosed in this Proxy Statement the metrics that are being used to measure DE&I performance for our 2021-2023 and 2022-2024 PSU awards

Perspective:

During our discussions with stockholders during 2022, a number of stockholders expressed strong support for our use of DE&I metrics in our long-term incentive plan, noting a preference for seeing longer-term DE&I metrics, a practice that remains rare among public companies. A number of our stockholders asked that we disclose the DE&I metrics used. While we generally do not disclose goals and other competitively sensitive information regarding our incentive compensation programs until the performance cycle is complete, in response to the comments received, we have disclosed the metrics that will be evaluated in determining whether our DE&I goals have been achieved (See – Compensation Discussion and Analysis—Executive Compensation Philosophy—Performance Measures and How They Are Linked to Our Strategy—DE&I Metrics” and “Compensation Discussion and Analysis—2022 Executive Compensation—Long-Term Equity Compensation—PSU Awards”).

Use of TSR-based Metrics	Some stockholders expressed the view that we give too much weight to TSR-based metrics in the long-term equity incentive plan, while others expressed strong support for maintaining TSR-based metrics as the dominant metrics in the plan.

Response:

  We have retained the TSR-based metrics in our long-term incentive plan.

Perspective:

As in prior years, we continue to see a division among our stockholders regarding the use of TSR-based metrics in our long-term incentive plan, with some stockholders of the view that we give these metrics too much weight, and a majority expressing strong support for maintaining these metrics as the dominant measures in our long-term plan. The Compensation Committee determined that the current use of relative TSR in the long-term incentive program was the best metric to support and incentivize performance and alignment with stockholders. The Committee will continue to consider appropriate performance metrics for the incentive program design in the future.

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We believe the actions we have taken during 2022 demonstrate the value we place on the perspective of our stockholders and our desire to ensure that our executive compensation program is aligned with stockholder expectations.

Executive Compensation Philosophy

We recognize that effective compensation strategies are critical to recruiting, incentivizing and retaining key employees who contribute to our long-term success and thereby create value for our stockholders. Accordingly, our compensation program is designed to achieve the following primary objectives:

attract, retain and motivate talented executives;

focus executives on accomplishing company and individual goals that support our strategic objectives;

pay for performance that aligns with the creation of long-term stockholder value;

provide balanced incentives that discourage excessive risk-taking; and

support our goal to deliver sustained, superior returns to stockholders.

We align the interests of our executive officers and stockholders by maintaining a performance- and achievement-oriented program that provides executives with the opportunity to earn market-competitive levels of cash and equity compensation for strong performance against key strategic, financial and operating goals that create long-term stockholder value.

In determining the design and scope of our executive compensation program, we also consider the perspectives that our stockholders share with us, including through our proactive Board-led stockholder outreach program and our annual say-on-pay advisory vote at our annual stockholders’ meetings. Certain of our decisions regarding our 2022 and 2023 executive compensation program reflect that feedback, including the results of the 2022 say-on-pay vote.

Our Compensation Structure

Consistent with our compensation philosophy, over 90% of our CEO’s pay and over 80% of the pay of our other Named Executive Officers is variable and at risk. Further, a significant portion of our incentive pay is dependent on achieving pre-established performance measures.

CEO TOTAL DIRECT COMPENSATION	OTHER NEOs TOTAL DIRECT COMPENSATION

The objectives of our program are as follows:

Base Salary	Base Salary compensates our executives for the knowledge, skill and expertise they bring to our Company on a day-to-day basis. Base salaries are generally targeted to approximate the median of the Compensation Peer Group,(1) but may deviate from this target based on an individual’s sustained performance, contributions, leadership, experience, expertise and scope of responsibilities within our Company as compared to the benchmark data.
Annual Cash Incentive Compensation	Annual Cash Incentive Compensation rewards our executives for achieving pre-determined corporate and individual goals established for the fiscal year. These goals typically represent milestones we have determined need to be met within a given year to advance our annual and long-term objectives.
Long-Term Equity Incentive Compensation	Long-Term Equity Incentive Compensation rewards our executives for performance that supports our long-term strategy and growth. This compensation consists of (i) Restricted Stock Units (“RSUs”) that generally vest over three years and (ii) Performance Share Units (“PSUs”) that vest at the end of a three-year period, subject to achieving performance measures established at the beginning of that performance period.

(1)	The Compensation Peer Group are the companies we use to benchmark our Executive Compensation, as more fully discussed below.

(2)	Ranges shown above reflect variation in weightings among our Named Executive Officers.

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Performance Measures and How They Are Linked to Our Strategy

Performance measures for our annual and long-term incentive plans are designed to encourage our executives to focus on initiatives that will further the Company’s annual and long-term strategic priorities and objectives. Annual measures typically relate to items that can be completed within one year or are appropriately considered on a year-over-year basis, but we may also establish annual measures linked to longer term objectives to emphasize the importance of a particular element of our strategy or incentivize completion of a preliminary step. Long-term performance measures typically relate to items that are most appropriately assessed over a period of several years. The Compensation Committee reviews the annual and long-term incentive program design annually.

Set forth below are timelines that show the evolution of the performance measures used in our annual and long-term incentive plans from 2018 through 2022, as well as the measures approved in January for our 2023 annual plan and 2023-2025 PSU awards. The measures are designed to be complementary and to work together holistically, as illustrated by the use of measures relating to the Company’s Research & Innovation (“R&I”) Development initiative:

In 2018, the Company identified R&I Development as an important component of its strategy.

In 2019, the Committee included an R&I Development Growth measure in the annual incentive plan to focus the executive team on identifying and committing to appropriate R&I projects in the first full year of this initiative.

In 2020, the Committee continued to employ a measure related to this initiative (Investment in Development) in the annual incentive plan to ensure opportunities identified in the prior year were aggressively pursued in the second year. The Committee also added an R&I Pipeline Openings measure to the long-term incentive plan to incentivize project completion and new facilities opening within anticipated time frames, which ensures that revenue from the projects is generated and contributes to financial performance on a timely basis.

In 2021, the third full year of this initiative, the Committee removed the Investment in Development measure from the annual incentive plan, reflecting the maturity of the initiative, but retained the R&I Pipeline Openings measure in the long-term incentive plan to ensure that the initiated projects continued to be pursued and completed within anticipated time frames.

In 2022, the Company removed the R&I Pipeline Openings measure, reflecting the maturity of the program.

We believe this approach appropriately incentivizes our executives to take actions required in the short term to achieve our short- and long-term strategic priorities and objectives and ensures that the interests of our executives are aligned with those of our stockholders.

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Timeline of Performance Measures: Annual Incentive Plan(1)

Year	Measures and Weightings
2018	40%	Normalized FFO/Share
	10%	Fixed Charge Coverage
	15%	Reduction in Principal from Refinancing or Repayment of Debt Securities
	35%	Individual Objectives & Performance

2019	40%	Normalized FFO/Share
	10%	Fixed Charge Coverage
	15%	R&I Development Growth
	35%	Individual Objectives & Performance

2020	30%	Normalized FFO/Share
	15%	Liquidity
	10%	Investment in Development
	10%	Net Debt/EBITDA
	35%	Individual Objectives & Performance

2021		Our 2021 annual incentive plan was comprised of two performance periods to support an agile response to the pandemic, with corporate performance measures representing 50% and individual objectives & performance (measured across the entire year) representing 50% of the target value. These measures fell into distinct categories aligned to our key operational strategic and financial priorities, as follows:

		First Half 2021	Second Half 2021

	20%	Balance Sheet	10%	Balance Sheet
	10%	Senior Housing	10%	Senior Housing
	10%	Internal Culture	10%	Internal Culture
	10%	Ventas Investment Management	10%	Dispositions
			10%	Closing and Integrating New Senior (acquisition agreement reached at end of June 2021)
	50%	Individual Objectives & Performance

2022		As in 2021, our 2022 annual incentive plan was comprised of two performance periods for corporate measures. Performance measures were comparable to those used in years prior to 2021, as reflected below:

		First Half 2022	Second Half 2022

	25%	Normalized FFO/Share	25%	Normalized FFO/Share
	15%	Fixed Charge Coverage	15%	Fixed Charge Coverage
	5%	Performance in line with or above Normalized FFO/Share Guidance	5%	Performance in line with or above Normalized FFO/Share Guidance
	15%	Comparable SHOP NOI Growth	15%	Comparable SHOP NOI Growth
	40%	Individual Objectives & Performance

2023		In 2023, the Company returned to full year performance measures and goals and increased the emphasis on quantitative financial measures.

	45%	Normalized FFO/Share
	20%	Fixed Charge Coverage
	10%	G&A Management and Expense Controls
	25%	Individual Objectives & Performance

(1)	The annual incentive plan for the Office Executive Vice President includes measures and goals specific to the Office business. In 2022, 30% of the opportunity was allocated to corporate measures as described in the table above, 30% was allocated to measures and goals specific to the Office business and 40% was allocated to individual objectives & performance, consistent with our other Executive Officers. Please see the “Compensation Discussion & Analysis—2022 Executive Compensation—Annual Incentive Compensation—2022 Annual Incentive Performance Measures and Results” for further information.

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Timeline of Performance Measures: Long-Term Incentive Plan(1)

Period	LTI Components		PSU Measures and Weightings
2018 to 2020	All NEOs		All NEOs

	60% PSUs		TSR vs. MSCI	36.7%
	40% RSUs		TSR vs. NAREIT	36.7%
			Net Debt: EBITDA	26.7%

2019 to 2021	CEO	Other NEOs	All NEOs

	70% PSUs	60% PSUs	TSR vs. MSCI	36.7%
	30% RSUs	40% RSUs	TSR vs. NAREIT	36.7%
			Net Debt: EBITDA	26.7%

2020 to 2022	CEO	Other NEOs	All NEOs

	70% PSUs	60% PSUs	TSR vs. MSCI	36.7%
	30% RSUs	40% RSUs	TSR vs. NAREIT	36.7%
			R&I Pipeline Openings (new)	16.7%
			DE&I: Gender Balance (new)	9.9%
			Removed: Net Debt: EBITDA

2021 to 2023	CEO	Other NEOs		CEO	Other NEOs

	70% PSUs	60% PSUs	TSR vs. MSCI	25%	29%
	30% RSUs	40% RSUs	TSR vs. NAREIT	25%	29%
			R&I Pipeline Openings	10%	8%
			Net Debt: EBITDA (new)	20%	17%
			DE&I: Key Metrics	20%	17%

2022 to 2024	CEO	Other NEOs		CEO	Other NEOs

	70% PSUs	60% PSUs	TSR vs. MSCI	25%	25%
	30% RSUs	40% RSUs	TSR vs. NAREIT	39%	38%
			Net Debt: EBITDA	19%	20%
			DE&I: Key Metrics	17%	17%
			Removed: R&I Pipeline Openings

2023 to 2025	CEO	Other NEOs	All NEOs

	70% PSUs	60% PSUs	TSR vs. MSCI	25%
	30% RSUs	40% RSUs	TSR vs. NAREIT	38%
			Net Debt: EBITDA	20%
			DE&I: Key Metrics	17%

(1)	Weightings shown as percentage of total PSU award; may not sum to 100 due to rounding. For 2020-2022 performance period, there are slight variances in weighting between CEO and other NEOs due to rounding (e.g., the measure tied to DE&I metric was weighted at 9.9% for the CEO and 10% for the other NEOs).

Use of DE&I Metrics in our Long-Term Incentive Plan

We have a long history of actively promoting diversity, equity & inclusion in our company, our industry and our communities, which we believe supports the creation of long-term stockholder value.

As reflected above, we first introduced a metric designed to measure our progress on our diversity, equity and inclusion initiatives in our 2020-2022 PSU awards. For those awards, the DE&I metric was tied to gender balance across the organization, which was a goal established under our corporate sustainability report following completion of our GRI-aligned ESG materiality assessment. That assessment took into account the views of key stakeholder groups, including our stockholders, business partners and employees.

In 2020, to accelerate our efforts, we developed a customized, comprehensive DE&I framework organized around the pillars of people, culture, investment and ‘Beyond Ventas.’ We formed a DE&I Committee headed by our Chairman & CEO to put our DE&I framework into action, engaging a diverse, multi-disciplinary group of employees across our organization in the effort. To reinforce our seriousness of purpose, we incorporated a broader set of DE&I metrics in our 2021-2023 and 2022-2024 PSU awards, which are designed to measure progress on our DE&I initiatives.

For the 2021-2023 and 2022-2024 PSU awards, progress on our DE&I initiatives will be assessed based on the following metrics, for which there are pre-set quantitative targets:

Minority/women-owned business spend for US ground-up construction and development projects

Representation of women in senior leadership

Diverse representation of interns

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Average mean score on our annual DE&I employee survey

Employee participation in Company-sponsored DE&I employee training, education and event hours

Development of meaningful partnerships with Historically Black Colleges & Universities and similar organizations focused on advancing diversity, equity and inclusion in the commercial real estate industry

These metrics were selected following review by the Compensation Committee of our DE&I framework and underlying initiatives and identification of metrics that are either foundational to making progress toward our DE&I goals or demonstrate that our DE&I initiatives are having the desired effect. The Company expects to disclose the quantitative goals for each metric following completion of the applicable performance period.

Procedures for Determining Compensation

Executive Compensation Decision-Making Process

The Company is committed to a competitive compensation structure that allows us to attract, retain and motivate our key executives while creating alignment with long-term stockholder value. We review executive compensation regularly to ensure that our compensation programs align with this philosophy. As part of this process, we engage in extensive benchmarking with the assistance of our independent compensation consultant, Semler Brossy. We also maintain an ongoing dialogue with our stockholders to solicit their perspectives on our executive compensation program. Each year, the Compensation Committee:

Benchmarking and Compensation Peer Group

For benchmarking purposes, our independent compensation consultant, Semler Brossy, provides our Compensation Committee with comparative market data on compensation practices and programs of our peer companies (the “Compensation Peer Group”) and provides guidance on compensation trends and best practices. Using this market data, Semler Brossy advises the Compensation Committee and makes recommendations with respect to program design and setting base salaries and incentive award opportunity levels for our Named Executive Officers.

2022 Compensation Peer Group Positioning

The Compensation Committee reviews the Compensation Peer Group each summer to ensure the Company is using an appropriate group for pay level and pay practice comparisons. The Compensation Peer Group generally consists of large-cap REITs in our healthcare sector or large-cap REITS in other sectors (such as office, retail and lodging) that are similar to us in other ways, such as total assets, revenue and enterprise value. The chart below shows our positioning relative to our 2022 Compensation Peer Group as of June 15, 2021.

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	25th percentile	50th percentile	75th percentile
Total Assets ($M)
Trailing 4Q Revenue ($M)
Enterprise Value ($M)

The Compensation Committee reviewed the Compensation Peer Group in July 2021 and did not make any changes to the Compensation Peer Group for purposes of setting 2022 compensation.

2022 Compensation Peer Group

American Tower Corp. (AMT)	Prologis, Inc. (PLD)
AvalonBay Communities, Inc. (AVB)	Public Storage, Inc. (PSA)
Boston Properties, Inc. (BXP)	Realty Income Corp. (O)
Crown Castle International Corp. (CCI)	Simon Property Group, Inc. (SPG)
Digital Realty Trust, Inc. (DLR)	The Macerich Company (MAC)
Equinix, Inc. (EQIX)	Vornado Realty Trust, Inc. (VNO)
Equity Residential (EQR)	Welltower, Inc. (WELL)
Healthpeak Properties, Inc. (PEAK)	Weyerhaeuser Co. (WY)

In determining 2022 compensation targets for our Named Executive Officers, our Compensation Committee, in consultation with Semler Brossy, considered the competitive positioning of our executive compensation levels relative to compensation data for the 2022 Compensation Peer Group with respect to the following pay components: base salary; total annual compensation opportunity (base salary plus annual incentive awards); long-term equity incentives (annualized target value of long-term equity incentive awards) and total direct compensation (base salary plus annual incentive awards and annualized target value of long-term equity incentive awards). This assessment included a review of awarded pay; pay realized in recent years, projections regarding realized pay in future years and potential retention concerns. The Committee also considered concerns expressed by our stockholders in discussions throughout 2021.

Consistent with our compensation philosophy, our Compensation Committee reviewed each element of pay in the context of the Compensation Peer Group. The Committee does not target a specific percentile of market when making pay decisions, but rather determines overall total target direct compensation relative to the Compensation Peer Group based on the unique skills, expertise and individual contributions of each Named Executive Officer. Our 2022 executive compensation program was designed to deliver compensation levels at, above or below these targets if performance met, exceeded or failed to achieve the goals established for the annual and long-term incentive awards.

Compensation Policies and Practices—Good Governance

THINGS WE DO

Include a balanced mix of cash and equity compensation, with a strong emphasis on performance-based incentive awards
Use a blend of measures designed to promote responsible growth and risk management
Emphasize performance-based equity incentives to foster alignment with long-term stockholder interests
Cap incentive award opportunities
Measure performance over a three-year period for long-term incentive awards
Exercise negative discretion to reduce incentive award payouts when appropriate
Conduct annual risk assessment of all compensation programs
Maintain meaningful stock ownership guidelines of 6X for CEO and 3X for all other executive officers
Maintain a recoupment policy for all incentive compensation
Prohibit hedging or pledging of Company stock
Use double-trigger change-in-control provisions

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EXECUTIVE COMPENSATION

2022 Executive Compensation

Updates to 2022 Executive Compensation Program

Our 2022 executive compensation program reflects several changes, including those described below, some of which were implemented in response to stockholder perspectives shared with us at the end of 2021.

Reduced Target Compensation for the CEO, CFO and CIO

In 2021, with input from its independent consultant Semler Brossy, the Compensation Committee initiated a thorough review of executive compensation that considered, among other factors, stockholder perspectives. Based on this review, the Compensation Committee recommended, and the independent members of the Board of Directors approved, with the affected executives’ agreement and support:

a $2.0 million, or 14%, reduction in 2022 target compensation for Ms. Cafaro, effectuated through a 19% reduction in her annual long-term incentive opportunity; and

a $0.4 million, or 8%, reduction in regular 2022 annual target compensation for each of Mr. Probst and Mr. Cobb (then the Company’s CIO), effectuated through a 13% reduction in their annual long-term incentive opportunities.

The Compensation Committee approved 7% merit increases in base salary for Mr. Bulgarelli and Mr. Hutchens effective January 1, 2022. There were no other changes to the 2022 compensation structure for the NEOs.

Moved Closer to Pre-Pandemic Design for our Annual Incentive Plan

In response to stockholders who, at the end of 2021, expressed a preference for a return to an annual incentive plan with a greater emphasis on quantitative corporate performance measures and a limited discretionary component, the Compensation Committee increased the weighting of the corporate measures in our 2022 annual incentive plan to 60% from the 50% weighting used in 2021 and adopted primarily quantitative, financial measures. Due to continued market volatility and the uncertain business environment, the Committee elected to establish full-year corporate performance measures and weightings, but to set goals for the first and second halves of the year rather than for the full year. This allowed the Compensation Committee to review the Company’s performance and market conditions mid-year and establish second half goals based on that information.

Increased Allocation to Relative TSR Metrics to Drive Long-Term Value Creation

To strengthen alignment of our long-term incentive plan design with stockholder experience and incentivize long-term value creation, we increased the weighting assigned to the relative TSR measure vs. FTSE Nareit Equity Health Care Index to ~38% (from 25% for our CEO and 29% for our other NEOs) in the 2022-2024 PSU program design. With this change, the combined weighting of the two relative TSR measures in the long-term performance program accounts for 63% of the total PSU opportunity, focusing the executive team on our competitiveness and long-term stockholder value creation.

Additionally, we removed the R&I Pipeline Openings performance measure, as we anticipated the transition from a growth initiative to a sustainable business, and we expanded our DE&I metrics from a narrow focus on gender balance to a set of broader metrics designed to measure progress on DE&I initiatives overall.

2022 Base Salary

Our Compensation Committee reviews the base salaries of our executive officers annually to determine whether any adjustments are warranted. During the fourth quarter of 2021, the Compensation Committee reviewed benchmarking data and a realized pay analysis provided by its independent compensation consultant, Semler Brossy. Based on that review, the Compensation Committee and the Board of Directors approved merit increases of 7% in the 2022 base salaries of Mr. Bulgarelli and Mr. Hutchens in recognition of their sustained performance contributions and competitive market conditions. Base salaries for Ms. Cafaro, Mr. Probst and Mr. Cobb were unchanged.

The chart below shows the base salary approved by the Compensation Committee for each of our Named Executive Officers for 2020, 2021 and 2022. Each of our executives agreed to accept a temporary base salary reduction for the second half of 2020 when it became apparent that the COVID-19 pandemic was going to have a significant negative impact on our business; the adjusted salaries are provided in note 1 to the chart below.

Named Executive Officer	2020 Base Salary(1)	2021 Base Salary	2022 Base Salary
Debra A. Cafaro	$1,075,000	$1,075,000	$ 1,075,000
Robert F. Probst	646,119	659,041	659,041
Peter J. Bulgarelli	500,760	515,783	551,888
John D. Cobb	644,960	657,859	657,859
J. Justin Hutchens(2)	500,000	515,000	551,050

(1)	The 2020 Base Salary does not reflect temporary reductions in the second half of 2020 due to the COVID-19 pandemic. COVID-19 Adjusted salaries were as follows: Ms. Cafaro, $947,654; Mr. Probst, $607,849; Mr. Bulgarelli, $471,870; Mr. Cobb, $606,759 and Mr. Hutchens, $470,000 (annualized).

(2)	The 2020 Base Salary shown for Mr. Hutchens, who joined the Company in March 2020, is provided on an annualized basis. The amount earned by Mr. Hutchens during 2020 is shown in the 2022 Summary Compensation Table.

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EXECUTIVE COMPENSATION

Annual Incentive Compensation

We provide our executive officers with an annual opportunity to earn cash incentive awards based on the achievement of pre-established corporate and individual performance measures. In establishing the performance measures and goals, the Compensation Committee considers the Company’s strategic priorities and the specific challenges and opportunities facing the Company at the time. Annual performance measures and goals are designed to incentivize our executive officers to address the near-term priorities that are necessary to implement our strategy without taking inappropriate risk.

The annual program typically measures performance over the full fiscal year, and the Compensation Committee generally approves specific performance measures, goals and weightings and an award opportunity range (expressed as multiples of base salary at each applicable level of performance) early in the year for each executive officer.

In 2022, due to continued market volatility and the uncertain business environment, the Committee elected to establish full-year corporate measures and weightings, but to set goals for the first and second halves of the year rather than for the full year. This allowed the Committee to review the Company’s performance and market conditions mid-year and establish second half goals based on that information. Financial and individual performance metrics were assigned 60% and 40% weighting respectively.

2022 Annual Incentive Award Opportunities

The award opportunity under our annual incentive plan is tied to each executive officer’s base salary in effect at the time of grant. The 2022 annual incentive award opportunity for each of our Named Executive Officers is set forth in the table below; there were no increases, as a percentage of base salary, from the 2021 annual incentive award opportunities. There is no payout for performance that falls below threshold and no increase above the maximum payout for performance above maximum.

Named	Incentive Opportunity as a percentage of base salary			Threshold Incentive	Target Incentive	Maximum Incentive
Executive Officer	Threshold	Target	Maximum	Award	Award	Award
Debra A. Cafaro	120%	200%	360%	$1,290,000	$2,150,000	$3,870,000
Robert F. Probst	125%	175%	250%	823,801	1,153,322	1,647,603
Peter J. Bulgarelli	100%	150%	200%	551,888	827,832	1,103,776
John D. Cobb	125%	175%	250%	822,324	1,151,253	1,644,648
J. Justin Hutchens	100%	150%	200%	551,050	826,575	1,102,100

As in years prior to 2021, the 2022 Corporate performance measures focused on financial measures tied to the long-term health of our business.

2022 Annual Incentive Performance Measures and Results

Corporate Performance Measures and Results

60% of Award

The charts on the following pages set forth the corporate performance measures and goals that were established for 2022, management’s progress against those goals and the level of achievement that the Compensation Committee determined was reached. Because the range of potential payouts is broader for some executives than for others, the level of achievement is scored on a 100-point scale, with achievement at target equal to 50. For example, performance half-way between target and maximum would generate an achievement score of 75, and would result in a payout equal to 140% of target for Ms. Cafaro and 117% of target for Mr. Bulgarelli.

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EXECUTIVE COMPENSATION

2022 Corporate Measures and Results*	Achievement: 87.25
60% of award	out of a possible 100

		First Half Goals and Achievement (50% weighting)				Second Half Goals and Achievement (50% weighting)
Measure	Weighting	Threshold (0% payout)	Target (50% payout)	Max (100% payout)	Achieved	Threshold (0% payout)	Target (50% payout)	Max (100% payout)	Achieved	Cumulative Achievement
Normalize FFO/Share					67				75	71
		Why this measure was chosen: FFO is a common measure of operating performance for REITs because it excludes, among other items, the effect of gains and losses from real estate sales and real estate depreciation and amortization, to allow investors, analysts and management to compare operating performance among companies and across time periods on a consistent basis. A REIT’s FFO can have a significant impact on the trading price of its common stock and, therefore, its TSR. Normalized FFO is the main measure the Company uses in its publicly reported earnings and is defined as FFO excluding certain items, such as non-cash income tax items and deal costs/expenses. Target performance for the second half of the year was set slightly below the first quarter target and actual result achieved due to increased headwinds caused by the macroeconomic environment, including labor and interest rate expense.
Performance in line with or above Normalized FFO/Share Guidance		Below in both quarters	Meets in one quarter	Meets in both quarters	100	Below in both quarters	Meets in one quarter	Meets in both quarters	100	100
		Why this measure was chosen: This measure was included to accentuate for the executive team importance of meeting or exceeding quarterly guidance against the backdrop of anticipated continued market volatility and uncertainty.
Fixed Charge Coverage Ratio(1)					70				80	75
		Why this measure was chosen: Fixed Charge Coverage ratio reflects the strength of our balance sheet and our ability to generate sufficient cash flow to meet our debt obligations and continue to pay or increase our dividend. A strong ratio of EBITDA-generation compared to fixed payment obligations—one element of our comprehensive risk management program—is especially important for REITs, which are dividend-paying and required to distribute to stockholders a substantial portion of their annual taxable net income. The target ratio for the second half of 2022 was lower than that for the first half because of increased headwinds caused by the macroeconomic environment, including labor and interest rate expense.
Comparable SHOP NOI Growth(2)					55				55	55
		Why this measure was chosen: The Company’s SHOP segment represents approximately 30% of Annualized Adjusted NOI and was significantly affected by the COVID-19 pandemic. This measure was chosen to ensure that management continued to focus on performance in the SHOP segment, including executing on the “Right Market, Right Asset, Right Operator” initiative introduced in 2021.

(1)	Fixed Charge Coverage Ratio determined based on trailing twelve months, as reported, as of June 30, 2022, for first half and December 31, 2022, for second half of year.

(2)	Comparable SHOP NOI Growth measured against the first half of 2021 for first half and the second half of 2021 for second half performance.

*	Certain of our financial performance measures are non-GAAP financial measures. For information regarding non-GAAP performance measures, please see Appendix A.

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EXECUTIVE COMPENSATION

Individual Performance

40% of Award

The individual performance component of our annual incentive plan takes the form of tailored individual measures and objectives, which are typically finalized in March. The individual measures and objectives for our Named Executive Officers for 2022 generally fell into the following categories:

Financial and Operating Performance

Strategic Projects and Initiatives

Risk Management

Organizational Strength, Culture & Values

The Compensation Committee assessed performance of each of our Named Executive Officers against the pre-established individual performance measures and objectives during meetings throughout the year and following the completion of fiscal 2022. The Committee considered the following in assessing individual performance:

Financial and Operating Performance was outstanding, as we delivered relative TSR that outperformed the MSCI US REIT Index by 16%, outperformed the Nareit Health Care Index by more than 13% and placed the Company among the top 5 performing REITs in the S&P 500 for 2022. Normalized FFO/Share* grew 3.1% year-over-year and total company same-store cash NOI* grew 6.1%. Three credit rating agencies took positive actions regarding our credit, attributing their actions to the sustained SHOP recovery that is underway, the durable cashflows from our diversified portfolio and our commitment to maintaining a strong financial position. We managed our senior housing business for current outstanding performance, with same-store year-over-year growth of 13.4% and fourth quarter year-over-year growth of 19.1%. Our MOB business experienced its best financial year since inception.

We made significant progress on our Strategic Projects and Initiatives, most notably by launching Ventas OI™, our proprietary, industry-leading platform to drive performance in our SHOP portfolio. Among other things, we conducted more than 70 Ventas OI™ sessions with operators and launched a web-based platform that visualizes over 200,000 new daily operating and sales data points impacting our business.

We Managed Risk by executing a $500 million 5-year term loan and approximately $1 billion in mortgages at more attractive rates in a rising interest rate environment, culminating in a debt profile with limited exposure to floating rate debt. We maintained a strong balance sheet by maintaining strong liquidity of $2.4 billion and reducing our overall debt exposure.

We improved our Organizational Strength, Culture & Values through key investments in our organization and people, including leadership hires, development plans for key individuals, training, assessments, coaching, team-building activities and inclusive strategic planning activities. We bolstered our ESG leadership by committing to achieve net-zero operational carbon emissions by 2040, increased our spending with certified M/WBE suppliers, launched a successful pilot of water savings technology at 17 facilities and transitioned to LED lighting at 75 facilities.

Based on this assessment, the Committee next considered the contributions made by the Named Executive Officers in support of these achievements. Set forth below are summaries of key achievements of our Named Executive Officers during 2022 that informed the Compensation Committee’s assessment of their individual performance. As with the corporate metrics, achievement is scored on a 100-point scale, with performance at target equal to 50 and performance at or above maximum equal to 100.

*	Certain of the financial measures discussed, including certain performance measures, are non-GAAP measures. Please see Appendix A for additional information and a reconciliation to the most directly comparable GAAP measure.

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EXECUTIVE COMPENSATION

Ms. Cafaro	Individual Performance Rating: 95
Financial and Operating Performance

 Delivered strong financial performance results, including Normalized FFO and cash NOI growth in line with or better than guidance in all four quarters of the year and relative TSR that placed the Company among the top 5 performing REITs in the S&P 500 for 2022

 Led initiatives that accelerated SHOP top- and bottom-line growth during the critical post-pandemic recovery period

 Drove growth in our industry leading R&I, life science development business and senior housing

 Accelerated the growth of our VIM platform, which ended 2022 with $5.5 billion in assets under management

 Continued targeted disposition strategy to optimize capital sourcing and portfolio quality

Strategic Projects and Initiatives

 Oversaw completion of $1.2 billion in new investments, including expanded life science, R&I footprint, strategic senior housing portfolio and selectively expanded MOB business

 Strengthened Investor Relations and Communications functions by recruiting and expanding team leadership to drive improved stockholder and internal communications

Risk Management	Drove our strong balance sheet by ensuring strong liquidity Oversaw assets portfolio to proactively remediate potential risk areas
Organizational Strength, Culture & Values

 Continued leadership of the Company’s sustainability program by committing to achieve net-zero operational carbon emissions by 2040

 Accelerated progress on DE&I priorities, by implementing a customized project with impact on our internal and broader communities we serve

Mr. Probst	Individual Performance Rating: 85
Financial and Operating Performance

 Delivered high level of forecast accuracy amidst dynamic market conditions, with Normalized FFO and cash NOI growth in line with or better than guidance in all four quarters of 2022

 Enhanced investor insights and communication regarding drivers of financial performance through high-quality investor materials, improved earnings release processes and supplemental disclosures, and addition of talented investor relations professionals

 Opportunistically issued nearly $1.2 billion in debt prior to increases in interest rates, including successful execution of an upsized $500 million, 5-year US term loan at better pricing in June 2022

 As a result of proactive risk management, only 4% of Ventas’s consolidated debt, or under $500 million, matures in 2023

 Maintained BBB+ rating via proactive engagement with rating agencies throughout pandemic and active balance sheet management leading to positive rating actions from all three agencies, taking rating from BBB+/Baa1 Negative Outlook to Stable

 Developed and implemented systems, processes and reporting to manage G&A spend while supporting organizational resource needs

Strategic Projects and Initiatives

 Sponsored multi-phase efficiency and effectiveness program, including SHOP management reporting enhancements and data availability and technology solutions, reducing manual effort and enabling decision support

 Effectively migrated on-premise information technology environment to cloud environment

 Led an integrated review of SHOP manager controls, technology and capabilities

Risk Management

 Delivered and supported stable, secure information technology systems, including system availability >99.9% and customer service 4.9/5.0

 Successfully negotiated insurance renewals at reduced premiums for 2022

Organizational Strength, Culture & Values	Drove employee retention and engagement within Finance function, reducing voluntary turnover rate by 2% year over year

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EXECUTIVE COMPENSATION

Mr. Bulgarelli	First Half Office Segment Performance Rating: 92 Second Half Office Segment Performance Rating: 90 Individual Performance Rating: 85
As noted above, Mr. Bulgarelli’s annual incentive award included measures tied to our Office segment that accounted for 30% of his total 2022 opportunity and individual performance measures and objectives that accounted for 40% of his total 2022 opportunity. As with our corporate measures, the Office measures were unchanged during the year, but had separate goals for the first and second halves of the year. The Office measures included goals relating to GAAP NOI, Same-Store Cash NOI Growth from Prior Year, Same-Store Expense Growth Over Prior Year, Same-Store Occupancy, and Health and Safety of On-Site Teams and Buildings. Highlights of Mr. Bulgarelli’s performance against both the Office segment and individual performance measures are below.
Office Segment

 Both MOB and R&I exceeded targets

 Delivered >3% year-over-year same-store cash NOI growth in five out of the last six quarters

 Achieved year-over-year same-store occupancy growth in the MOB portfolio for the sixth straight quarter

Financial and Operating Performance

 Successfully drove R&I leasing efforts to offset vacancies from prior year

 Increased year-over-year MOB occupancy in each quarter, resulting in the highest full year occupancy since 2017

 Successfully managed OpEx growth well below inflation rate

 Collected 100% of loan interest due and 100% of triple net rents due within segment

 Successfully negotiated five-year extension of Kindred’s lease for six long-term acute care hospitals

Strategic Projects and Initiatives

 Implemented R&M vendor consolidation project leading to 10.6% annual savings

 Led a project to reduce MOB utility, water use and non-recycled waste, leading to favorable results—33% of MOBs are now Energy Star Rated

 Achieved 93rd percentile in overall tenant satisfaction, as measured by Kingsley, for MOB segment

Risk Management	Reduced insurance costs by 2.7% Completed 228 on-site safety audits to identify actions needed to further enhance safety and reduce insurance costs
Organizational Strength, Culture & Values

 Increased MOB OpEx spend with certified MWBE suppliers from 6.7% in 2021 to approximately 8.4% in 2022

 Employee survey reflected employee engagement increased from 47% to 60%; employee engagement among direct reports was 92%

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EXECUTIVE COMPENSATION

Mr. Hutchens	Individual Performance Rating: 95
Financial and Operating Performance

 Exceeded growth targets for SHOP business in both halves of year

 Exceeded SH NNN cash generation target for year

 Delivered SHOP same-store cash NOI growth of 13.4%, including fourth quarter year-over-year same-store cash NOI growth of 19.1%

 Collaborated with operators to drive record in-place rate increases through data-driven process

 Led negotiation of restructured Sunrise management agreements, which better align financial incentives

Strategic Projects and Initiatives

 Transitioned 35 communities to new managers using Ventas incentive management arrangements, replacing fixed revenue-based fee arrangements

 Designed and implemented Ventas OITM program in support of efforts to rapidly identify and address operational issues through data analytics and best practice sharing

 Conducted more than 70 Ventas OI™ sessions with operators and launched a web-based platform that visualizes over 200,000 new daily operating and sales data points impacting our business Developed sales and occupancy dashboards, providing improved portfolio visibility

 Completed LED projects at over 75 communities and successfully piloted water savings technology at 17 communities, in support of sustainability initiatives

Risk Management

 Closed multiple tenant and manager resolutions, supporting mutually beneficial financial and operating terms and replacement of former NNN operators with new best-in-class partners

 Proactively led disposition of 10 non-strategic senior housing communities with aggregate proceeds of $106.8 million

Organizational Strength, Culture & Values	Improved diversity within SLAM team to just over 50% female and 30% people of color Improved internal team efficiency by rationalizing redundant processes and implementing automation

As previously announced, John Cobb entered into a separation agreement with the Company on January 23, 2022, pursuant to which his employment with the Company terminated on February 15, 2023. In accordance with the terms of his separation agreement, Mr. Cobb’s individual performance was assessed at Target for purposes of determining the annual incentive payable to Mr. Cobb for his service during 2022.

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EXECUTIVE COMPENSATION

Payout Decisions

In January 2023, the Compensation Committee reviewed the resulting calculated payouts for each Named Executive Officer based on the achievement described above for the corporate and individual performance measures. Accordingly, in January 2023, our Compensation Committee and, for Ms. Cafaro, the Board of Directors, approved 2022 annual incentive award payouts for our Named Executive Officers as shown in the table below.

Named Executive Officer	Threshold	Target	Maximum	Corporate Performance	Individual Performance	Total Actual Payout	Percent of Target
Debra A. Cafaro	$1,290,000	$2,150,000	$3,870,000	$1,708,984	$1,479,200	$3,188,184	148%
Robert F. Probst	823,801	1,153,322	1,647,603	812,397	599,727	1,412,125	122%
Peter J. Bulgarelli	551,888	827,832	1,103,776	598,053	408,397	1,006,450	122%
John D. Cobb	822,324	1,151,253	1,644,648	809,489	460,501	1,269,991	110%
J. Justin Hutchens	551,050	826,575	1,102,100	563,062	429,819	992,881	120%

Long-Term Equity Incentive Compensation

Our Compensation Committee believes that a substantial portion of each executive officer’s compensation should be in the form of long-term equity incentive compensation. Our equity compensation program has two components: PSUs that vest in three years based on performance achieved relative to approved performance measures and RSUs that vest in three equal annual installments. These awards encourage management to create and sustain long-term stockholder value because their value is directly attributable to changes in the price of our common stock over time. In addition, equity awards promote management retention because their full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years.

The chart below shows the percentage of our 2022 long-term equity incentive compensation that is in the form of RSUs and the percentage of long-term equity incentive compensation attributable to each measure that will be used to measure performance under the 2022-2024 PSU awards. Due to rounding attributable to the methodology historically used to allocate shares to each PSU metric, there is a minor difference in the percentages allocated to the Balance Sheet and TSR Relative to the FTSE Nareit Equity Health Care Index for the CEO and Other NEOs.

2022 LONG-TERM EQUITY PLAN DESIGN

CEO 2022 PLAN DESIGN	OTHER NEO 2022 PLAN DESIGN

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EXECUTIVE COMPENSATION

2022 Long-Term Equity Incentive Compensation

In the first quarter of 2022, each of our Named Executive Officers was granted long-term equity awards delivered in the form of RSUs that vest ratably over three years and PSUs that will be distributed in the first quarter of 2025 if performance goals for the 2022-2024 performance period are achieved.

Based on a comprehensive review of our executive compensation in the second half of 2021, and views expressed by our stockholders during 2021 stockholder engagement meetings, in January 2022, the Compensation Committee and the Board of Directors approved a 19% reduction in the long-term incentive opportunity for Ms. Cafaro and 13% reductions for Mr. Probst and Mr. Cobb from 2021 levels. Threshold and maximum opportunities for Ms. Cafaro, Mr. Probst and Mr. Cobb were proportionately reduced. The 2022 target opportunities, as a percentage of base salary, were unchanged for Mr. Bulgarelli and Mr. Hutchens.

The target values of the 2021 and 2022 long-term equity awards at the grant date were as follows:

	2021(1)			2022
Named Executive Officer	Total Long-Term Equity Target Value(2)	RSUs ($)	Target PSUs ($)	Total Long- Term Equity Target Value(2)	RSUs ($)	Target PSUs ($)
Debra A. Cafaro	$10,775,000	$3,232,500	$7,542,500	$8,775,000	$2,632,500	$6,142,500
Robert F. Probst	3,130,445	1,252,178	1,878,267	2,729,666	1,091,866	1,637,800
Peter J. Bulgarelli	1,805,241	722,096	1,083,145	1,931,608	772,643	1,158,965
John D. Cobb	3,124,830	1,249,932	1,874,898	2,724,770	1,089,908	1,634,862
J. Justin Hutchens	1,802,500	721,000	1,081,500	1,928,675	771,470	1,157,205

(1)	2021 values exclude special RSU awards granted to NEOs other than our CEO at the beginning of 2021 to address retention concerns associated with the COVID-19 pandemic.

(2)	Target Values reflect the value of the shares awarded based on the closing price of a share of stock on the date of grant and, with respect to PSUs, assuming performance at Target.

RSU Awards

Annual grants of RSU awards are an important component of the Company’s executive compensation program. Through these awards, a percentage of each executive officer’s pay is directly linked to our stock price.

As a component of our 2022 long-term equity compensation, in January 2022, the Company granted RSUs to each of our Named Executive Officers that vest in three equal annual installments on the first three anniversaries of the grant date. Vesting of these awards is generally subject to the Named Executive Officer’s continued employment with the Company on each vesting date, as these awards are intended to enhance retention of our Named Executive Officers. Dividends are paid on RSU awards as and when dividends are paid to all of our stockholders.

The grants to each of our Named Executive Officers during 2022 are set forth in the table below.

Named Executive Officer	RSUs (#)	RSUs as a Percentage of Target Plan Awards
Debra A. Cafaro	49,408	30%
Robert F. Probst	20,492	40%
Peter J. Bulgarelli	14,501	40%
John D. Cobb	20,456	40%
J. Justin Hutchens	14,479	40%

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EXECUTIVE COMPENSATION

PSU Awards

2022-2024 PSU MEASURES AND GOALS

PSUs may be earned, if at all, based on the Company’s three-year performance from January 1, 2022 through December 31, 2024 in relation to four performance measures. More than 60% of the 2022 PSU value for our Named Executive Officers is tied to rigorous relative TSR measures, while the Net Debt to EBITDA ratio measure represents approximately 20% and our Diversity, Equity and Inclusion measure represents 17% of the 2022 PSU value for each of our Named Executive Officers.

Performance	CEO Weighting (% of total PSU	Other NEO Weighting (% of total PSU	Goals
Measure	opportunity)	opportunity)	Threshold	Target	Maximum	Why we use this measure
TSR Relative to the MSCI U.S. REIT Index (from January 1, 2022 through December 31, 2024)						The MSCI U.S. REIT Index is comprised of small-, mid- and large- cap REITs across a diverse set of industries and therefore represents an appropriate index against which we should compare our long- term TSR performance.
TSR Relative to the FTSE Nareit Equity Health Care Index (from January 1, 2022 through December 31, 2024)						The FTSE Nareit Equity Health Care Index is comprised of all healthcare REITs. Because a significant portion of our business is in healthcare, this is an appropriate index against which we should compare our long-term TSR.
Net Debt to EBITDA(1)			**	**	**	Reported Net Debt to Adjusted Pro Forma EBITDA reflects the strength of our balance sheet and our ability to generate sufficient cash flow to meet our debt obligations.
Measurable Improvement in Key DE&I Metrics(1)			**	**	**	This measure serves to track our effectiveness in pursuing our DE&I initiatives, which we believe support the creation of long-term stockholder value.

(1)	Our Net Debt to EBITDA Ratio and Diversity, Equity & Inclusion goals are confidential to us and competitively sensitive and therefore are not disclosed.

Our Compensation Committee sets goals for the long-term PSUs based on our strategy and long-term objectives. For our TSR measures, the Compensation Committee established a band that provides a market-based spread of performance across potential performance scenarios in line with our peer companies. Our Net Debt to EBITDA goal is set at a level designed to ensure that we have access to and a cost of capital that allows us to be opportunistic and a margin of safety that protects our stockholders. Achievement on our measure related to key DE&I metrics will be determined based on performance relative to goals established to measure numbers of women and persons of color in certain groups of employees, employee satisfaction with DE&I efforts, engagement of minority and women owned businesses to meet our supply and service needs and hours of training and events focused on DE&I. Our DE&I goals were designed to measure progress on our DE&I initiatives. See “Compensation Discussion and Analysis—Executive Compensation Philosophy—Performance Measures and How They Are Linked to Our Strategy—DE&I Metrics.”

There will be no payouts on any measure for performance below threshold and payouts will not be increased for performance above maximum.

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EXECUTIVE COMPENSATION

2022-2024 PSU OPPORTUNITIES

The range of potential PSU payouts is 0% - 201% of target for Ms. Cafaro and 0% - 180% of target for the other Named Executive Officers. Set forth below are the award opportunities for the 2022-2024 performance period:

	PSUs (#)
Named Executive Officer	Threshold	Target	Maximum
Debra A. Cafaro	29,969	115,287	231,727
Robert F. Probst	10,246	30,739	55,331
Peter J. Bulgarelli	7,250	21,752	39,154
John D. Cobb	10,228	30,684	55,231
J. Justin Hutchens	7,239	21,719	39,094

These awards will be earned, if at all, based on the Company’s performance from January 1, 2022 through December 31, 2024 in relation to the pre-established performance measures and goals described above. Dividends will be accrued on PSU awards and will be paid if and only to the extent PSUs are earned. These PSUs are intended to reward long-term performance, strengthen our pay for performance alignment with our stockholders and enhance retention of our Named Executive Officers.

2020-2022 PSU PERFORMANCE & PAYOUTS

In January 2023, our Compensation Committee determined that performance exceeded maximum for one of the performance goals and exceeded threshold for the other three performance goals established for the January 1, 2020 - December 31, 2022 performance period. As a result, payouts were slightly over target for the 2020-2022 PSU awards. Set forth in the charts below are (i) the applicable goals for each measure, (ii) the achievement with respect to each measure, (iii) the PSU opportunity associated with each measure and (iv) the total earned for each of our Named Executive Officers. Certain of our financial performance measures are not calculated in accordance with U.S. GAAP. For information regarding performance measure calculations, please see Appendix A.

		Goals
Performance Measure	Weighting(1)	Threshold	Target	Maximum	Achievement(2)
Three-Year Compound Annual TSR Compared to MSCI U.S. REIT Index (from January 1, 2020 through December 31, 2022)					12%
Three-Year Compound Annual TSR Compared to the FTSE Nareit Equity Health Care Index (from January 1, 2020 through December 31, 2022)					77%
R&I Pipelines Openings (VTR R&I Development Assets open by FYE2022)					100%
Gender Balance (3-year average number of women to total employee population)					25%

(1)	Due to rounding, there is a slight difference in weighting of measures for the CEO and the rest of our Named Executive Officers. For example, the gender balance measure was weighted at 9.9% for the CEO and 10% for the rest of our Named Executive Officers.

(2)	Percentile ranking within the performance corridor with max equating to 100% and target equating to 50%.

Based on our stock price performance over the performance period, shares delivered on vesting of PSUs had an aggregate value at the end of the performance period of 83% - 97% of the target value.

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OPPORTUNITY & PAYOUT

	Opportunity (units)						Percentage
Named Executive Officer	Threshold	Target	Maximum	Target Value(1)	Units Earned	Payout Value(2)	of Target Earned(3)
Debra A. Cafaro	25,329	97,422	195,819	$6,142,457	110,208	$5,329,659	87%
Robert F. Probst	9,735	29,206	52,570	1,841,438	31,452	1,521,019	83%
Peter J. Bulgarelli	5,559	16,678	30,021	1,051,548	17,961	868,594	83%
John D. Cobb	9,717	29,153	52,476	1,838,097	31,395	1,518,262	83%
J. Justin Hutchens	5,581	16,744	30,139	899,990	18,032	872,028	97%

(1)	Target value is the number of units that would be earned at Target multiplied by the closing price of a share of company common stock on the grant date.

(2)	Payout Value reflects the value of the shares earned, determined by multiplying the number of shares earned by the closing price of a share of company common stock on the vesting date.

(3)	The percent of target earned reflects differences in the spread between the minimum and maximum opportunities and, for Mr. Hutchens, who joined the Company in March 2020, a lower share price at the grant date.

Other Benefits and Perquisites

Our executive compensation program focuses on the elements described above, with limited provision for perquisites. Our Named Executive Officers are generally eligible to participate in the same benefit programs that we offer to other employees, which in 2022 included the following:

health, dental and vision insurance (for which we paid 10% of the premium in 2022);

short-term disability, long-term disability and life insurance coverage (at no cost to the employee); and

participation in a 401(k) plan (to which we made matching contributions of up to 3.5% of the employee’s base salary, up to the 2022 limit permitted by the Internal Revenue Service).

We believe these benefits are competitive with overall market practices. In addition, we provide certain limited perquisites and other benefits to attract and retain superior employees for key positions. The only benefits provided to our Named Executive Officers in 2022 that were not otherwise available to all employees consisted of legacy supplemental disability and life insurance coverage, including reimbursement for taxes relating to that life insurance coverage for Ms. Cafaro, and an opportunity to receive an executive physical medical examination paid for by the Company. See footnote 4 to the 2022 Summary Compensation Table for additional information.

Our Compensation Committee periodically reviews the perquisites and other personal benefits provided to each Named Executive Officer and has determined that they are consistent with current market practice. Except for the eligibility to participate in, and our matching contributions to, the 401(k) plan, as described above, we do not provide our Named Executive Officers with any retirement benefits.

2023 Compensation Decisions

In October 2022, with input from Semler Brossy, the Compensation Committee initiated a thorough review of executive compensation that considered, among other factors, changes in the roles of certain of the executive officers, benchmarking data and stockholder perspectives. In particular, the Compensation Committee considered that Mr. Hutchens was appointed to the additional role of Chief Investment Officer on January 23, 2023, assuming those responsibilities from Mr. Cobb, who separated from the Company in February 2023.

Based on these considerations:

there were no changes to Ms. Cafaro’s base salary, annual incentive opportunity or long-term incentive opportunity base salaries for Mr. Probst and Mr. Bulgarelli were increased by 2% and 4% respectively reflecting the increased scope of his responsibilities, Mr. Hutchens’ base salary was increased by 8.9%, his target annual incentive was increased from 150% to 175% of his base salary and his target long-term incentive was increased from 350% to 414% of his base salary

75% of annual incentive awards will be based on achievement of three corporate measures:

Normalized FFO/Share (45%),

Fixed Charge Coverage (20%) and

G&A Management and Expense Controls (10%)

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EXECUTIVE COMPENSATION

2023-2025 Performance Units will measure achievement against four measures:

TSR relative to MSCI U.S. REIT Index (25%),

TSR relative to Nareit Healthcare REIT Index (38%),

Net Debt to Adjusted Pro Forma EBITDA (20%) and

Measurable Improvement in Key DE&I Metrics (17%)

The effect of these 2023 compensation decisions is outlined below.

2023 Base Salary

Named Executive Officer	2023 Base Salary
Debra A. Cafaro	$1,075,000
Robert F. Probst	672,222
Peter J. Bulgarelli	573,964
J. Justin Hutchens	600,000

2023 Annual Incentive Awards

Named Executive Officer	Value at Target
Debra A. Cafaro	$2,150,000
Robert F. Probst	1,176,389
Peter J. Bulgarelli	860,946
J. Justin Hutchens	1,050,000

2023 Long-Term Equity Incentive Compensation

	Total Long-Term Equity	Long-Term Equity Target Value by Vehicle
Named Executive Officer	Target Value	RSUs	PSUs
Debra A. Cafaro	$8,775,000	$2,632,500	$6,142,500
Robert F. Probst	2,784,260	1,113,704	1,670,556
Peter J. Bulgarelli	2,008,874	803,550	1,205,324
J. Justin Hutchens	2,484,000	993,600	1,490,400

Employment Arrangements with Named Executive Officers

Agreement with Debra A. Cafaro, Chief Executive Officer

The Company entered into a second amended and restated employment agreement with Ms. Cafaro on March 22, 2011 (the “Cafaro Agreement”). Pursuant to the Cafaro Agreement, Ms. Cafaro is entitled to receive an annual base salary of not less than $915,000 and is eligible to participate in our incentive and other employee benefit plans. The Cafaro Agreement also requires that we provide Ms. Cafaro with $2 million of life insurance coverage and executive disability coverage that would provide annual benefits of at least 100% of her base salary. The term of Ms. Cafaro’s employment will continue until terminated or the Cafaro Agreement is amended.

Agreement with Peter J. Bulgarelli, Executive Vice President, Office and President & CEO, Lillibridge Healthcare Services Inc.

In connection with his employment by the Company, Mr. Bulgarelli and the Company entered into a Letter Agreement dated March 20, 2018 (the “Bulgarelli Offer Letter”). Under the terms of the Bulgarelli Offer Letter, Mr. Bulgarelli’s annual base salary was initially set at $450,000. Mr. Bulgarelli is eligible to participate in the annual incentive plan with a target bonus opportunity of 150% of base salary, 200% of base salary at maximum performance and 100% of base salary at threshold performance, and to participate in the Company’s long-term incentive plans, with the opportunity to earn equity awards (a combination of performance share units and restricted stock units) on an annual basis at 250% of base salary at target, 370% of base salary at maximum performance and 150% of base salary at threshold.

Mr. Bulgarelli is eligible to participate in the Company’s medical and other benefit plans pursuant to their terms.

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Agreement with J. Justin Hutchens, Executive Vice President, Senior Housing and Chief Investment Officer

In connection with his employment by the Company, Mr. Hutchens and the Company entered into a Letter Agreement dated January 26, 2020 (the “Hutchens Offer Letter”). Under the terms of the Hutchens Offer Letter, Mr. Hutchens’ annual base salary was initially set at $500,000. Mr. Hutchens is eligible to participate in the Company’s annual incentive plan with a target bonus opportunity of 150% of base salary and 200% of base salary at maximum performance and to participate in the Company’s long-term incentive plans, with the opportunity to earn equity awards (a combination of performance share units and restricted stock units) on an annual basis at 300% of base salary at target and 444% of base salary at maximum performance. Mr. Hutchens received a restricted stock award having a grant date fair value of $3 million that vested in three equal annual installments on the first three anniversaries of the grant date.

Mr. Hutchens is eligible to participate in the Company’s medical and other benefit plans pursuant to their terms. Because the Company required Mr. Hutchens to relocate his principal residence to the Chicago metropolitan area, Mr. Hutchens also received a relocation package.

Severance Arrangements

The Cafaro Agreement and the Employee Protection and Noncompetition Agreements (the “Executive Severance Agreements”) executed with each of our other Named Executive Officers contain provisions regarding payments to be made in certain termination scenarios. These arrangements, and the provisions in our equity award agreements regarding termination, are summarized in the Executive Compensation Tables of this Proxy Statement, under the heading “Termination Provisions—Potential Payments Upon Termination or Change in Control.”

Other Policies

Minimum Stock Ownership Guidelines for Executive Officers. Our minimum stock ownership guidelines require each executive officer to maintain a minimum equity investment in our Company based upon a multiple of their base salary, as set forth below. During 2021, our Company reviewed its minimum stock ownership guidelines against prevailing practice among REITs and the broader market for talent. Based on this review, we determined that our stock ownership guidelines are consistent with prevailing practice. Pursuant to our guidelines, each executive officer must achieve the minimum equity investment within five years from the date they first become subject to the guidelines and, until that time, must retain at least 60% of the after-tax shares of our common stock granted to the executive officer or purchased by the executive officer through the exercise of stock options. Each of our Named Executive Officers is in compliance with these Guidelines. The Minimum Ownership Guidelines for Executive Officers can be found in our Guidelines on Governance at https://ir.ventasreit.com/governance.

Stock Ownership Requirement
CEO	6X base salary
All other Executive Officers	3X base salary

Recoupment Policy. The Board has adopted a Policy for Recoupment of Incentive Compensation that allows us to recapture amounts paid to our executive officers under certain circumstances. Under this policy, our Compensation Committee may require an executive officer to repay all or a portion of any excess cash or equity incentive compensation they received during the preceding three-year period if the incentive compensation was based on achieving certain financial results that were later required to be restated due to our material noncompliance with any financial reporting requirement.

Anti-Hedging and Pledging Policy. Our Securities Trading Policy prohibits our directors, executive officers and employees from engaging in derivative and other hedging transactions in our securities and prohibits our executive officers and directors from holding our securities in margin accounts or otherwise pledging our securities to secure loans. No executive officer or director engaged in hedging transactions, pledged or held our securities in margin accounts at any time during 2022.

Tax Considerations. Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to certain covered executive officers. Although we consider the impact of Section 162(m), as well as other tax and accounting consequences, when developing and implementing our executive compensation programs, our Compensation Committee retains flexibility to make compensation decisions that do not meet the requirements for tax deductibility when it considers it appropriate or necessary to do so.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on such review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2022 Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Roxanne M. Martino, Chair
Sean P. Nolan
James D. Shelton
Maurice S. Smith

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, Messrs. Nolan, Shelton and Smith and Ms. Martino served on our Compensation Committee. No director who served on the Compensation Committee in fiscal year 2022 is, or has been, employed by us or our subsidiaries or is an employee of any entity for which any of our executive officers serves on the board of directors.

Executive Compensation Tables

2022 Summary Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, each of our Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Debra A. Cafaro Chairman of the Board and CEO	2022	$1,075,000	$—	$9,666,901	$3,188,184	$129,007	$14,059,092
	2021	1,075,000	—	11,013,974	2,042,500	132,254	14,263,728
	2020	947,654	—	9,509,954	2,042,500	128,606	12,628,714
Robert F. Probst EVP and Chief Financial Officer	2022	659,041	—	2,857,083	1,412,124	15,258	4,943,506
	2021	659,041	—	5,504,226	1,159,238	22,561	7,345,066
	2020	607,849	—	3,142,057	1,067,389	16,536	4,833,831
Peter J. Bulgarelli EVP, Office and President & CEO, Lillibridge Healthcare Services, Inc.	2022	551,888	—	2,021,778	1,006,450	10,963	3,591,079
	2021	515,783	—	3,625,324	953,941	16,410	5,111,458
	2020	471,870	—	1,794,305	791,217	62,925	3,120,317
John D. Cobb(5) EVP and Chief Investment Officer	2022	657,859	—	2,852,005	1,269,990	10,963	4,790,817
	2021	657,859	—	5,494,310	1,084,605	23,175	7,259,949
	2020	606,759	—	3,136,373	963,893	16,440	4,723,465
J. Justin Hutchens EVP, Senior Housing(6)	2022	551,050	—	2,018,716	992,881	10,963	3,573,610
	2021	515,000	—	2,898,887	903,310	17,570	4,334,767
	2020	387,692	750,000	4,334,695	0	134,417	5,606,804

(1)	Bonus: Mr. Hutchens joined the Company in the first quarter of 2020. In connection with his employment, he was guaranteed a payout of at least his target annual incentive award for 2020. The guaranteed amount is included in the Bonus column of the 2022 Summary Compensation Table and is the full amount that Mr. Hutchens received under the annual incentive plan in 2020.
(2)	Stock Awards: The amounts shown in the Stock Awards column reflect the grant date fair value of PSUs and RSUs granted in each applicable year (including, in the case of Mr. Hutchens, the Sign-On RSUs that he received in March 2020 when he joined the Company and, for Messrs. Probst, Bulgarelli, Cobb and Hutchens, one-time retention RSUs granted in January 2021), calculated pursuant to FASB ASC Topic 718 for financial reporting purposes. The grant date fair value of RSUs is determined by multiplying the number of units granted by the closing price of a share of company common stock on the date of grant. In calculating the grant date fair value of PSUs for financial reporting purposes, we use a Monte Carlo simulation to calculate the grant date fair value of the TSR-driven components and the closing price on the date of grant, assuming performance at target—which was the probable outcome at the grant date—for other components. The Monte Carlo simulation “probability weights” potential outcomes of the relative TSR measures of each PSU award as of the grant date, based on, among other things, assumptions related to volatility, correlation and interest rates, which can fluctuate significantly year-over-year. As a result, the grant date fair value of our PSU Awards is higher in some years and lower in other years than the grant date face value at target, which is calculated using the closing stock price on the date of grant.

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The following table presents the (i) grant date fair value of our stock awards in accordance with FASB ASC Topic 718 as outlined above (“Grant Date Fair Value”) and (ii) grant date value of our stock awards (RSU and PSU awards) using our closing stock price on the date of grant assuming (a) target level of performance is achieved for the PSU awards (“Target Grant Date Face Value”) and (b) maximum level of performance is achieved for the PSU awards (“Max Grant Date Face Value”). 2021 data includes the value of the supplemental retention awards to our NEOs other than our CEOs. For further information about these awards, see the 2022 Grants of Plan-Based Awards Table and 2022 Outstanding Equity Awards at Fiscal Year-End Table in this Proxy Statement.

	2022			2021			2020
Name	Grant Date Fair Value At Target	Target Grant Date Face Value	Max Grant Date Face Value	Grant Date Fair Value at Target	Target Grant Date Face Value	Max Grant Date Face Value	Grant Date Fair Value at Target	Target Grant Date Face Value	Max Grant Date Face Value
Debra A. Cafaro	$9,666,901	$8,774,950	$14,978,873	$11,013,975	$10,774,944	$18,317,432	$9,509,954	$8,774,921	$14,978,852
Robert F. Probst	2,857,083	2,729,588	4,039,849	5,504,226	5,478,269	6,980,870	3,142,057	3,069,022	4,542,122
Peter J. Bulgarelli	2,021,778	1,931,560	2,858,738	3,625,324	3,610,354	4,476,902	1,794,305	1,752,601	2,593,877
John D. Cobb	2,852,005	2,724,739	4,032,603	5,494,309	5,468,399	6,968,318	3,136,373	3,063,473	4,533,989
J. Justin Hutchens	2,018,716	1,928,629	2,854,369	2,898,888	2,883,942	3,749,149	4,334,695	4,499,896	5,219,878

(3)	Non-Equity Incentive Plan Compensation: 2022 amounts shown in the Non-Equity Incentive Plan Compensation column reflect the amounts each of our NEOs was paid in the first quarter of 2023 based on performance under our 2022 annual incentive plan.

(4)	All Other Compensation: The amounts shown in the All Other Compensation column for 2022 include supplemental disability and life insurance premiums, group term life insurance premiums (“GTL”), GTL tax reimbursement, 401(k) matching contributions and executive physicals.

Name	Supp. Disability	Supp. Life	GTL	GTL Tax	401(k)	Executive Physicals	Total
Debra A. Cafaro	$ 73,765	$37,651	$ 288	$ 2,333	$10,675	$ 4,295	$129,007
Robert F. Probst	—	—	288	—	10,675	4,295	15,258
Peter J. Bulgarelli	—	—	288	—	10,675	—	10,963
John D. Cobb	—	—	288	—	10,675	—	10,963
J. Justin Hutchens	—	—	288	—	10,675	—	10,963

(5)	Mr. Cobb’s employment with the Company terminated on February 15, 2023.

(6)	In addition to his role as Executive Vice President, Senior Housing, Mr. Hutchens was appointed Chief Investment Officer effective January 25, 2023.

2022 Grants of Plan-Based Awards Table

The following table provides additional information relating to grants of plan-based awards made to our Named Executive Officers during 2022:

								All Other
								Stock Awards:
		Estimated Possible Payouts			Estimated Future Payouts			Number of	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Fair Value
	Grant	Plan Awards(1)			Plan Awards (Units)(2)			Stock or	of Stock
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Debra A. Cafaro		$1,290,000	$2,150,000	$3,870,000
	1/4/2022				29,969	115,287	231,727		$7,034,442
	1/4/2022							49,408	2,632,458
Robert F. Probst		$823,801	$1,153,322	$1,647,603
	1/4/2022				10,246	30,739	55,331		1,765,270
	1/4/2022							20,492	1,091,814
Peter J. Bulgarelli		$551,888	$827,832	$1,103,776
	1/4/2022				7,250	21,752	39,154		1,249,165
	1/4/2022							14,501	77,2613
John D. Cobb		$822,324	$1,151,253	$1,644,648
	1/4/2022				10,228	30,684	55,231		1,762,109
	1/4/2022							20,456	1,089,896
J. Justin Hutchens		$551,050	$826,575	$1,102,100
	1/4/2022				7,239	21,719	39,094		1,247,276
	1/4/2022							14,479	771,441

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(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: The amounts shown represent each Named Executive Officer’s threshold, target and maximum annual incentive opportunities for performance in 2022. These opportunities were approved by our Compensation Committee and the independent members of our Board of Directors in January 2022.The actual amount of each Named Executive Officer’s award is based on the achievement of certain performance goals as discussed in our CD&A. The annual incentive awards earned by our Named Executive Officers for performance in 2022 were paid during the first quarter of 2023 and are shown in the Non-Equity Incentive Compensation column of the 2022 Summary Compensation Table.
(2)	Estimated Future Payouts Under Equity Incentive Plan Awards: The amounts shown represent our Named Executive Officer’s threshold, target and maximum PSU award opportunities for the January 1, 2022 – December 31, 2024 performance period. These opportunities were approved by our Compensation Committee and the independent members of our Board of Directors in January 2022. The actual amount of each Named Executive Officer’s earned PSUs, if any, will be based on the achievement of certain performance goals as discussed in our CD&A.
(3)	All Other Stock Awards: The awards shown are RSUs granted to our Named Executive Officers as part of our long-term equity incentive plan in 2022. These awards generally vest in three equal annual installments, with the first installment vesting on the first anniversary of the date of grant.
(4)	Grant Date Fair Value: The amounts shown reflect the full grant date fair value at target of the RSU and PSU awards calculated pursuant to FASB ASC Topic 718 regarding fair value provisions for share-based payments. See Note 2 to the 2022 Summary Compensation Table for a discussion of the relevant assumptions used in calculating grant date fair value.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity-based awards granted to our Named Executive Officers that were outstanding at December 31, 2022:

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested(2)	Market Value of Shares or Units That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Debra A. Cafaro	52,200	—	$ 55.50	1/23/2023	—	—	—	—
	401,756	—	51.85	1/29/2024	—	—	—	—
	377,758	—	65.94	1/21/2025	—	—	—	—
	123,870	—	53.79	1/27/2026	—	—	—	—
	123,870	—	65.45	5/4/2026	—	—	—	—
	123,870	—	73.71	8/3/2026	—	—	—	—
	123,870	—	63.24	11/2/2026	—	—	—	—
	673,079	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	110,101	$ 4,960,050	395,445	$18,821,291
Robert F. Probst	26,083	—	65.94	1/21/2025	—	—	—	—
	33,592	—	53.79	1/27/2026	—	—	—	—
	33,591	—	65.45	5/4/2026	—	—	—	—
	33,591	—	73.71	8/3/2026	—	—	—	—
	33,591	—	63.24	11/2/2026	—	—	—	—
	185,692	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	77,076	$ 3,472,274	94,535	$4,499,532
Peter J. Bulgarelli	—	—	—	—	53,373	$ 2,404,454	61,761	$2,934,195
John D. Cobb	28,724	—	59.21	3/8/2023	—	—	—	—
	26,634	—	51.85	1/29/2024	—	—	—	—
	78,753	—	65.94	1/21/2025	—	—	—	—
	31,005	—	53.79	1/27/2026	—	—	—	—
	31,005	—	65.45	5/4/2026	—	—	—	—
	31,004	—	73.71	8/3/2026	—	—	—	—
	31,004	—	63.24	11/2/2026	—	—	—	—
	172,789	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	76,937	$ 3,466,012	94,364	$4,491,393
J. Justin Hutchens	—	—	—	—	61,883	$ 2,787,829	61,667	$2,929,730

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(1)	Option Awards: The Company has not granted stock options to any Named Executive Officer since 2017. All awards granted prior to August 17, 2015, are reported on a post-Spin-off basis in order to reflect the arithmetic adjustment made to outstanding awards as of August 17, 2015, the effective date of the Spin-off, to exclude the impact of the Spin-off. All outstanding option awards are fully vested and will expire on the tenth anniversary of the grant date.
(2)	Shares or Units That Have Not Vested as of fiscal year end consist of RSUs that vest in three equal annual installments beginning on the first anniversary of the date of grant. Our Named Executive Officers are generally entitled to dividends paid on unvested RSUs. The vesting dates and number of shares vesting for each of our Named Executive Officers are as follows:

Year	Date	Ms. Cafaro	Mr. Probst	Mr. Bulgarelli	Mr. Cobb	Mr. Hutchens
2023	January 25		25,047	17,584	25,002	12,540
	January 29	23,388
	February 1	16,470	6,831	4,834	6,819	4,827
	February 24	13,917	6,490	3,706	6,478
	March 4					22,324
2024	January 25		25,047	17,582	25,001	12,540
	January 29	23,388
	February 1	16,469	6,831	4,834	6,819	4,826
2025	February 1	16,469	6,830	4,833	6,818	4,826

(3)	Equity Incentive Awards That Have Not Vested as of fiscal year end consist of estimated payouts for our 2021-2023 and 2022-2024 PSU Awards. These awards may be earned and vest, if at all, following completion of the applicable three-year performance period. Performance under our 2021-2023 program was tracking between threshold and target and our 2022-2024 program was tracking between target and maximum at the end of the 2022 fiscal year. Accordingly, the amounts shown in the table reflect the number of shares that would be payable for achievement at target under our 2021-2023 PSU program and at maximum under our 2022-2024 PSU program.
(4)	The Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested includes the following:
(i)	the market value of unvested RSUs and PSUs was determined by multiplying the number of shares/units by $45.05, the closing price of our common stock on December 30, 2022;
(ii)	the number of PSUs used to calculate the payout value assumes performance at target for our 2021-2023 PSU awards and at maximum for our 2022-2024 PSU awards; and
(iii)	the payout value of PSUs includes the value of dividend equivalent rights relating to those PSUs. Dividend equivalents are accrued and paid on our Named Executive Officers’ PSUs if and only to the extent PSUs are earned based on performance during the applicable performance period. Accordingly, for the reasons set forth in Note 3, the value of the dividend equivalent rights reported below and included in the total PSU value in the Outstanding Equity Awards at Fiscal Year End Table reflects dividends that would have been earned as of fiscal year end assuming achievement at target for 2021-2023 and maximum for 2022-2024 PSU awards.

Name	2021-2023 PSU Dividend Equivalents	2022-2024 PSU Dividend Equivalents	Total Dividend Equivalents
Debra A. Cafaro	$ 589,385	$ 417,109	$ 1,006,494
Robert F. Probst	141,134	99,596	240,730
Peter J. Bulgarelli	81,385	70,477	151,862
John D. Cobb	140,879	99,416	240,295
J. Justin Hutchens	81,263	70,369	151,632

2022 Options Exercised and Stock Vested Table

The following table sets forth information regarding the value realized by our Named Executive Officers pursuant to the vesting or exercise of equity-based awards during 2022:

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting
Debra A. Cafaro	156,602	$736,906	161,277	$9,072,803
Robert F. Probst	—	—	69,407	3,886,062
Peter J. Bulgarelli	—	—	42,187	2,369,416
John D. Cobb	—	—	69,283	3,879,113
J. Justin Hutchens	—	—	52,899	3,034,501

(1)	Option Awards: shares acquired include shares sold or withheld to cover the exercise price or taxes at the time of exercise; value realized reflects the difference between the market price at exercise and the exercise price of shares acquired.

(2)	Stock Awards: shares acquired include shares delivered on vesting of RSU Awards in 2022 and shares delivered in 2023 pursuant to our 2020-2022 PSU Awards. Figures include any shares withheld to cover taxes on distribution of RSUs and PSUs on the distribution date; value realized is determined by multiplying the number of shares acquired by the closing stock price on the distribution date and adding to that the amount paid in respect of accrued dividend equivalents and interest.

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EXECUTIVE COMPENSATION

Termination Provisions

Potential Payments Upon Termination or Change in Control

Agreement with Debra A. Cafaro, Chief Executive Officer

Pursuant to the terms of the Cafaro Agreement, if Ms. Cafaro’s employment is terminated by the Company other than for “Cause” (but not for “Disability”) or is terminated by Ms. Cafaro for “Good Reason” (all as defined in the Cafaro Agreement), subject to her execution and delivery to the Company of a waiver and release, Ms. Cafaro will be entitled to receive:

a prorated portion of her target bonus (defined as the greater of (i) the highest bonus paid to Ms. Cafaro pursuant to our annual incentive plan for any of the three preceding calendar years and (ii) the full amount of Ms. Cafaro’s annual bonus, assuming maximum individual and company performance, in respect of service for the year of termination) for the year of termination;

three times the sum of (x) her base salary in effect at the termination date plus (y) her target bonus for the year of termination;

full vesting of all outstanding restricted stock, stock options and other performance-related compensation, including any cash-based performance share units, assuming maximum payout for any open performance cycles;

continuation of medical, dental, life and disability insurance benefits at the Company’s expense for two years; and

outplacement services, including executive office space and an executive secretary, for one year following termination, with an aggregate cost not to exceed $50,000.

Upon termination of Ms. Cafaro’s employment for any reason, Ms. Cafaro will be subject to non-competition and non-solicitation restrictions for a period of one year, as well as certain confidentiality and non-disparagement restrictions.

Executive Severance Agreements

The Company has entered into Executive Severance Agreements with Messrs. Probst, Bulgarelli, Cobb and Hutchens. Under the terms of these Agreements:

in the event such executive officer’s employment is terminated (i) by the Company other than for Cause or (ii) by the executive officer for Good Reason, and not in connection with a Change in Control (all as defined in the Executive Severance Agreements), subject to their execution and delivery to the Company of a waiver and release, the affected executive officer will receive:

a lump sum payment calculated as follows:

Robert F. Probst	Base salary	Target annual incentive bonus
Peter J. Bulgarelli	Base salary	Target annual incentive bonus
John D. Cobb	Base salary	Maximum annual incentive bonus
J. Justin Hutchens	Base salary	Target annual incentive bonus

continuation of medical, dental and vision insurance benefits for up to one year (or lump sum equivalent in cash)

in the event an executive officer’s employment is terminated by the Company other than for Cause or by the executive officer for Good Reason, in each case in connection with a Change in Control, subject to their execution and delivery to the Company of a waiver and release, the affected executive officer will receive:

a lump sum payment calculated as follows:

Robert F. Probst	2	The sum of	Base salary	Maximum annual incentive bonus
Peter J. Bulgarelli	2.5	The sum of	Base salary	Target annual incentive bonus
John D. Cobb	2.5	The sum of	Base salary	Target annual incentive bonus
J. Justin Hutchens	2.5	The sum of	Base salary	Target annual incentive bonus

continuation of medical, dental and vision insurance benefits for up to two years (or lump sum equivalent in cash)

each of the executives is subject to confidentiality, non-competition, non-solicitation, non-interference and non-disparagement restrictions that apply during the term of employment and for one year thereafter; and

the non-compete restriction for Mr. Probst is extended to two years following termination of his employment in the event he is terminated by the Company without Cause or he terminates his employment for Good Reason within one year following a Change in Control.

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EXECUTIVE COMPENSATION

Severance Provisions in Equity Awards

Our equity awards generally require that an executive be employed through the end of the performance period or the vesting date, as applicable, for an award to vest. The treatment of outstanding equity awards is different on death, disability or retirement, or in certain termination scenarios, as set forth below.

Awards to Ms. Cafaro

	Termination by Company without Cause or by Executive for Good Reason	Termination without Cause in Connection with a Change in Control	Death or Disability	Retirement(1)
Restricted Stock Units	Full vesting	Full vesting upon Qualifying Termination(2)	Full vesting	Full vesting
Performance Share Units	Full vesting; payout at maximum	Full vesting upon Qualifying Termination; payout at maximum	Full vesting; payout at greater of (i) actual performance through date of termination and (ii) target	Full vesting; payout at greater of (i) actual performance through date of termination and (ii) target

Awards to Other Named Executive Officers

	Termination by Company without Cause or by Executive for Good Reason	Termination without Cause in Connection with a Change in Control	Death or Disability	Retirement(1)
Restricted Stock Units	Accelerated vesting of shares that were scheduled to vest within one year from date of termination	Full vesting upon Qualifying Termination(2)	Full vesting	Full vesting
Performance Share Units	Prorated vesting; payout based on actual performance through date of termination	Full vesting upon Qualifying Termination; payout at greater of (i) actual performance through Change in Control and (ii) target	Full vesting; payout based on actual performance through date of termination	Prorated vesting; payout based on actual performance through date of termination
2021 Retention RSUs	Forfeit	Full vesting	Full vesting	Forfeit

(1)	Retirement is defined as age plus years of service equal to 75, with a minimum age of 62. Ms. Cafaro is retirement eligible. In the event of his Early Retirement, defined as age plus years of service equal to 70, with a minimum age of 65, Mr. Bulgarelli will receive accelerated vesting of Restricted Stock Units that were scheduled to vest within one year from the date of his Early Retirement.

(2)	A Qualifying Termination is defined as a termination by the Company without Cause or by the Executive for Good Reason that occurs (a) within six months prior to the announcement of a proposed transaction that results in a Change in Control; (b) between the date of that announcement and the Change in Control; or (c) within 24 months following a Change in Control.

Payments

Mr. Cobb’s employment with the Company was terminated other than for Cause or with Good Reason on February 15, 2023. In connection with his termination, pursuant to a Separation and Transition Agreement dated January 21, 2023, and consistent with the terms of his Employee Protection Agreement and his Equity Awards, Mr. Cobb received the following:

Payment equal to base salary in effect at termination	$657,859
Payment equal to maximum annual bonus for year of termination	1,644,648
Vesting of equity awards	3,477,749
Continued insurance benefits	29,666
Total	$5,809,922

The table below reflects the amount of compensation and benefits payable to each other Named Executive Officer in the event of:

Termination for Cause or without Good Reason;

Termination other than for Cause or with Good Reason (“involuntary termination”);

a Change in Control (without any termination of employment);

Involuntary Termination following a Change in Control;

Death or Disability; and

Retirement, if eligible.

2023 Proxy Statement	81

EXECUTIVE COMPENSATION

The amounts shown are the amounts that would have been payable to the Named Executive Officers assuming the applicable termination had occurred on December 31, 2022. Receipt of benefits upon termination is subject to the execution of a general release of claims by the Named Executive Officer or their beneficiary.

Benefit	Termination for Cause or without Good Reason	Involuntary Termination (without Change in Control)	Change in Control (without Termination)	Involuntary Termination in Connection with a Change in Control	Death or Disability	Retirement
Debra A. Cafaro
Payment equal to multiple of base salary in effect at termination(1)	—	$3,225,000	—	$3,225,000	$—	$—
Prorated Maximum Bonus for year of termination	—	3,870,000	—	3,870,000	3,870,000	—
Payment equal to multiple of Maximum Bonus for year of termination(1)	—	11,610,000	—	11,610,000	—	—
Vesting of equity awards(2)(3)	—	30,150,343	—	30,150,343	17,529,225	17,529,225
Continued insurance benefits(4)	—	284,006	—	284,006	57,284	—
Office space and administrative services	—	50,000	—	50,000	—	—
Reduction(5)	—	—	—	(9,711,762)	—	—
Total for Debra A. Cafaro	—	$49,189,349	—	$39,477,588	$21,456,509	$17,529,225
Robert F. Probst
Payment equal to multiple of base salary in effect at termination(1)	—	659,041	—	1,318,082	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	1,153,322	—	—	—	—
Payment equal to multiple of Maximum Annual Bonus for year of termination(1)	—	—	—	3,295,205	—	—
Vesting of equity awards(2)(3)	—	3,367,488	—	6,623,206	6,623,206	—
Continued insurance benefits(4)	—	$28,796	—	$57,592	—	—
Reduction(5)	—	—	—	—	—	—
Total for Robert F. Probst	—	$5,208,646	—	$11,294,085	$6,623,206	$—
Peter J. Bulgarelli
Payment equal to multiple of base salary in effect at termination(1)	—	551,888	—	1,379,720	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	827,832	—	2,069,580	—	—
Vesting of equity awards(2)(3)	—	2,182,447	—	4,402,827	4,402,827	—
Continued insurance benefits(4)	—	28,796	—	57,592	—	—
Reduction(5)	—	—	—	(1,548,922)	—	—
Total for Peter J. Bulgarelli	—	$3,590,963	—	$6,360,796	$4,402,827	$—
J. Justin Hutchens
Payment equal to multiple of base salary in effect at termination(1)	—	551,050	—	1,377,625	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	826,575	—	2,066,438	—	—
Vesting of equity awards(2)(3)	—	2,792,109	—	4,783,184	4,783,184	—
Continued insurance benefits(4)	—	28,796	—	57,592	—	—
Reduction(5)	—	—	—	(777,007)	—	—
Total for J. Justin Hutchens	—	$4,198,530	—	$7,507,831	$4,783,184	$—

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EXECUTIVE COMPENSATION

Notes:

(1)	Multipliers for the Named Executive Officers are as follows:

Name	Involuntary Termination (without Change in Control)	Involuntary Termination Following Change in Control
Debra A. Cafaro	3x	3x
Robert F. Probst	1x	2x
Peter J. Bulgarelli	1x	2.5x
John D. Cobb	1x	2.5x
J. Justin Hutchens	1x	2.5x

(2)	Included in the table are (i) amounts attributable to vesting of unvested RSU awards and (ii) amounts payable pursuant to the 2021-2023 and 2022-2024 PSU Awards. Amounts payable pursuant to the 2020-2022 PSU Awards, which were paid in February 2023, are not included because those awards are considered vested as of December 31, 2022. Because the 2021-2023 and 2022-2024 awards were performing above target as of December 31, 2022, amounts payable assume performance based on actual results through December 31, 2022, in the scenarios where the award agreements provide for a payout at the higher of actual performance or target.

Because the PSU awards convert to time-based awards upon a Change in Control and remain subject to the remaining vesting schedule in the event of a Change of Control in the absence of a Qualifying Termination (or subsequent retirement in the case of Ms. Cafaro only), we have not reported any PSU award values in the “Change in Control (without Termination)” column.

(3)	The value attributed to vesting of RSUs and PSUs is determined by multiplying the number of units by $45.05, the closing price of our common stock on December 30, 2022, the last business day of our 2022 fiscal year.

(4)	In the event of her Disability, Ms. Cafaro would receive continued medical and dental premiums for a period of 24 months. In the event of her involuntary termination without Cause or for Good Reason, Ms. Cafaro would receive continued health, dental, life, short-term disability and long-term disability insurance premiums for a period of 24 months. In the event of involuntary termination without Cause or for Good Reason for each of our other Named Executive Officers, the executive would receive continued health, dental and vision insurance premiums for a period of 12 months (24 months if such termination occurs within one year of a Change of Control).

(5)	Pursuant to the Cafaro Agreement and the Executive Severance Agreements with our other Named Executive Officers, under certain circumstances, payments or benefits are subject to reduction such that there will be no taxes imposed upon them by Section 4999 of the Code or any similar state or local tax. Determination of the reduction amount is based on a number of assumptions (including no value being assigned to restrictive covenants such as noncompetition and nonsolicitation provisions), which may ultimately be different at the time of a Change of Control or Qualifying Termination, resulting in corresponding adjustments to the reduction amount.

CEO Pay Ratio

As required by SEC regulations, we are providing information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2022, the median of the annual total compensation of all employees of the Company (other than our CEO) was $121,329 and the annual total compensation of our CEO, as reported in the 2022 Summary Compensation Table above, was $14,059,092. The ratio of our CEO’s 2022 annual total compensation to our median employee’s 2022 annual total compensation is 116 to 1. Our median employee was determined as of December 31, 2022 by selecting the employee, out of all of our employees who were employed on such date, with the median 2022 target total direct compensation (sum of base salary, target annual cash bonus and target equity award).

The pay ratio presented in this Proxy Statement is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2023 Proxy Statement	83

EXECUTIVE COMPENSATION

2022 Pay vs. Performance

Pay vs. Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about “Compensation Actually Paid,” as defined by the SEC and in Footnote 2 below, and certain financial performance of the Company.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Compensation Table Total for Other NEOs(1)	Compensation Actually Paid to Other NEOs(2)	Total Shareholder Return (TSR)	FTSE Nareit Equity Health Care Index TSR(3)	GAAP Net Income (in 000s)	Normalized FFO/ Share(4)
2022	$14,059,092	$17,813,641	$4,224,753	$4,826,766	$88.97	$81.59	$(47,447)	$2.99
2021	14,263,728	9,914,452	6,012,810	5,967,437	97.29	104.85	49,008	2.90
2020	12,628,714	9,443,112	5,404,681	4,924,463	90.29	90.14	439,149	3.32

(1)	The Named Executive Officers in the fiscal years identified above were:

Year	CEO	Other NEOs
2022	Debra A. Cafaro	Peter J. Bulgarelli, John D. Cobb, J. Justin Hutchens and Robert F. Probst
2021	Debra A. Cafaro	Peter J. Bulgarelli, John D. Cobb, J. Justin Hutchens and Robert F. Probst
2020	Debra A. Cafaro	John D. Cobb, J. Justin Hutchens, Robert F. Probst and Carey S. Roberts

(2)	“Compensation Actually Paid” is defined by the SEC as the total compensation reported in the Summary Compensation Table for the applicable fiscal year adjusted as follows:

	2020		2021		2022
Adjustments	CEO	Average Other NEOs	CEO	Average Other NEOs	CEO	Average Other NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(9,509,954)	(3,720,262)	(11,013,974)	(4,380,687)	(9,666,901)	(2,437,396)
ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	9,307,263	3,602,556	10,897,323	4,375,204	9,370,105	2,300,701
ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,207,093)	(199,761)	(2,221,470)	(19,974)	478,362	(108,888)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(1,182,102)	(154,234)	121,077	182,836	3,244,357	671,289

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EXECUTIVE COMPENSATION

	2020		2021		2022
Adjustments	CEO	Average Other NEOs	CEO	Average Other NEOs	CEO	Average Other NEOs
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(1,094,539)	(166,103)	(2,323,203)	(334,555)	(503,173)	(94,075)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	500,822	157,586	190,971	131,803	831,798	270,382
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—
TOTAL ADJUSTMENTS	(3,185,602)	(480,218)	(4,349,276)	(45,373)	3,754,549	602,013

(3)	Total Shareholder Return and FTSE Nareit Equity Health Care Index Total Shareholder return reflect the return a shareholder would have recognized at the end of each of the fiscal years shown had they invested $100 in the Company or the FTSE Nareit Health Care Index, respectively, on January 1, 2000. We have chosen to include the FTSE NAREIT Equity Health Care Index TSR as our peer group TSR in this table as this is one of the primary measures of performance used in our long-term incentive plan.

(4)	Normalized FFO/Share is one of the primary measures used in our Annual Incentive Plan. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, because real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, we consider Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. For information regarding the calculation of Normalized FFO, please see Appendix A. To calculate Normalized FFO on per share basis, Normalized FFO is divided by weighted average diluted shares, as set forth in Note 15 of our 2022 Form 10-K.

2023 Proxy Statement	85

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Financial Performance Measures

The line graphs below compare Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our Other NEOs to (i) our cumulative TSR, (ii) FTSE NAREIT Equity Health Care Index TSR (“Nareit TSR”), (iii) our Net Income and (iv) our Normalized FFO/Share, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.

TSR amounts assume an initial fixed investment of $100, and that any dividends were reinvested.

Key Financial Performance Measures

The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2022 to company performance:

Financial Performance Measures Linked to the Compensation of Named Executive Officers
Normalized FFO per Share
Fixed Charge Coverage
TSR Relative to the FTSE Nareit Health Care REIT Index
TSR Relative to the MSCI U.S. REIT Index
Net Debt to Adjusted Pro Forma EBITDA

See the discussions of our annual and long-term incentive programs in “Compensation Discussion & Analysis” for further information regarding the use of these metrics in our executive compensation program.

86

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans as of December 31, 2022:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	3,574,443	61.95	14,223,927
Equity compensation plans not approved by stockholders(2)	136,577	N/A	385,612
Total	3,711,020	61.95	14,609,539

(1)	These plans consist of: (a) the Employee and Director Stock Purchase Plan; (b) the 2006 Stock Plan for Directors; and (c) the Ventas, Inc. 2022 Incentive Plan. As of December 31, 2022, 2,789,606 shares were available for future issuance under the Employee and Director Stock Purchase Plan and 11,434,321 shares were available for issuance under the Ventas, Inc. 2022 Incentive Plan. No additional grants are permitted under the 2006 Stock Plan for Directors.

(2)	Consists of the Non-Employee Director Cash Compensation Deferral Plan (previously called the Nonemployee Director Deferred Stock Compensation Plan), under which our non-employee directors may receive, in lieu of director fees, units that settle into shares of our common stock on a one-for-one basis.

2023 Proxy Statement	87

Proposal 3: Recommend, on an Advisory Basis, the Frequency with Which We Should Hold Future Advisory Votes Regarding the Compensation of Our Named Executive Officers

We also are submitting to our stockholders a non-binding advisory vote as to the frequency with which we should hold an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer that we hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years. You may vote for any of the three options or abstain from voting on the matter. Our stockholders previously approved, and the Board adopted, an annual frequency for the non-binding advisory vote on our executive compensation.

Our Board recommends that you vote for an advisory vote on executive compensation to occur every ONE year.

In accordance with our desire to engage with our stockholders and receive valuable feedback on a more frequent basis, the Board has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for our company. In formulating its recommendation, the Board considered a number of factors, including the following:

Holding an advisory vote on executive compensation will ensure that the Board is aware of, and can react appropriately to, positive or negative views regarding our executive compensation programs. An annual vote will provide more timely feedback on compensation decisions, allowing the Board to link the results of each advisory vote to specific compensation actions or decisions.

An annual advisory vote is consistent with corporate governance principles that encourage regular engagement with stockholders. The Board considers frequent solicitation of our stockholders’ views, including on matters of executive compensation, an important component of corporate governance.

Based on information we have received from certain of our stockholders and public discussions generally, the Board believes that an annual advisory vote continues to be the frequency most preferred by our stockholders.

Many of our compensation decisions, including salary adjustments and determination of annual cash incentive awards and long-term incentive awards, are made annually. An annual advisory vote aligns with the timing of these decisions and allows our stockholders a formal opportunity to express their view on each year’s compensation decisions.

Although the results of the stockholder vote on this proposal are non-binding, the Board values continuing and constructive feedback from our stockholders on compensation. Our Board and its Compensation Committee will take into account the outcome of the vote when determining the frequency of advisory votes on the compensation of our Named Executive Officers. Pursuant to SEC rules, if an alternative receives a majority of votes cast and we adopt that frequency, we may exclude from future proxy statements any stockholder proposal asking that a different frequency be used.

Following the 2023 Annual Meeting, we expect to hold our next advisory vote on the frequency of say-on-pay votes at our annual meeting in 2029.

88

  Audit Matters

Proposal 4: Ratification of Fiscal 2023 Auditor Selection

Our Audit and Compliance Committee is responsible for the retention, compensation and oversight of our independent registered public accounting firm in connection with the preparation and issuance of its audit report on our consolidated financial statements and its audit of our internal control over financial reporting. As part of its regular processes, our Audit and Compliance Committee also annually reviews and approves the leadership and organization of the external audit team, periodically considers the rotation of the independent external audit firm and is directly involved, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, in the review and approval of our independent registered public accounting firm’s lead audit partner. Our Audit and Compliance Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023. KPMG was first engaged to serve as our independent registered public accounting firm in July 2014, and each member of the Audit and Compliance Committee believes that the continued retention of KPMG to serve as our independent registered public accounting firm for this fiscal year is in the best interests of the Company and its stockholders.

At the 2023 Annual Meeting, we are asking you to ratify the selection of KPMG as our external audit firm for this year. We and the Board value our stockholders’ views on this matter, and we believe seeking stockholder ratification of KPMG’s selection is a matter of good corporate practice. If our stockholders fail to ratify this selection, it will be considered a recommendation to the Audit and Compliance Committee and the Board to consider the selection of a different firm, and the Audit and Compliance Committee and the Board may select another independent registered public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit and Compliance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. We expect that representatives of KPMG will be present at the 2023 Annual Meeting to respond to appropriate questions and have the opportunity to make a statement if they so desire.

Our Board recommends that you vote FOR ratification of the selection of KPMG as our independent registered public accounting firm for fiscal year 2023.

2023 Proxy Statement	89

AUDIT MATTERS

Audit and Non-Audit Fees

KPMG audited our financial statements for the year ended December 31, 2022 and has been our independent registered public accounting firm since July 2014. Fees billed for professional services rendered by KPMG for the years ended December 31, 2022 and 2021, respectively, were as follows:

Fees	2022	2021
Audit Fees(1)	$3,670,900	$3,650,860
Audit-Related Fees(2)	17,430	2,450
Tax Fees	—	—
All Other Fees(3)	100,000	—
Total	$3,788,330	$3,653,310

(1)	Audit Fees include the aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated and entity level financial statements (including debt covenant compliance letters), audit of internal control over financial reporting, review of interim financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits for subsidiaries, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.

(2)	Audit-Related Fees in 2022 and 2021 relate to consultations on accounting matters and the Company’s subscription to KPMG’s online accounting research tool.

(3)	All Other Fees in 2022 relate to tax compliance and other advisory services.

All audit-related services, tax services and other services provided by KPMG since the date of its engagement have been pre-approved by the Audit and Compliance Committee in accordance with the Committee’s pre-approval policies described below. In addition, consistent with its charter and other applicable rules and policies, the Audit and Compliance Committee determined that the provision of these services by KPMG did not compromise KPMG’s independence and was consistent with its role as our independent registered public accounting firm.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The terms of our engagement of KPMG are subject to the pre-approval of the Audit and Compliance Committee. Our Audit and Compliance Committee observes and implements certain procedures relating to the pre-approval of all audit and permissible non-audit services performed by KPMG to ensure that the provision of such services and related fees does not impair the firm’s independence. In accordance with these procedures, the annual audit services and related fees of KPMG are subject to approval by our Audit and Compliance Committee. Prior to its engagement, KPMG must provide the Audit and Compliance Committee with an engagement letter outlining the scope of proposed audit services for that year and the related fees. The Audit and Compliance Committee will then review and approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition, our Audit and Compliance Committee may grant pre-approval for those permissible non-audit services that it believes would not impair the independence of KPMG. However, the Audit and Compliance Committee may not grant approval for any services categorized by the SEC as “Prohibited Non-Audit Services.” Following review, the Audit and Compliance Committee pre-approves the non-audit services within each category that it believes are reasonable and appropriate and that it concludes will not impair the firm’s independence, and the fees for each category are budgeted. The term of any pre-approved non-audit service is 12 months from the date of pre-approval, unless the Audit and Compliance Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by KPMG are established periodically by the Audit and Compliance Committee, and any proposed services exceeding those levels require separate pre-approval by the Audit and Compliance Committee. To obtain approval of other permissible non-audit services, management must submit to the Audit and Compliance Committee those non-audit services for which it recommends the Audit and Compliance Committee engage the independent registered public accounting firm, and both management and KPMG must confirm to the Audit and Compliance Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service.

Our Chief Accounting Officer is responsible for tracking all fees for pre-approved non-audit services provided by KPMG, and at each regularly scheduled Audit and Compliance Committee meeting, management reports on the pre-approved non-audit services provided during the quarter and year-to-date and the fees incurred for such services during such periods.

All services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The Audit and Compliance Committee has determined that the services performed by KPMG and the related fees were consistent with the maintenance of KPMG’s independence.

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AUDIT MATTERS

Audit and Compliance Committee Report

A role of the Audit and Compliance Committee is to assist the Board in its oversight of the quality and integrity of the Company’s financial reports. Management has primary responsibility for our financial statements and the reporting process, including our system of internal controls, subject to oversight by our Audit and Compliance Committee on behalf of our Board. KPMG is responsible for auditing the Company’s financial statements and its internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit and Compliance Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2022, including the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit and Compliance Committee has reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit and Compliance Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB rules regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, our Audit and Compliance Committee has discussed with KPMG that firm’s independence from our Company and its management, and the Audit and Compliance Committee has considered the compatibility of non-audit services with the firm’s independence.

Our Audit and Compliance Committee has discussed with KPMG the overall scope and plans for its audit. The Audit and Compliance Committee meets regularly with KPMG, with and without management present, to discuss the results of its examination of our financial statements, its evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit and Compliance Committee also selected KPMG to serve as our independent registered public accounting firm for fiscal year 2023.

AUDIT AND COMPLIANCE COMMITTEE

Walter C. Rakowich, Chair
Michael J. Embler
Marguerite M. Nader
Maurice S. Smith

2023 Proxy Statement	91

Securities Ownership

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by certain individuals and entities as of March 1, 2023, except as otherwise noted. These individuals and entities include: (i) owners of more than 5% of our outstanding shares of common stock; (ii) each of our current directors and director nominees; (iii) each of our Named Executive Officers; and (iv) all current directors, director nominees and executive officers as a group.

A person has beneficial ownership of shares if the person has or shares voting or investment power over the shares (whether or not vested) or the right to acquire such power within 60 days of March 1, 2023. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. For purposes of this table, shares beneficially owned includes shares over which a person has or shares voting power or investment power (whether or not vested).

Name of Beneficial Owner	Vested and Unvested Shares of Common Stock		Shares Subject to Options Exercisable within 60 days		Stock Units That May Be Settled within 60 days			Total Shares of Common Stock Beneficially Owned		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355								65,465,237	(2)	16.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055								44,478,452	(3)	11.1%
State Street Corporation One Lincoln Street Boston, MA 02111								29,092,604	(4)	7.3%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179								25,557,048	(5)	6.4%
Melody C. Barnes	22,218	+	—	+	—		=	22,218		*
Peter J. Bulgarelli	52,058	+	—	+	—		=	52,058		*
Debra A. Cafaro	885,274	+	1,914,593	+	508,441	(6)	=	3,308,308		*
John D. Cobb	162,913	+	430,918	+	—		=	593,831		*
Michael J. Embler	557	+	—	+	—		=	557		*
J. Justin Hutchens	51,463	+	—		22,324	(6)	=	73,787		*
Matthew J. Lustig	12,387	+	—	+	27,390	(7)	=	39,777		*
Roxanne M. Martino	21,935	+	—	+	18,949	(7)	=	40,884		*
Marguerite M. Nader	10,383	+	—		—		=	10,383		*
Sean P. Nolan	13,769	+	—	+	—		=	13,769		*
Robert F. Probst	106,898	+	346,140	+	—		=	453,038		*
Walter C. Rakowich	21,935	+	—	+	—		=	21,935		*
Robert D. Reed	31,807	+	—	+	13,097	(7)	=	44,904		*
Sumit Roy	2,709	+	—	+	700		=	3,409		*
James D. Shelton	12,340	+	—	+	21,720	(7)	=	34,060		*
Maurice S. Smith	7,363	+	—	+	840		=	8,203		*
All directors, director nominees and executive officers as a group (16 persons)	1,300,219	+	2,260,733	+	635,599		=	4,196,551		1.0%

*	Less than 1%
(1)	Percentages are based on 400,046,256 shares of our common stock outstanding on March 1, 2023.
(2)	Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. for itself and on behalf of certain of its subsidiaries (“Vanguard”) on February 9, 2023. Vanguard reported that, as of December 31, 2022, it had sole voting power over 0 shares of our common stock, shared voting power over 913,265 shares of our common stock, sole dispositive power over 63,469,083 shares of our common stock and shared dispositive power over 1,996,154 shares of our common stock.

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SECURITIES OWNERSHIP

(3)	Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc., for itself and for certain of its affiliates (collectively, “BlackRock”), on January 24, 2023. BlackRock reported that, as of December 31, 2022, it had sole voting power over 40,351,914 shares of our common stock and sole dispositive power over 44,478,452 shares of our common stock. BlackRock, Inc. is a parent holding company.
(4)	Based solely on information contained in a Schedule 13G/A filed by State Street Corp., for itself and on behalf of certain of its subsidiaries (collectively, “State Street”), on February 7, 2023. State Street reported that, as of December 31, 2022, it had shared voting power over 22,125,469 shares of our common stock and shared dispositive power over 29,033,861 shares of our common stock.
(5)	Based solely on information contained in a Schedule 13G filed by JPMorgan & Co., for itself and on behalf of certain of its subsidiaries (collectively, “JPMorgan”), on January 13, 2023. JPMorgan reported that, as of December 31, 2022, it had sole voting power over 19,625,004 shares of our common stock, shared voting power over 77,009 shares of our common stock, sole dispositive power over 25,517,057 shares of our common stock and shared dispositive power over 20,232 shares of our common stock.
(6)	Reflects equity awards scheduled to vest between March 2 and April 30, 2023 and, in the case of Ms. Cafaro, who is retirement eligible, awards that would vest on retirement.
(7)	Shares underlying units held for the director pursuant to an election to defer stock awards (in the form of Restricted Stock Units) or an election to defer fees pursuant to the Non-Employee Directors’ Deferred Stock Compensation Plan that would be issued to the director within 60 days of his or her ceasing to be a director of the Company. The director has no stockholder rights with respect to the underlying shares.

2023 Proxy Statement	93

Additional Information

Information About Our 2023 Annual Meeting

Meeting Information

Meeting Location, Date and Time

The live webcast of the Ventas 2023 Annual Meeting will begin at 8:00 a.m. Central Time on May 16, 2023, at www.virtualshareholdermeeting.com/VTR2023. There is no physical location for the 2023 Annual Meeting.

Participating in the Meeting

Attendance at the 2023 Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on March 24, 2023, the record date, and guests of the Company. You will not be able to attend the 2023 Annual Meeting in person at a physical location.

Attending the Meeting

Beginning at 7:30a.m. Central Time on May 16, 2023, the day of the 2023 Annual Meeting, stockholders may check-in online using the 16-digit control number included in the Notice of Meeting, on their proxy card or on the voting instruction form or other instructions they receive with their proxy materials and following the instructions on the 2023 Annual Meeting website at www.virtualshareholdermeeting.com/VTR2023.

Asking Questions

Stockholders as of the close of business on the record date who attend and participate in the 2023 Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the 2023 Annual Meeting.

Technical Details

We encourage you to access the 2023 Annual Meeting site prior to the 8:00 a.m. start time to allow ample time to log into the 2023 Annual Meeting webcast and test your computer system. Accordingly, the 2023 Annual Meeting site will first be accessible to registered stockholders beginning at 7:30a.m. Central Time on the day of the 2023 Annual Meeting. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the 2023 Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number posted on the virtual Annual Meeting website. Technicians will be available to assist you.

Voting Mechanics

Whether or not you are able to attend the 2023 Annual Meeting, we encourage all stockholders to vote, and we recommend all stockholders vote their shares in advance of the 2023 Annual Meeting by one of the methods described in this Proxy Statement.

94

ADDITIONAL INFORMATION

How to Vote—Stockholders of Record

Stockholders who own shares registered in their own name (a “stockholder of record”) may vote their shares by proxy in advance of the meeting or they may vote during the meeting on May 16, 2023. Stockholders of record who wish to vote by proxy may submit their proxy in any of the following ways:

By Telephone	Call the number shown on the enclosed proxy card.	By Mail	Request, complete and return the proxy card in the postage-paid envelope provided.
Via the Internet	Visit the website shown on the enclosed proxy card.	During the Meeting	Attend the virtual meeting via live webcast at www.virtualshareholdermeeting.com/VTR2023 and vote by ballot online.

How to Vote—Beneficial Owners

A stockholder who owns shares registered in the name of a broker, bank or other custodian is a “beneficial owner” and can vote in advance of the meeting by following the instructions provided by their broker, bank or custodian. Beneficial owners may also attend and vote at the 2023 Annual Meeting using the control number on their voting instruction form.

Eligibility

Only Ventas stockholders of record at the close of business on March 24, 2023, the record date, are entitled to vote at the 2023 Annual Meeting. As of the record date, approximately 400,053,497 shares of our common stock, par value $0.25 per share, were outstanding. Each share of our common stock entitles the owner to one vote on each matter properly brought before the 2023 Annual Meeting. However, certain shares designated as “Excess Shares” (generally any shares owned by a beneficial owner in excess of 9.0% of our outstanding common stock) or as “Special Excess Shares” pursuant to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), may not be voted by the beneficial or record owner of those shares and will be voted in accordance with Article IX of our Charter.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the 2023 Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations.

Quorum

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote as of the close of business on March 24, 2023, which is the record date for our 2023 Annual Meeting, must be present in person or represented by proxy to constitute a quorum to transact business at the 2023 Annual Meeting. Stockholders who abstain from voting and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a beneficial owner does not provide voting instructions to the beneficial owner’s broker or custodian with respect to a proposal on which the broker or custodian does not have discretionary authority to vote.

2023 Proxy Statement	95

ADDITIONAL INFORMATION

Other Matters

Our Board is not aware of any matters that are expected to come before the 2023 Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If any other matter should properly come before the 2023 Annual Meeting, your executed proxy gives the persons named in the accompanying form of proxy, or their substitutes, discretionary authority to vote your shares in accordance with their best judgment with respect to any such other matter. If the 2023 Annual Meeting is adjourned or postponed, the proxies will vote stockholders’ shares at the meeting, when held, in accordance with instructions provided for the meeting, except for any stockholders who revoke their proxy.

Stockholder List

Our list of stockholders of record as of the March 24, 2023 record date for our 2023 Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the meeting during ordinary business hours for the ten days preceding the meeting at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Vote Requirements, Board Recommendations and Voting Results

Agenda Item	Description	Board Recommendation	Vote Requirement for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Proposal to elect the 11 director nominees named in the Proxy Statement	FOR	Majority of votes cast	No effect	No effect
2	Proposal to approve, on an advisory basis, the compensation of our Named Executive Officers	FOR	Majority of voting power present (in person or by proxy)	Counted as “AGAINST”	No effect
3	Proposal to approve, on an advisory basis, the frequency of advisory votes on the compensation of our Named Executive Officers	Every ONE Year	Majority of voting power present (in person or by proxy), unless none of the frequency choices receives a majority, in which case plurality of votes cast	Counted as “AGAINST” (unless none of the frequency choices receives a majority, in which case no effect)	No effect
4	Proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year	FOR	Majority of voting power present (in person or by proxy)	Counted as “AGAINST”	Not applicable

Voting Results

We will publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the 2023 Annual Meeting.

Questions and Answers

What is a proxy? What is a proxy statement?

A proxy is a legal designation of a person to vote on your behalf. A proxy statement is the document we must give you when we solicit your proxy. It is required by SEC rules. By completing and returning the enclosed proxy card, you are giving each of the individuals designated as proxies in the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

96

ADDITIONAL INFORMATION

What items will be voted on at the 2023 Annual Meeting?

Stockholders will vote on the following items if each is properly presented at the 2023 Annual Meeting.

		Board Recommendation	Page Reference
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders	FOR each director nominee listed on the enclosed proxy card or voting instruction form	10
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR	47
Proposal 3:	To approve on an advisory basis, the frequency of advisory votes on the compensation of our Named Executive Officers	Every ONE Year	88
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year	FOR	89

How do I revoke a vote?

If you are a stockholder of record, you can revoke your prior vote by proxy if you:

1.	execute and return a later-dated proxy card before your proxy is voted at the 2023 Annual Meeting;
2.	vote by telephone or over the internet;
3.	deliver a written notice of revocation to our Corporate Secretary at our principal executive offices located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654; or
4.	vote in person at the 2023 Annual Meeting.

If you are a beneficial owner, follow the instructions provided by your broker, bank or custodian to revoke your vote prior to the meeting.

What are broker non-votes?

A broker non-vote occurs when a beneficial owner does not provide voting instructions to the beneficial owner’s broker or custodian with respect to a “non-routine” proposal, on which the broker or custodian does not have discretionary authority to vote. The ratification of the selection of KPMG LLP as our independent public accounting firm for fiscal year 2023 (Proposal 4) is considered a “routine” matter; brokers have discretionary authority to vote on that proposal.

How are proxies solicited and what is the cost?

We bear the cost of soliciting proxies by or on behalf of our Board. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We have engaged Innisfree to distribute and solicit proxies on our behalf, and we expect to pay Innisfree approximately $20,000 plus reimbursement of reasonable out-of-pocket expenses for these services. We also will reimburse brokers and other custodians for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to beneficial owners of our common stock.

What is householding?

To eliminate duplicate mailings, conserve natural resources and reduce our printing costs and postage fees, we engage in “householding,” which means that we will deliver a single set of proxy materials (other than proxy cards, which will remain separate) to our stockholders who share the same address and who have the same last name or consent in writing. If your household receives multiple copies of our proxy materials, you may request to receive only one copy by contacting Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Similarly, if your household receives only one copy of our proxy materials, you may request an additional copy by contacting Broadridge as indicated above. We will deliver the requested additional copy promptly following our receipt of your request.

2023 Proxy Statement	97

ADDITIONAL INFORMATION

Electronic Document Delivery to Stockholders

Stockholders of record and most beneficial owners may elect to receive an e-mail that will contain electronic links to our Notice of Annual Meeting, Proxy Statement and 2022 Annual Report on Form 10-K. Electronic document delivery is better for the environment and saves us the cost of producing and mailing documents. It will give you a direct electronic link to the proxy voting site. Active employees of the Company who hold common stock in certain employee benefit plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts. We will mail to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials and how to vote by proxy online. We will also mail this Proxy Statement and the materials accompanying it to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy material by mail, you should follow the instructions for requesting those materials included in the Notice that we will mail to you.

THIS PROXY STATEMENT AND OUR 2022 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT

www.proxyvote.com

Submission of Stockholder Proposals and Other Items for 2024 Annual Meeting

Stockholder Proposals and Director Nominations for Inclusion in Our Proxy Statement

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials for our 2024 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act may do so by following the procedures set out therein. To be eligible for inclusion, the proposal must be received by our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654 no later than December 7, 2023.

Under the proxy access provisions in our By-Laws, a stockholder or a group of up to 20 stockholders owning at least 3% of our common stock continuously for at least three years and complying with the other requirements set forth in our By-Laws may nominate up to two persons or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2024 Annual Meeting, our Corporate Secretary must receive any proxy access nomination notice at the address provided above no earlier than November 7, 2023 and no later than December 7, 2023 and the notice must comply with the additional requirements set forth in our By-Laws.

Other Stockholder Nominations and Proposals

Under the advance notice provisions in our By-Laws, stockholders must follow certain procedures to nominate a person for election as a director or introduce an item of business at a stockholders meeting, even if that item will not be included in our proxy statement.

To be properly brought before our 2024 Annual Meeting, our Corporate Secretary must receive any such nomination or proposal at the address provided above no earlier than December 18, 2023 and no later than January 17, 2024 and the notice must comply with the additional requirements set forth in our By-Laws.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments, goals and objectives and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” believe,” “intend,” anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. Certain factors that could prevent Ventas from achieving its stated goals include those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K for our fiscal year ended December 31, 2022 and that are otherwise described or updated from time to time in our other filings with the SEC.

98

Appendix A: Non-GAAP Financial Measures Reconciliation

Non-GAAP Financial Measures

This Proxy Statement includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). We consider these non-GAAP financial measures to be useful supplemental measures of our operating performance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this Proxy Statement. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Funds from Operations and Normalized Funds from Operations

	2022	2021	2020
	(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)
Net (loss) income attributable to common stockholders	$(47,447)	$49,008	$439,149
Net (loss) income attributable to common stockholders per share(1)	$(0.12)	$0.13	$1.17
Adjustments:
Depreciation and amortization on real estate assets	1,194,751	1,192,856	1,104,114
Depreciation on real estate assets related to noncontrolling interests	(17,451)	(18,498)	(16,767)
Depreciation on real estate assets related to unconsolidated entities	30,940	17,888	4,986
Gain on real estate dispositions	(7,780)	(218,788)	(262,218)
Gain (loss) on real estate dispositions related to noncontrolling interests	32	302	(9)
Gain on real estate dispositions and other related to unconsolidated entities	(14,546)	—	—
Subtotal: Nareit FFO adjustments	1,185,946	973,760	830,106
Subtotal: Nareit FFO adjustments per share	$2.94	$2.52	$2.20
Nareit FFO attributable to common stockholders	$1,138,499	$1,022,768	$1,269,255
Nareit FFO attributable to common stockholders per share	$2.82	$2.65	$3.37
Adjustments:
Change in fair value of financial instruments	22,008	1,207	(21,928)
Non-cash income tax benefit	(21,237)	(1,224)	(98,114)
Loss on extinguishment of debt, net of noncontrolling interests and including Ventas’s share attributable to unconsolidated entities	786	64,558	10,791
Gain on transactions related to unconsolidated entities	(26,281)	(6,328)	(597)
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’s share attributable to unconsolidated entities	58,108	54,874	34,690
Amortization of other intangibles including Ventas’s share attributable to unconsolidated entities	973	(21,627)	472
Other items related to unconsolidated entities	(687)	1,479	(614)
Non-cash impact of changes to equity plan	(313)	1,796	(452)
Materially disruptive events, net including Ventas’s share attributable to unconsolidated entities	11,203	10,147	1,247

2023 Proxy Statement	A-1

Appendix A: Non-GAAP Financial Measures Reconciliation

	2022	2021	2020
	(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)
Impact of Holiday lease termination	—	—	(50,184)
Write-off of straight-line rental income, net of noncontrolling interests	—	—	70,863
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	23,912	(9,074)	34,543
Subtotal: Normalized FFO adjustments	68,472	95,808	(19,283)
Subtotal: Normalized FFO adjustments per share	$0.17	$0.25	$(0.05)
Normalized FFO attributable to common stockholders	$1,206,971	$1,118,576	$1,249,972
Normalized FFO attributable to common stockholders per share	$2.99	$2.90	$3.32
Weighted average diluted shares	403,454	386,304	376,503

(1)	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’s share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

A-2

Appendix A: Non-GAAP Financial Measures Reconciliation

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

Same-Store Cash NOI by Segment

	For the Year Ended December 31, 2022 (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(47,447)
Adjustments:
Interest and other income					(3,635)
Interest expense					467,557
Depreciation and amortization					1,197,798
General, administrative and professional fees					144,874
Loss on extinguishment of debt, net					581
Transaction expenses and deal costs					51,577
Allowance on loans receivable and investments					19,757
Other					58,268
Income from unconsolidated entities					(28,500)
Gain on real estate dispositions					(7,780)
Income tax benefit					(16,926)
Net income attributable to noncontrolling interests					6,516
NOI	$647,466	$546,604	$582,853	$65,717	$1,842,640
Adjustments:
Straight-lining of rental income	—	(9,499)	(1,595)	—	(11,094)
Non-cash rental income	—	(14,359)	(49,229)	—	(63,588)
NOI not included in cash NOI(1)	4,382	(1,622)	(7,435)	—	(4,675)
Non-segment NOI	—	—	—	(65,717)	(65,717)
HHS grants received	(53,070)	—	—	—	(53,070)
Cash NOI	$598,778	$521,124	$524,594	$—	$1,644,496
Adjustments:
Cash NOI not included in same-store	(135,852)	(26,021)	(6,161)	—	(168,034)
Same-store Cash NOI - constant currency	$462,926	$495,103	$518,433	$—	$1,476,462
Percentage increase - constant currency	13.4%	3.8%	2.4%		6.1%

(1)	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

2023 Proxy Statement	A-3

Appendix A: Non-GAAP Financial Measures Reconciliation

	For the Year Ended December 31, 2021 (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$49,008
Adjustments:
Interest and other income					(14,809)
Interest expense					440,089
Depreciation and amortization					1,197,403
General, administrative and professional fees					129,758
Loss on extinguishment of debt, net					59,299
Transaction expenses and deal costs					47,318
Allowance on loans receivable and investments					(9,082)
Other					37,110
Income from unconsolidated entities					(4,983)
Gain on real estate dispositions					(218,788)
Income tax expense					4,827
Net income attributable to noncontrolling interests					7,551
NOI	$458,273	$543,882	$638,488	$84,058	$1,724,701
Adjustments:
Straight-lining of rental income	—	(7,654)	(7,382)	—	(15,036)
Non-cash rental income	—	(17,898)	(47,225)	—	(65,123)
Cash modification/termination fees	—	12,037	—	—	12,037
Non-cash impact of lease termination	—	—	(22,309)	—	(22,309)
NOI not included in cash NOI(1)	2,297	(27,631)	(36,294)	—	(61,628)
Non-segment NOI	—	—	—	(84,058)	(84,058)
NOI impact from change in FX	(6,316)	—	(2,734)	—	(9,050)
HHS grants received	(15,427)	—	—	—	(15,427)
Cash NOI	$438,827	$502,736	$522,544	$—	$1,464,107
Adjustments:
Cash termination fees not in same-store	—	(12,037)	—	—	(12,037)
Cash NOI not included in same-store	(31,122)	(13,809)	(16,085)	—	(61,016)
NOI impact from change in FX not in same-store	429	—	—	—	429
Same-store Cash NOI - constant currency	$408,134	$476,890	$506,459	$—	$1,391,483

(1)	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

A-4

APPENDIX A: NON-GAAP FINANCIAL MEASURES RECONCILIATION

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Office and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the office operations and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the office operations and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Non-GAAP Performance Measures

We use Fixed Charge Coverage and Net Debt to Adjusted Pro Forma EBITDA (also referenced as Net Debt to EBITDA) as performance measures. Fixed Charge Coverage is calculated in accordance with the definition used in our revolving credit facility. Additional information regarding Net Debt to Adjusted Pro Forma EBITDA is as follows:

2023 Proxy Statement	A-5

Appendix A: Non-GAAP Financial Measures Reconciliation

Net Debt to Adjusted Pro Forma EBITDA

For the Year Ended December 31, 2022
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)
Net loss attributable to common stockholders	$(47,447)
Adjustments:
Interest	467,557
Loss on extinguishment of debt, net	581
Taxes (including tax amounts in general, administrative and professional fees)	(11,863)
Depreciation and amortization	1,197,798
Non-cash stock-based compensation expense	30,714
Transaction expenses and deal costs	51,577
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(24,947)
Loss from unconsolidated entities, adjusted for Ventas’s share of EBITDA from unconsolidated entities	47,873
Gain on real estate dispositions	(7,780)
Unrealized foreign currency loss	326
Change in fair value of financial instruments	23,615
Materially disruptive events, net	12,451
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interest	23,912
Adjusted EBITDA	$1,764,367
Adjustment for current period activity	9,869
Adjusted Pro Forma EBITDA	$1,774,236
Adjusted Pro Forma EBITDA annualized	$1,774,236
Total debt	$12,296,780
Cash	(122,564)
Restricted cash pertaining to debt	(25,958)
Partners’ share of consolidated debt	(279,013)
Ventas’s share of unconsolidated debt	454,376
Net debt	$12,323,621
Net Debt to Adjusted Pro Forma EBITDA	6.9x

The Company believes that Net Debt, Adjusted Pro Forma EBITDA and Net Debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c) transaction expenses and deal costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to materially disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’s share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

A-6

Helpful Resources

Annual Meeting Information
Proxy Materials and 2022 Annual Report:	www.proxyvote.com

About Ventas
Website	https://www.ventasreit.com/
Leadership	https://www.ventasreit.com/about-ventas/leadership
Corporate Governance	https://ir.ventasreit.com/governance/
Corporate Sustainability Report	https://www.ventasreit.com/sites/default/files/pdf/VentasCSR_2022_vC.pdf
ESG Goals	https://www.ventasreit.com/corporate-responsibility/esg-goals

Investor & Stockholder Services
Investor Relations	https://ir.ventasreit.com/overview/default.aspx
Company Presentations and Earnings Calls	https://ir.ventasreit.com/events-and-presentations/default.aspx
Request for Information	https://ir.ventasreit.com/resources/request-for-information/default.aspx

Corporate Governance
Committee Charters and Guidelines on Governance	https://ir.ventasreit.com/governance/governance-documents/default.aspx

Financial Information
Annual Reports and Supplemental Information	https://ir.ventasreit.com/financials/annual-reports-and-supplemental-information/default.aspx
SEC Filings	https://ir.ventasreit.com/financials/sec-filings/default.aspx

Stock & Dividend Information
Stock Information	https://ir.ventasreit.com/stock-and-dividend/stock-information/default.aspx
Dividend Information	https://ir.ventasreit.com/stock-and-dividend/dividend-information/default.aspx
Form 8937 – Organizational Actions	https://ir.ventasreit.com/stock-and-dividend/form-8937-organizational-actions/default.aspx

Acronyms Used
CAGR	Compound Annual Growth Rate	M/WBE	Minority/Woman-Owned Business Enterprise
CD&A	Compensation Discussion & Analysis	MOB	Medical Office Building
CEO	Chief Executive Officer	NEO	Named Executive Officer
CIO	Chief Investment Officer	NOI	Net Operating Income
CFO	Chief Financial Officer	NNN	Triple Net
DE&I	Diversity, Equity and Inclusion	NYSE	New York Stock Exchange
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization	OpEx	Operating Expense
ESG	Environmental, Social and Governance	PCAOB	Public Company Accounting Oversight Board
EVP	Executive Vice President	PSU	Performance Share Unit
FASB	Financial Accounting Standards Board	REIT	Real Estate Investment Trust
FFO	Funds From Operations	R&I	Research & Innovation
G&A	General and Administrative Expense	RSU	Restricted Stock Unit
GAAP	U.S. Generally Accepted Accounting Principles	SEC	Securities and Exchange Commission
GRI	Global Reporting Initiative	SH NNN	Senior Housing Triple Net
GTL	Group Term Life Insurance	SHOP	Senior Housing Operating Portfolio
IRF	Inpatient Rehabilitation Facility	SLAM	Senior Living Asset Management
LEED	Leadership in Energy and Environmental Design	TSR	Total Shareholder Return
LTAC	Long-Term Acute Care Facility	VIM	Ventas Investment Management

Website References

Readers may also access additional information about Ventas, Inc. at www.ventasreit.com, our corporate website. References to our website in this Proxy Statement are provided for convenience only, and the content on our website is not incorporated into this Proxy Statement and does not constitute a part of this Proxy Statement.

Printed Materials

Stockholders may obtain a free printed copy of our Annual Report, Form 10-K for the fiscal year ended December 31, 2022, this Proxy Statement and our By-Laws by writing to our Corporate Secretary at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

ventasreit.com

VENTAS, INC.
ATTN: CORPORATE SECRETARY
353 NORTH CLARK STREET
SUITE 3300
CHICAGO, IL 60654

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VTR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Ventas, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D98218-P84183	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VENTAS, INC.

The Board of Directors recommends you vote FOR each Director Nominee in proposal 1, FOR proposal 2, 1 YEAR on proposal 3 and FOR proposal 4.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Melody C. Barnes	☐	☐	☐

	1b.	Debra A. Cafaro	☐	☐	☐

	1c.	Michael J. Embler	☐	☐	☐

	1d.	Matthew J. Lustig	☐	☐	☐

	1e.	Roxanne M. Martino	☐	☐	☐

	1f.	Marguerite M. Nader	☐	☐	☐

	1g.	Sean P. Nolan	☐	☐	☐

	1h.	Walter C. Rakowich	☐	☐	☐

	1i.	Sumit Roy	☐	☐	☐

	1j.	James D. Shelton	☐	☐	☐

	1k.	Maurice S. Smith	☐	☐	☐

		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D98219-P84183

Ventas, Inc.
Annual Meeting of Stockholders
May 16, 2023 8:00 AM CDT
This proxy is solicited by the Board of Directors of Ventas, Inc.

The undersigned, revoking all prior proxies, hereby appoints Debra A. Cafaro and Robert F. Probst, and each of them, as proxies with full power of substitution and re-substitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc., which the undersigned would be entitled to vote if personally present at the 2023 Annual Meeting of Stockholders to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/VTR2023 at 8:00 a.m. CDT on Tuesday, May 16, 2023, and at any adjournment or postponement thereof, upon the matters hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on matters described in the Proxy Statement for the 2023 Annual Meeting of Stockholders as indicated on the reverse side hereof, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

When properly executed, this Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted (1) “FOR” each director-nominee identified herein to the Board of Directors, (2) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (3) for every “1 YEAR”, on an advisory basis, on the frequency of advisory votes on the compensation of our named executive officers and (4) “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.

Continued and to be signed on reverse side